UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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SOUTHWESTERN ENERGY COMPANY

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swn

SOUTHWESTERN ENERGY COMPANY

NOTICE OF 2019 ANNUAL MEETING

REPOSITIONED | REENGINEERED | REENERGIZED

May 21, 2019

Our People and leading technology, operating and commercial capabilities
Premier quality, Large-scale assets
Increasing capital efficiency and margin expansion
Rigorous financial discipline and value focused capital allocation

Learn More
Read about Southwestern Energy Company and vote online www.swnannualmeeting.com

Letter from the Chair

Dear Fellow Shareholders,
2018 was a busy year for SWN as we continued to drive our strategic focus on building long-term value for our shareholders.

Strategic Moves
In 2018, we embarked on a series of deliberate, thoughtful and successful actions:

●We repositioned the Company to focus on higher-margin, gas and liquids-rich Appalachian properties.
●We sold our foundational assets in the Fayetteville Shale. We realized $1.65 billion of proceeds, which was used to pay down debt and return $200 million to our shareholders. This was a big change for our company, and we are grateful to all of the dedicated current and former employees who built our pioneering Fayetteville shale play.
●We ended the year with $2.1 billion less debt than when we began.
●We restructured our bank credit facilities and reduced our cost structure, which are translating to annual savings of over $150 million in 2019.

The recent enhancements to our Executive Leadership Team also ensured the delivery of value to our shareholders as we effected these strategic moves.

Risk Management
Your Board continues to demonstrate careful oversight of risks to the enterprise. We look particularly at capital allocation and leverage in what remains a volatile commodity environment. We oversee management’s disciplined commodity and basis hedging programs.

Governance
We have in place leading governance practices and continue to refresh the skills and experience on your Board. As such, we utilize thorough peer evaluation and board evaluation processes. During 2018, we welcomed to the Board Anne Taylor, who recently retired from Deloitte as Vice Chairman and Managing Partner of the Houston office. She is one of three nominees this year whose service began since the beginning of 2017. The majority of our nominees this year are from diverse backgrounds. This broad mix of personal, professional and diverse perspectives enriches the quality of our dialogue and decision-making.

Engagement
Every year members of your Board, along with management representatives, speak to shareholders and other industry experts regarding the outlook for the exploration and production sector, governance, compensation and other areas. During 2018, management or board representatives engaged with holders of over 70% of our stock. Given that our “Say-on-Pay” measure in 2018 received approval of 69.2%, we deliberately reached out to solicit input on our compensation programs. After careful study through the past year, we added return on average capital employed (ROACE) as a metric in our long-term incentive awards. We greatly appreciate the candid feedback our shareholders have given us.

Corporate Responsibility
As you will see in this proxy statement, SWN continues to lead in producing natural gas and liquids in a responsible way. Specific actions and recognition this past year are set out on the next page. These are key elements to a sustainable business—and they are also are the right things to do.

Culture
Sound culture fosters the teamwork and performance that build value. Integrity and safety underlie everything the Company does. Your Board ensures this tone comes from us and management and reaches all employees. That is “Doing the Right Thing,” a core element of our Formula.

On behalf of our entire Board, I want to thank you for your support and investment in SWN.

Sincerely,

Catherine A. Kehr,
Chairman of the Board

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PROXY STATEMENT HIGHLIGHTS

CORPORATE RESPONSIBILITY HIGHLIGHTS

●	Methane emissions from our Appalachian assets were at 0.057%, over 96% lower than the national average.
●	The Environmental Defense Fund gave the Company a “Leadership Spotlight” in its February 2018 report Disclosure Divide for disclosure and continuous improvement on methane emissions.
●	Our air emissions reporting in our Corporate Responsibility Report was cited as an example of good Reporting in Practice in Setting the Bar: Implementing the TCFD Recommendations for Oil and Gas Methane Disclosure, an October 2018 report by Ceres, the Environmental Defense Fund and PRI.
●	We included a Climate Change Scenario Analysis in our 2017-2018 Corporate Responsibility Report.
●	The West Virginia Department of Environmental Protection awarded us its top honor for reclamation work on wellpad sites in 2017-18.
●	For the third year in a row, we have been freshwater neutral—meaning we add more clean water to the local watersheds than we take.
●	The Company entered into its first agreement to sell certified environmentally friendly “SWN Gas”.
●	We concentrate on safety as a core value to help assure each employee of our company and of our contractors returns home safely every day. In 2018 we set Company records in several safety categories.

Emission-Reduction Performance

 Goal: We exceeded our methane emission rate target of 0.36 percent nearly 10 years ahead of schedule and, since 2006, have reduced emissions by an amount sufficient to power 724,000 homes on an annual basis.

48B ft3 Cumulative reported reductions since 2006	=
annual gas consumption
Clean Water

Goal: We met our goal to be “freshwater neutral” within each of our operating divisions.

Fresh, clean water is a precious natural resource that is critical to natural ecosystems and human communities. Because water is also necessary for our operations, we developed the Energy Conserving Water initiative, or ECH2O®, a comprehensive approach to water management, which seeks to replenish or offset our use of water, what we refer to as being “freshwater neutral.” We believe ECH2O demonstrates our commitment to creating Value+ in the community, the economy and the environment.

To learn more about sustainable development at SWN, please see our full Corporate Responsibility Report available on our website at www.swn.com under the section “Our Commitments” and the link to “Corporate Responsibility”.

SOUTHWESTERN ENERGY	2

Proxy Statement Highlights

2018 EXECUTIVE COMPENSATION HIGHLIGHTS

WE LISTENED TO SHAREHOLDERS REGARDING COMPENSATION

1 WHO WE CONTACTED		2 WHO WE ENGAGED		3 HOW WE ENGAGED
Top 25 shareholders and anyone who voted against our Say-on-Pay proposal in 2018, approximately 72% of outstanding shares*	›	Investors representing approximately 25% of shares accepted our invitation to talk*	›	Open-ended dialogue with shareholders to gain their feedback on any issues they may have with our pay programs

WHAT WE HEARD		WHAT WE DID
●Preference for a return metric calculable based on GAAP financial statements ●Greater transparency into specific incentive objectives	›
●Substituted return on average capital employed (“ROACE”) for cash flow per debt-adjusted share as part of the 2019 long-term incentive program
●Included in the CD&A further explanation of our compensation process and the relative and absolute TSR performance objectives

*	Based on publicly available data regarding share ownership as of December 31, 2018.

OUR CEO’S COMPENSATION ALIGNS WITH THE SHAREHOLDER’S EXPERIENCE

In February 2019, the Compensation Committee approved the payout for 2016–2018 performance units. Paralleling energy stocks generally, our price per share declined 52% during this time period. The performance units granted to our CEO declined in value by approximately 80% (comparing the grant date target value of the performance units to the value our CEO realized), and our CEO’s total realized pay from 2016 to 2018 was 55% lower than target pay over this same period, aligned with our -52% three-year total shareholder return (“TSR”).

Stock Price	▼ 52% LESS
CEO Average Realized Pay v. Average Target Pay (2016 - 2018)	▼ 55% LESS
CEO Realized Value of Performance Units v. Target Value (2016 - 2018)	▼ 80.5% LESS

◼	Value on Grant Date	◼	Actual Value on 12/31/18

In the chart above, “Average Target Pay” refers to the average annual target total compensation opportunities offered to our CEO across 2016, 2017 and 2018. Target Pay includes base salary, the target annual incentive compensation opportunity and the grant date target value of long-term incentive (“LTI”) awards in each of the three years, as reported in the summary compensation tables (“SCT”) in the Company’s proxy statements. Target Pay for 2016 also includes the reported value of LTI awards granted on December 4, 2015 (based on the closing stock price on date of grant), which the Committee intended as part of target compensation opportunity for 2016.

“Average Realized Pay” refers to the corresponding amounts earned, or on track to be earned, from the 2016, 2017 and 2018 Target Pay opportunities as of December 31, 2018. Realized Pay includes base salary, annual incentive compensation actually earned and the value of the LTI awards based on the Company’s closing stock price on December 31, 2018.

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Proxy Statement Highlights

89% OF OUR CEO’S 2018 COMPENSATION AT RISK

We embrace a pay-for-performance philosophy. Thus, the vast majority of our chief executive officers’ total direct compensation is at risk, as noted in the graphic below. Moreover, our CEO’s 2018 total target compensation was set below the 50th percentile of the Company’s compensation peer group, which is listed on page 46.

What We Do
Alignment with Shareholders. Long-term incentive awards vest over periods of several years to reward sustained Company performance over time.

Mix of Awards. Our executive compensation program contains both cash and equity components and is weighted heavily toward long-term equity-based incentives, with a mix of these incentives among performance-based stock units and restricted stock or restricted stock units.

Share Ownership Guidelines. Our NEOs must hold equity of a value equivalent to multiples of their base salaries (two times for senior vice presidents, three times for executive vice presidents and six times for our CEO).

Clawbacks. If we restate our financial statements, other than as a result of changes to accounting rules or regulations, we may recover incentive compensation that was paid or granted in the three-year period prior to the restatement, regardless of whether misconduct caused the restatement.

Double-Trigger Severance. Cash severance in connection with a change in control is paid only if an actual or constructive termination of employment also occurs.
Annual Risk Assessments. The Compensation Committee analyzes risk in setting executive compensation each year.
Peer Group Comparison. With the help of independent compensation consultants, we annually analyze executive compensation relative to peer companies and published survey data for peer companies.

Decisions by Independent Compensation Committee. Executive compensation is determined by committee of the Board comprised solely of independent directors and approved by the full Board (only independent directors in the case of CEO compensation).

Independent Compensation Consultant. The Compensation Committee retains its own independent consultant to advise on compensation matters.

What We Do Not Do

No Tax Gross-Ups in Change in Control Agreements. Our severance agreements apply only in the event of a termination following a change in control and contain no tax gross-ups for NEOs first employed after 2009.

No Automatic Base Salary Increases. Our NEOs’ base salaries are reviewed annually and the decisions are based on market data provided by our independent compensation consultants.
No Hedging and Pledging Company Stock. Our policies prohibit the pledging and hedging of our stock by our executives and directors.
No Repricing of Stock Options. We do not permit the repricing of stock options without shareholder approval.

SOUTHWESTERN ENERGY	4

Proxy Statement Highlights

BOARD HIGHLIGHTS

BOARD COMPOSITION

As the natural gas and liquids exploration and production industry has become increasingly competitive and volatile over the last several years, we have engaged in a deliberate and measured process to review and refresh the composition of our Board, and have targeted specific skills that provide insight into where we collectively have determined SWN and our industry are headed.

We have actively pursued diversity of thought, approach, gender and ethnicity.
TENURE

INDEPENDENCE

6 of 7 director nominees have been determined by our Board to be independent, under the standards set forth in the SEC rules, the Corporate Governance Rules of the NYSE and the Company’s corporate governance policies.

We believe all of our directors possess the following core skills crucial to a successful Board:

●	Acute understanding of how shareholder value is generated, and extensive experience in shareholder engagement
●	Direct experience managing in a global context or analyzing the energy industry from a global perspective
●	Deep-rooted risk and value understanding of cyclical commodity businesses
●	Strategic and nimble mindset gained through strategy formation or implementation
●	Strong financial competency

A substantial percentage of our nominees have the following critical skills and backgrounds that bring important perspectives to the Board:

●	CEO leadership experience
●	Hands-on HSE and corporate responsibility experience
●	Direct experience in cyclical industries and those with which the Company deals
●	Corporate governance experience from other boards
●	Industrial operating and workforce management experience
●	Mergers and acquisitions execution, implementation and analysis skills

CORPORATE GOVERNANCE SNAPSHOT

The Board of Southwestern Energy is committed to the highest standards of corporate governance. The Corporate Governance section of our proxy statement describes our governance framework in depth, highlights of which include:

Adoption of best practices
●	Annual “Say-on-Pay” vote
●	Majority voting in director elections
●	Annual election of all directors
●	Proxy access
●	Ability to call special meetings
●	Active shareholder engagement program
●	No supermajority voting standards
●	All directors independent except CEO
Boardroom culture
●	Disciplined decision-making
●	Long-term outlook
●	Focus on Company risks
●	Practices for increasing Board diversity
●	Engaged with management, asking the difficult questions
●	Willingness to engage deeply and respectfully in the boardroom
●	Value focused

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Proxy Statement Highlights

BOARD’S ROLE IN RISK MANAGEMENT

A primary responsibility of the Board is assuring processes are in place to identify and properly manage risks to the Company and its business. Each standing committee of the Board oversees and evaluates risks directly in its sphere—for example, the Compensation Committee for compensation and human resources matters, the Health, Safety, Environmental and Corporate Responsibility Committee for health, safety, environmental and public policy matters—with the Audit Committee reviewing financial and overall risks to the enterprise. Each of these committees is comprised entirely of independent directors.

The Company’s executive management meets at least quarterly with representatives of all business units and corporate functions specifically to review and assess risks and the steps being taken to manage them. These risks and management’s steps to mitigate them are discussed with the Audit Committee at least quarterly and with the full Board at least annually. The Audit Committee also meets independently with the Company’s external auditors and head of internal audit to discuss risks in financial reporting and other matters.

The below chart illustrates how the Board oversees risk:

2018 BOARD PARTICIPATION

●	The Board of Directors held eleven regular or special meetings.
●	All directors attended each regular meeting.
●	No director missed more than one of the special meetings, and most attended all.
●	All directors elected at the 2018 annual meeting of shareholders attended that meeting.
●	An ad hoc Finance Committee was re-established in 2017 to be readily available, as necessary, to assist on matters related to our efforts to reduce and rearrange our outstanding debt. It met two times in 2018.
●	An ad hoc Strategy Committee was established to assure Board-level understanding of important Company projects. It met five times in 2018.

SOUTHWESTERN ENERGY	6

Proxy Statement Highlights

COMMITTEE REPORTS

AUDIT COMMITTEE REPORT

Audit Committee

Each member of the Audit Committee is financially literate and independent under SEC, NYSE and the Company’s rules and guidelines. The Audit Committee is charged with assisting the Board in its oversight of the following, among other things:

●the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls
●the performance of the internal audit services functions
●the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance
●the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures
●the evaluation of enterprise risks

Members during 2018:*
All independent
Terry W. Rathert (Chair)
Catherine A. Kehr
Jon A. Marshall
Patrick M. Prevost

Meetings during 2018:
Four regular meetings and three special meetings, each attended by all members at the time

Audit Committee Financial Experts
The Board has determined that each of the following members of the Audit Committee is an Audit Committee Financial Expert based on a qualitative assessment of the individual’s knowledge and experience:
●Ms. Kehr – MBA from The Wharton School at the University of Pennsylvania; extensive experience in debt and equity markets during career as investment analyst and portfolio manager
●Mr. Rathert – Former CFO of publicly traded exploration and production (“E&P”) company
●Mr. Prevost – Former CEO of a publicly-traded company; former chair of another NYSE-listed company’s audit committee.

During 2018, the Audit Committee, among other things:

●	reviewed and discussed the audited financial statements of the Company with executive leadership and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent public accounting firm, including the matters required by applicable auditing standards
●	received and reviewed the written disclosures and the letter from PwC under applicable requirements of the Public Company Accounting Oversight Board and has discussed with PwC its independence from the Company and its management
●	met privately (i.e., without Company management) with PwC and the Company’s head of internal audit services, and separately with individuals in executive leadership
●	met privately (i.e., without Company management) with Netherland, Sewell & Associates, Inc., the Company’s independent reserves audit firm
●	based on and relying on the review and discussion described above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018
●	reviewed carefully the Company’s risk management process and specific risks identified

Terry W. Rathert, Chair	Jon A. Marshall
Catherine A. Kehr	Patrick M. Prevost

*	Mr. Prevost will become Chairman of the committee following the 2019 Annual Meeting, if re-elected to the Board. Mr. Marshall left the committee and Anne Taylor joined the committee in March 2019.

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Proxy Statement Highlights

COMPENSATION COMMITTEE REPORT

Compensation Committee

Each member of the Compensation Committee is independent under SEC, NYSE and the Company’s rules and guidelines. Among other things, the Compensation Committee is charged with assisting the Board in:

●discharging its responsibilities related to the compensation of the Company’s executive officers and certain other employees of the Company
●preparing the report on executive compensation for inclusion in the Company’s annual proxy statement

Members during 2018:
All independent
John D. Gass (Chair)
Jon A. Marshall
Terry W. Rathert
Anne Taylor (joined September 2018)
Elliott Pew (retired from Board May 2018)

Meetings during 2018:
Three regular meetings and three special meetings, each attended by all members at the time

During 2018, the Compensation Committee, among other things:

●	conducted an in-depth review of payouts under the Company’s annual and long-term incentive programs
●	determined individual bonuses for 2017 and annual and long-term incentive programs and targets for 2018 for certain officers, subject to the approval of the Board
●	determined the annual bonus pool for 2017 for non-officer employees
●	reviewed and determined with input from management total compensation for certain officers, subject to the approval of the Board
●	reviewed benefits policies and programs, including a new return metric for long-term incentives, return on average capital employed (“ROACE”)

The Compensation Committee continued to engage Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant for 2018 to advise on all matters related to executive compensation. In particular, Meridian collected and provided quantitative competitive market data for peer companies and advised in the selection of the peer groups of companies for compensation levels and performance-based long-term incentives. The Compensation Committee has sole authority to retain and terminate consultants such as Meridian and determines the interaction between consultants and Company management and personnel. Meridian provides no other services to the Company other than supplying the Nominating and Governance Committee with comparative data for compensation of non-employee directors and providing the Company on a quarterly basis data to assist in valuing unvested performance units for the purpose of applying generally accepted accounting principles regarding liability award accounting, the fees for which are about $20,000 annually. The Compensation Committee regularly meets with Meridian without any Company officers or employees present.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this proxy statement with executive leadership and, based on that review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Interlocks and Insider Participation
During 2018, there was no interlocking relationship between the Board or the Compensation Committee and the board of directors or compensation committee of any other company.

John D. Gass, Chair	Terry W. Rathert
Jon A. Marshall	Anne Taylor

SOUTHWESTERN ENERGY	8

Proxy Statement Highlights

NOMINATING AND GOVERNANCE COMMITTEE REPORT

Nominating and Governance Committee

Each member of the Nominating and Governance Committee is independent of the Company and executive leadership under the standards set forth in the SEC rules and the Corporate Governance Rules of the NYSE. In accordance with its charter, the purpose of the Nominating and Governance Committee is to discharge the responsibility of the Board relating to:

●the identification of individuals qualified to become members of the Board
●the recommendation to the Board of the director nominees for each Annual Meeting of Shareholders
●the consideration and periodic reporting to the Board on all matters relating to the selection, qualification and compensation of members of the Board and candidates nominated to the Board
●the development and recommendation to the Board of a set of corporate governance guidelines applicable to the Company
●the review of the overall corporate governance structure of the Company and the recommendation of any proposed changes regarding the Company’s corporate governance practices

Members during 2018:
All independent
Catherine A. Kehr (Chair)
Greg D. Kerley
Patrick M. Prevost
Alan H. Stevens (retired from Board May 2018)

Meetings during 2018:
Three, each attended by all members at the time

The Nominating and Governance Committee devoted substantial time in 2018 to Board assessment and refreshment. The Committee engaged in a lengthy and deliberate process, assisted by an outside search firm, of identifying and analyzing a qualified candidate whose skills and background complement those of the continuing directors and increase the collective knowledge and insights of our Board. In particular, the Committee deliberately sought out an individual with strategic perspectives on our industry, leadership experience, and other complementary skills for this stage in the Company’s history. The Company is committed to considering diverse candidates for the Board and the search firm was instructed to seek diverse candidates from traditional and nontraditional candidate groups. We were guided by the criteria set forth in our Corporate Governance Guidelines, described on pages 20 to 25. The guidelines are also available at https://www.swn.com/corporategovernance/Documents/ corporateguidelines.pdf.

Our Committee recommended, and the Board elected, Anne Taylor as a new independent director in 2018. She is the former Vice Chairman of Deloitte, LLC. and managing Partner of its Houston office, and brings important experience to the Board’s mix of skills. The Committee also recommended, and the Board approved, certain realignments in the composition of our standing committees to take advantage of our new director’s skills. After this annual meeting, we will have six independent directors with a variety of backgrounds, both inside our industry and relevant to it.

The Committee also spent substantial time working on executive talent and succession. In 2018, we announced the appointment of a new Executive Vice President and Chief Financial Officer.

Catherine A. Kehr, Chair	Patrick M. Prevost
Greg D. Kerley

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Proxy Statement Highlights

HEALTH, SAFETY, ENVIRONMENT AND CORPORATE RESPONSIBILITY COMMITTEE REPORT

Health, Safety, Environment and Corporate Responsibility Committee

Although not required by SEC or NYSE rules or regulations, each member of the Health, Safety, Environment and Corporate Responsibility Committee is independent under SEC, NYSE and the Company’s rules and guidelines. Among other things, the Health, Safety, Environment and Corporate Responsibility Committee is charged with assisting the Board in:

●matters of health, safety and environment arising out of the Company’s activities and operations and their impact on employees, contractors and the communities in which the Company operates
●current and emerging trends in social, political and public policy issues that may affect the Company, its business and its reputation and that are not in the purview of other standing committees of the Board of Directors

Members during 2018:* All independent Gary P. Luquette (Chair) John D. Gass Greg D. Kerley Alan H. Stevens (retired from Board May 2018) Meetings during 2018: Four, each attended by all members at the time

During 2018, the Health, Safety, Environment and Corporate Responsibility Committee, among other things:

●	reviewed in depth each quarter compliance statistics and incident rates in the areas of health, safety and the environment
●	reviewed the Company’s programs to assure safety and compliance at all of its locations, including by service providers and other non-employees onsite or working with our businesses
●	reviewed key risks associated with the Company’s operations and business in the areas of health, safety and the environment and the Company’s programs and policies to address these risks
●	oversaw the preparation and publication of the Company’s Corporate Responsibility Report (available at www.swncr.com)
●	the Company continued to lead in key environmental and safety areas as noted on page 2 of this proxy statement.

Gary P. Luquette, Chair	Greg D. Kerley
John D. Gass

*	Jon A. Marshall joined the committee in March 2019 and will become Chairman following the 2019 Annual Meeting, if re-elected to the Board.

SOUTHWESTERN ENERGY	10

Proxy Statement Highlights

VOTING AT THE ANNUAL MEETING

Every vote cast at the Annual Meeting plays a part in the future of Southwestern Energy. Please review our proxy statement and take the time to vote right away, using one of the methods explained below.

WHO IS ENTITLED TO VOTE?

Shareholders who own shares of common stock as of March 22, 2019, the Record Date, may vote at the meeting. There were 541,205,796 shares of common stock outstanding on that date. Each share of common stock entitles the holder to one vote on all matters submitted to a vote at the Annual Meeting and any adjournment or postponement of the meeting.

Voting Matters

You are being asked to vote on the following:

Proposal		Board Recommendation	Page
PROPOSAL 1	Election of Directors	FOR each of the nominees	13
PROPOSAL 2	Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	31
PROPOSAL 3	Amendment to our 2013 Incentive Plan	FOR	59
PROPOSAL 4	Ratification of Independent Registered Public Accounting Firm	FOR	71

How to Vote

Even if you plan to attend the Annual Meeting in person, please vote immediately using one of the following voting methods. In all cases, you will need to have your proxy card in hand.

By Internet
Vote your shares online at
www.proxyvotenow.com/swn

By Telephone
Vote your shares by calling
1 (866) 257-2279

By Mail
Vote by mail by marking, dating and
signing your proxy card or voting
instruction form and returning it in
the postage-paid envelope

Attending the Annual Meeting
9:00 a.m. Central Daylight Time	All shareholders as of the record date or holders of proxies for them may attend the Annual Meeting but must have photo identification and proof of stock ownership and, in the case of a proxy holder, the proxy. If you are a shareholder of record (your shares are held in your name) or hold a proxy for such a shareholder, valid photo identification such as a driver’s license or passport showing a name that matches our records will suffice. If you are a beneficial owner (your shares are held through a broker, bank or nominee) or hold a proxy for such a shareholder, you must provide valid photo identification and evidence of current ownership of the shares, which you can obtain from your broker, bank or nominee.
Tuesday, May 21, 2019
Southwestern Energy Company 10000 Energy Drive Spring, Texas 77389

Learn more about the 2019 Annual Meeting at www.swnannualmeeting.com

Questions and Answers about the Annual Meeting and Voting

Please see the “Questions and Answers about the Annual Meeting and Voting” section beginning on page 72 for answers to common questions on the rules and procedures surrounding the proxy and Annual Meeting process.

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10000 Energy Drive
Spring, Texas 77389

Notice of Annual Meeting of Shareholders on May 21, 2019

The Annual Meeting of Shareholders of Southwestern Energy Company, or the Company, will be held at Southwestern Energy Company Headquarters, 10000 Energy Drive, Spring, Texas 77389, on Tuesday, May 21, 2019, at 9:00 a.m. Central Daylight Time for the following purposes:

(1)

To elect seven directors to the Board to serve until the 2020 Annual Meeting or until their respective successors are duly elected and qualified, with the Board presenting for election John D. Gass, Catherine A. Kehr, Greg D. Kerley, Jon A. Marshall, Patrick M. Prevost, Anne Taylor and William J. Way;

(2)	To conduct a non-binding advisory vote to approve the compensation of our Named Executive Officers for 2018 (Say-on-Pay);
(3)	To approve an amendment to the Southwestern Energy Company 2013 Incentive Plan, to increase the number of shares authorized for issuance under that plan;
(4)	To ratify the appointment of PricewaterhouseCoopers LLP, or PwC, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
(5)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors fixed the close of business on March 22, 2019, as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. The Company’s 2018 Annual Report, which is not part of the proxy soliciting material, is enclosed.

You are welcome to attend the meeting. If you do not attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card or voting instruction card. Alternatively, you can vote your shares by telephone or over the Internet as described in more detail in this proxy statement. You may revoke a proxy at any time prior to its exercise by giving written notice to that effect to the Secretary of the Company or by submitting a later-dated proxy or subsequent Internet or telephonic proxy. If you attend the meeting, you may revoke any proxy you previously granted and vote in person.

By Order of the Board of Directors

JOHN C. ALE
Secretary
April 11, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2019:
The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, 2019 proxy statement and the 2018 annual report to shareholders are available free of charge at: www.swnannualmeeting.com

SOUTHWESTERN ENERGY	12

Proposal No. 1: Election of Directors

At this meeting, shareholders are being asked to elect seven directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified.

As the natural gas and liquids exploration and production industry has become increasingly competitive and volatile over the last several years, we have engaged in a deliberate and measured process to review and refresh the composition of our Board. The Board, upon the recommendation of the Nominating and Governance Committee, has proposed the seven nominees set forth below for election as directors. All nominees for director are presently directors of the Company.

We believe all of our directors possess the following core skills crucial to a successful Board:

●	Acute understanding of how shareholder value is generated, and extensive experience in shareholder engagement
●	Direct experience managing in a global context or analyzing the energy industry from a global perspective
●	Deep-rooted risk and value understanding of cyclical commodity businesses
●	Strategic and nimble mindset gained through strategy formation or implementation
●	Strong financial competency

A substantial percentage of our nominees have the following critical skills and backgrounds that bring important perspectives to the Boardroom:

●	CEO leadership experience
●	Hands-on HSE and corporate responsibility experience
●	Direct experience in contiguous, cyclical industries
●	Corporate governance experience from other boards
●	Industrial operating and workforce management experience
●	Mergers and acquisitions execution, implementation or analysis skills

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the election of each of the nominees to the Board as set forth in this proposal.

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Proposal No. 1: Election of Directors

Voting

The shares of common stock represented by the enclosed proxy will be voted as instructed by the shareholder for the election of the nominees named in this section. If no direction is made, the proxy will be voted “FOR” the election of all of the nominees named below other than in the case of broker non-votes, which will be treated as described below. This year, with no shareholders having made nominations, the number of nominees equals the number of directors to be elected. Our bylaws provide that, in any uncontested election of directors (an election in which the number of nominees does not exceed the number of directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board.

Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes, will have no effect on the election of directors, other than counting for purposes of a quorum. Our bylaws also provide that any nominee who does not receive a majority of votes cast “FOR” his or her election in an uncontested election is expected to tender his or her conditional resignation to the Chairman of the Board promptly following the certification of the vote, which resignation shall be promptly considered through a process overseen by the Nominating and Governance Committee, excluding (other than in certain limited circumstances set forth in our bylaws) any nominees who did not receive a majority vote. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, the shares of common stock represented by the enclosed proxy may be voted for such other person as the Board may recommend. The Company does not expect that any nominee will be unavailable for election.

Selection Criteria for Nominees for Directors

Each member of the Board is expected to bring a valuable and often different perspective to the governance of the Company. When these differing skill sets and backgrounds are combined in an environment of interaction and respect, they give a greater overall skill set to the Board and provide a strong governance structure. Our Corporate Governance Guidelines, which are available on our website at www.swn.com under “Corporate Governance,” set forth certain criteria that apply to the selection of director candidates.

Director Selection Criteria

Each director nominee should:

●be chosen without regard to sex, race, religion or national origin
●be an individual of the highest character and integrity and have the ability to work well with others
●have an inquiring mind, vision and good judgment
●be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director

●possess substantial and significant business experience in specific areas of expertise that would be important to the Company in the performance of the duties of a director
●have a skill set that complements the backgrounds and experience of other Board members
●have sufficient time available to devote to the affairs of the Company to carry out the responsibilities of a director
●have the capacity and desire to represent the balanced, best interests of all shareholders and objectively appraise management performance

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Proposal No. 1: Election of Directors

Director Nomination Process

The Nominating and Governance Committee evaluates the qualifications of each director candidate against the foregoing criteria in making a recommendation to the Board concerning that individual’s election or re-election as a director, including members of the Nominating and Governance Committee. The Nominating and Governance Committee, with direct input and advice from our CEO, is responsible for assessing the appropriate mix of skills and characteristics required of Board members based on the Board’s needs at a given point in time and periodically reviews and updates the foregoing criteria as deemed necessary. The Company is committed to considering candidates for the Board regardless of gender, ethnicity and national origin. Any search firm retained to assist the Nominating and Governance Committee in seeking candidates is instructed to seek diverse candidates from traditional and nontraditional candidate groups.

In 2018, the Board added one new director, which means 43% of this year’s nominees have been added since the beginning of 2017. Their selection followed a thorough search process, aided by an external search firm. The following key goals informed these choices:

●	We believe an effective Board brings together a diversity of perspectives based upon a strong balance of skills, experience and personal qualities that, when united with a set of core competencies, provide a solid platform for prudent oversight of the Company.
●	We have targeted specific skill resources that provide insights into where we collectively determine SWN and our industry are headed.
●	We actively pursue diversity of thought, approach, gender and ethnicity.

Each director’s continuation on the Board is reviewed at the expiration of his or her term and before that director is reconsidered for election. As described more fully below, the Nominating and Governance Committee conducts a peer review evaluation process for directors and, with this information and in consultation with the Chairman of the Board, reviews and assesses the contributions of those directors selected for re-election. At the conclusion of this process, the Chairman of the Nominating and Governance Committee reports the Nominating and Governance Committee’s conclusions to the full Board. Once a director reaches the age of 75, he or she may not be considered for re-election to the Board of Directors, with certain exceptions provided in our Corporate Governance Guidelines.

Board, Committee and Director Evaluations

Each year, the Nominating and Governance Committee supervises a thorough evaluation process of the performance of the Board as a whole, each of its committees and each of its directors. Steps and actions include:

EVALUATION	PROCEDURE	SUMMARY AND FEEDBACK
Individual Director	●Each director anonymously evaluates each other director on multiple criteria ●Results are compiled by an outside legal firm to assure anonymity
●Individual results are shared with the director and the Chair of the Nominating and Governance Committee
●Results are considered in committee assignments and in deciding whether to re-nominate the director

Committee	●Each member completes a multi-question evaluation of the committee’s performance tailored to its specific tasks	●Committee discusses results and potential improvements ●Can lead to recommending revisions to committee’s charter and practices
Board	●Each director completes a comprehensive questionnaire regarding the Board’s overall performance and effectiveness	●Results discussed in executive session ●Nominating and Governance Committee considers in evaluating committee structure and assignments

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Proposal No. 1: Election of Directors

Nominees for Election

JOHN D. GASS

Independent Director
Age: 67
Director since: 2012
Committees: Compensation (Chair); Health, Safety, Environment and Corporate Responsibility
Other Public Boards: Weatherford International, Ltd; Suncor Energy Inc.
Degrees: BS in Civil Engineering, Vanderbilt University; MS in Civil Engineering, Tulane University

Director Qualification Highlights

●Former Vice President of Chevron Corporation and President of Chevron Gas and Midstream
●Operational and HSE experience in upstream and midstream sectors in US and around the world
●Director, Weatherford International, Ltd. since June 2013 (Chairman of Compensation Committee and member of Nominating and Governance Committee)
●Director, Suncor Energy Inc. since February 2014 (Chairman of Human Resources and Compensation Committee and member of Governance Committee)
●Former director of Sasol Chevron Holdings Ltd and GS Caltex

Skills and Qualifications of Particular Relevance to Southwestern Energy

●Career-long experience in the Company’s industry sectors, including at executive level
●Executive positions in global operations
●Managed capital-intensive, cyclical commodity businesses
●Valuable governance experience gained from his service on two other public company boards of directors
●Strong environmental and safety skills, including implementation of best practices

CATHERINE A. KEHR

Independent Director and Chairman of the Board
Age: 56
Director since: 2011
Committees: Audit; Nominating and Governance (Chair)
Other Public Boards: None
Degrees: BA, Yale University; MBA, The Wharton School, University of Pennsylvania

Director Qualification Highlights

●Retired Senior Vice President and Director of Capital Research Company, a division of The Capital Group,investment advisor to the American Funds
●Led investment analysis and served as portfolio manager of global energy equities and also served as investment analyst and portfolio manager with responsibility for global energy high-yield debt
●Ranked by Reuters survey among top 10 US portfolio managers in 2002
●Formerly with Atlantic Richfield Company and Payden and Rygel
●Director, California Resources Corporation, February 2015 through May 2017 (Chairman of Compensation Committee and member of Audit Committee)

Skills and Qualifications of Particular Relevance to Southwestern Energy

●Deep understanding of financial analysis and capital markets
●Investor perspective from career as a global energy sector investor at major fund manager
●Broad global knowledge of energy sector, including impacts of commodity price cyclicality
●Corporate governance and compensation experience from service as a director of another E&P company

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Proposal No. 1: Election of Directors

GREG D. KERLEY

Independent Director
Age: 63
Director since: 2010
Committees: Health, Safety, Environment and Corporate Responsibility; Nominating and Governance
Other Public Boards: None
Degrees: BS in Accounting, Oklahoma State University

Director Qualification Highlights

●Retired Executive Vice President and Chief Financial Officer of Southwestern Energy (last employed October 2012)
●Rated by Institutional Investor in 2010 as one of the top performing E&P CFOs
●Former Controller, Chief Accounting Officer, Treasurer and Secretary
●Senior financial and accounting positions at Agate Petroleum, Inc.
●Arthur Andersen LLP, working for energy clients

Skills and Qualifications of Particular Relevance to Southwestern Energy

●Extensive experience in finance, accounting, and financial reporting, including serving as chief financial officer of a publicly traded company
●Executive leadership experience
●Deep risk management background
●Strong strategic skills and background
●Former CPA
●More than 30 years of oil and gas industry experience

JON A. MARSHALL

Independent Director
Age: 67
Director since: 2017
Committees: Compensation; Health, Safety, Environment and Corporate Responsibility
Other Public Boards: Noble Corporation plc; Sentinel Energy Services, Inc.
Degrees: BS in Engineering, United States Military Academy

Director Qualification Highlights

●Former Chief Executive Officer and President of GlobalSantaFe Corporation
●Former President and Chief Operating Officer, Transocean Ltd.
●Director, Noble Corporation plc since 2009 (chairman of Health, Safety, Environment and Engineering Committee and member of Audit and Finance Committees)
●Director, Sentinel Energy Services, Inc., since 2018 (member of Audit, Nominating and Compensation Committees)
●Former Director, Cobalt International Energy, Inc. (2010-2018)
●Director, Fluid Imaging Technologies since 2010 (private)
●Chairman of the Board of Directors, Chahta Foundation (nonprofit promoting education, cultural identity and health for the Choctaw Nation)
●Director, Jones Academy Foundation (foundation supporting residential learning center for Choctaw youth)

Skills and Qualifications of Particular Relevance to Southwestern Energy

●Former CEO of NYSE-listed company that went through transformative changes
●Significant experience as a senior executive of multiple energy services companies
●Executive experience in cyclical global businesses
●Service on multiple boards of energy companies, both public and private
●Experience overseeing best operational, safety and environmental practices
●Added cultural and ethnic perspective, with strong leadership in giving back to communities

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Proposal No. 1: Election of Directors

PATRICK M. PREVOST

Independent Director
Age: 63
Director since: 2017
Committees: Audit (Chair effective following the 2019 Annual Meeting); Nominating and Governance
Other Public Boards: Cabot Corporation; General Cable Corporation
Degrees: BS in Chemistry, University of Geneva; MBA, University of Chicago

Director Qualification Highlights

●Former President and Chief Executive Officer of Cabot Corporation, a global specialty chemical and performance materials company, January 2008 until March 2016
●Responsible CEO of the Year, Corporate Responsibility Magazine, 2013
●Director, Cabot Corporation since 2008 (member, Safety, Health, Environment and Sustainability Committee)
●Former President, Performance Chemicals, BASF, AG
●Former senior management positions at BP plc and Amoco, Inc.
●Director, General Cable Corporation 2010 to 2018 (Chairman of the Audit Committee and member of the Compensation Committee)
●Former director, American Chemical Industry Council

Skills and Qualifications of Particular Relevance to Southwestern Energy

●Former service as CEO of NYSE-listed company
●Service on public company boards in leadership positions
●Experience in chemical industry, a major consumer of the Company’s production
●Experience managing commodity price risks
●Led capital-intensive business operations
●Experience in acquisitions and strategic alliance
●Deep commitment and skills in safety, environmental compliance and best practices and asset integrity
●Global perspective in international company and having been born, raised and spent much of his career outside the US

ANNE TAYLOR

Director Age: 63 Director since: 2018 Committees: Audit; Compensation Other Public Boards: Group1 Automotive Degrees: BS and MS in Civil Engineering, University of Utah

Director Qualification Highlights

●30-year career with Deloitte, LLP (1987 until her retirement in June 2018)
●Former Vice Chairman and Managing Partner, Houston office, Deloitte, LLP (2007-2018)
●Former Regional Managing Partner, Mid-America Region, Deloitte, LLP
●Former U.S. Chief Strategy Officer, Deloitte, LLP
●Former director, Deloitte, LLP (Chair of the Investment Committee; member of the US and Global Nominating and the CEO Evaluation and Compensation Committees)
●Former director, Deloitte Consulting, LLP
●Director, Group 1 Automotive since 2018

Skills and Qualifications of Particular Relevance to Southwestern Energy

●Extensive strategy development and execution experience
●Change management experience
●Talent development experience
●Board and corporate governance experience
●Insight into innovation and growth strategies
●Energy industry knowledge

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Proposal No. 1: Election of Directors

WILLIAM J. WAY

Director Age: 60 Director since: 2016 Committees: None Other Public Boards: None Degrees: BS in Industrial Engineering, Texas A&M University; MBA, Massachusetts Institute of Technology

Director Qualification Highlights

●President and Chief Executive Officer of the Company since January 2016
●President and Chief Operating Officer of the Company, December 2014 to January 2016
●Executive Vice President and Chief Operating Officer of the Company, October 2011 to December 2014
●Former Senior Vice President-Americas, BG Group plc with responsibility for E&P, Midstream, LNG and global shipping operations in the US, Trinidad and Tobago, Chile, Bolivia, Canada and Argentina
●Former President, Dubai Petroleum Company, 2002-2007
●Various senior technical, operational and leadership positions at ConocoPhillips 1981-2007
●Extensive managerial, operational, technical and leadership experience in US and international upstream and midstream sectors
●Current Director for the American Petroleum Institute and the National Petroleum Council

Skills and Qualifications of Particular Relevance to Southwestern Energy

●Insights into the Company’s operations, strategy and talent development as well as its relations with investors and other key stakeholders from his position as leader of the Company
●Extensive leadership experience in upstream and midstream businesses
●Deep background in managing commodity risk and capital programs
●Strong HSE commitment and experience
●History of talent development

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Corporate Governance

Corporate Governance Policies

Southwestern Energy recognizes that strong corporate governance plays an important part in achieving our objective of enhancing the Company’s long-term value for our shareholders. Executive leadership, led by the CEO, is responsible for running the Company’s operations, under the oversight of the Board of Directors.

The Board has adopted corporate governance principles which, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Board committee charters, serve as the framework of the Board and its committees. From time to time, the Board revises its corporate governance policies in response to changing regulatory requirements, evolving best practices and the perspective of our shareholders and other stakeholders.

Corporate Governance Materials

The following materials related to corporate governance at Southwestern Energy are available at www.swn.com, under the section “Corporate Governance.”
●Certificate of Incorporation
●Bylaws
●Audit Committee Charter
●Compensation Committee Charter
●Nominating and Governance Committee Charter
●Health, Safety, Environment and Corporate Responsibility Committee Charter
●Corporate Governance Guidelines

●Business Conduct Guidelines
●Code of Ethics for Section 406 Officers
●Anti-Corruption Compliance Policy
●Confidential Complaint Procedures for Questionable Accounting Practices
●Procedures for Contacting the Board
●Political Contributions Policy

Copies of all of these documents are also available in print free of charge to any shareholder upon request to our Investor Relations Department located at our corporate headquarters and reachable at (832) 796-4700.

Board Leadership Structure and Executive Sessions

Currently an independent director, Catherine A. Kehr, serves as Chairman of the Board of Directors. At many times in our past, the Board has named the CEO as Chairman with an independent director serving as presiding, or lead, director. The Board may modify the current structure again in the future if it determines that it would be more effective and likely to advance the interests of the Company and its shareholders.

The independent directors are required to meet in executive sessions as appropriate matters for their consideration arise, but, in any event, at least once a year. During 2018, the Board conducted these executive sessions at each of its regularly scheduled meetings. The agenda of these executive sessions includes such topics as the participating directors determine. The Chairman of the Board (or the presiding director if the CEO is Chairman) acts as the chair of all executive sessions and is responsible for coordinating the activities of the other outside directors, as required by our corporate governance guidelines and the NYSE listing standards. The Chairman (or the presiding director if the CEO is Chairman) also acts as the liaison director for any informal, confidential communications with the CEO outside of the normal committee and Board procedures.

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Corporate Governance

Director Independence

The Company’s Corporate Governance Guidelines require that a majority of the members of the Board be independent of the Company’s executive leadership and its significant shareholders. For a director to be deemed “independent,” the Board must affirmatively determine that the director has no material relationship with the Company or its affiliates (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or its affiliates), or any person (including the director) that, with its affiliates, is the beneficial owner of 5% or more of the Company’s outstanding voting stock or any member of the executive leadership of the Company or his or her affiliates. Material relationships include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. For making this determination, the Board has adopted a set of director independence standards as required by the NYSE. These independence standards can be found in the Company’s Corporate Governance Guidelines at www.swn.com.

Our Board has determined that all of the nominees for director, other than our CEO, Mr. Way, are independent under our applicable independence standards.

Shareholder Rights

Under our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, our shareholders have the right to call a special meeting of shareholders and to nominate director candidates to appear in our proxy. Holders of at least 20% of our common stock meeting certain “net long” holding requirements may require the Secretary to call a special meeting. Our Amended and Restated Bylaws allow shareholders to nominate candidates for director, as described below in the section “Shareholder Nominations.” This includes a “proxy access” right. We have no supermajority voting requirements. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are available to shareholders at no charge upon request to the Secretary or on our website at www.swn.com.

Communications with the Board of Directors

The Board provides a process for shareholders and other interested persons to send communications to the independent Chairman of the Board, the non-employee directors as a group or any of the other directors, including the entire Board. Shareholders and other interested persons may send written communications to the non-employee directors, the Chairman of the Board or any of the other directors to the attention of the Secretary, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389-4954. The Secretary will review, sort and summarize the communications and forward them to the intended recipient(s) on a periodic basis, but no less frequently than every calendar quarter.

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Corporate Governance

Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Health, Safety, Environment and Corporate Responsibility Committee. In addition, the Board may from time to time authorize additional standing or ad hoc committees, as it deems appropriate. The Board creates ad hoc committees from time to time for special matters, such as finance or strategy. The following table lists our directors’ standing committee assignments and chairmanships as of December 31, 2018.

Board Member	Audit	Compensation	Nominating and Governance	Health, Safety, Environmental and Corporate Responsibility
John D. Gass		C		✓
Catherine A. Kehr	✓		C
Greg D. Kerley			✓	✓
Gary P. Luquette†				C
Jon A. Marshall	✓	✓
Patrick M. Prevost	✓		✓
Terry W. Rathert†	C	✓
Anne Taylor		✓
William J. Way

†	Messrs. Luquette and Rathert are retiring from the Board at the conclusion of the 2019 Annual Meeting.

All of our standing committees are governed by Board-approved charters. The committees evaluate their performance and review their charters annually. The charter for each standing committee is available on our website at www.swn.com under “Corporate Governance.”

Succession Planning

The Board regularly reviews short- and long-term succession plans for the CEO and other senior leadership positions. In assessing future possible CEOs, the independent directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s business strategies, opportunities and challenges. The Board also ensures that directors have substantial opportunities over the course of time to engage with possible succession candidates. To add to the Company’s senior executive talent, the Board interviewed and approved hiring a new Executive Vice President and Chief Financial Officer in 2018, joining other recent enhancements of our executive team.

The Board also considers its own composition and succession plans. The Nominating and Governance Committee of our Board has been delegated the responsibility of initially identifying and evaluating candidates for Board membership and for making recommendations to the Board of the director nominees for each annual meeting of shareholders. The Nominating and Governance Committee is responsible for establishing criteria for nominees, screening candidates (in consultation with the CEO), and upon review and feedback from the remaining directors, making a recommendation for final approval of candidates for the full Board. The decision to name a new director is made by the full Board.

Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards. The report of the Nominating and Governance Committee on page 9 describes the process and considerations for the new director who joined the Board during 2018.

The Board recognizes the importance of soliciting new candidates for Board membership and that the needs of the Board, in terms of the relative experience and

SOUTHWESTERN ENERGY	22

Corporate Governance

other qualifications of candidates, may change over time. Candidates for membership on the Board may be suggested by any director or shareholder, and the Board may retain professional search firms to identify suitable candidates. Shareholders may nominate candidates for directors by following the procedures described below under “Shareholder Nominations.”

Shareholder Nominations

Our Amended and Restated Bylaws permit shareholders to nominate directors for consideration at an annual meeting of shareholders. During the past year, no shareholder nominated a candidate for the Company’s Board pursuant to these procedures discussed below or otherwise formally suggested a candidate to the Nominating and Governance Committee.

The chairman of the meeting may disregard any nomination of a candidate for director if it is not made in compliance with the procedures in our Amended and Restated Bylaws or other requirements under the Exchange Act. For more information on shareholder participation in the selection of director nominees, please refer to Section 2.4 of our Amended and Restated Bylaws, which can be found on our website at www.swn.com under “Corporate Governance.”

It is the policy of the Nominating and Governance Committee to consider properly submitted shareholder nominations for directors as described above under “Succession Planning.” In evaluating such nominations, the Nominating and Governance Committee seeks to address the criteria set forth above under “Election of Directors–Selection Criteria for Nominees for Directors.”

Proxy Access Nominations
A shareholder, or a group of up to 20 shareholders (with funds having specified relationships constituting a single shareholder), owning 3% or more of the Company’s outstanding common stock continuously for at least the preceding three years may nominate and include in the Company’s proxy materials director candidates constituting up to 20% of the Board or two directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated Bylaws. Shares that have been loaned during any portion of the three-year holding period count as being owned as long as certain conditions for the recall of shares are met. This is in addition to the right of any shareholder to nominate director candidates outside the proxy access process.

To make a proxy access nomination, an eligible shareholder (as defined in our Amended and Restated Bylaws) generally must deliver a qualifying notice to the Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date that the Company first distributed its proxy statement to shareholders for the previous year’s Annual Meeting of Shareholders and otherwise comply with all of the requirements of the Amended and Restated Bylaws. For the 2020 Annual Meeting, we must receive notice of the nomination for inclusion in the Company’s proxy materials no earlier than November 13, 2019 and no later than December 13, 2019.

Other Nominations
Our Amended and Restated Bylaws also allow any shareholder to nominate a candidate for election to the Board without the nomination included in the Company’s proxy materials by delivering written notice by mail to the Secretary at the principal executive offices of the Company generally not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders, assuming that meeting is held within 25 days of such anniversary. The notice must include information specified in the Amended and Restated Bylaws. For the 2020 Annual Meeting, assuming it is held within 25 days of May 21, 2020, we must receive notice of intention to nominate a director no earlier than January 22, 2020 and no later than February 21, 2020. If the meeting is not held within 25 days before or after the first anniversary of the preceding year’s annual meeting, we must receive notice of a shareholder’s intention to nominate a director (or to introduce an item of business) no later than the close of business on the tenth day following the day on which we send notice of the annual meeting or otherwise publicly disclose such date, whichever first occurs.

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Corporate Governance

Certain Transactions with Directors and Officers

The Board has adopted a written policy that governs the approval of transactions with related parties, including, among others, officers, directors and their immediate family members. The Related Party Transaction Policy applies to any potential related party transaction other than a transaction involving less than $5,000 or involving compensation by the Company of a related party who is a director or officer. Under the Company’s related party transaction policy, directors and officers are required to bring any possible related party transaction to the attention of the Company’s General Counsel. The Board has determined that the Audit Committee is best suited to review such transactions. At the first regularly scheduled Audit Committee meeting in each calendar year, executive leadership recommends transactions to be entered into by the Company for that calendar year with related parties, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee approves or disapproves such transactions. At each subsequently scheduled meeting, executive leadership updates the Audit Committee as to any material change to those proposed transactions. In the event executive leadership recommends any additional transactions subsequent to the first calendar year meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by executive leadership subject to ratification by the Audit Committee; and if the transaction is not so ratified, the transaction must be cancelled.

Pursuant to the policy, the Audit Committee has reviewed and established a standing pre-approval for each of the following types of transactions:

●	Any employment by the Company of an executive officer of the Company or any of its subsidiaries if: the related compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the SEC regarding compensation disclosure requirements (generally applicable to “named executive officers”) and is approved (or recommended to the Board for approval) by the Company’s Compensation Committee; or the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy statement under Item 402 if the executive officer was a “named executive officer,” and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation;
●	Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K;
●	Any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenues;
●	Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer or director), if the aggregate amount involved does not exceed the lesser of $1,000,000, or two percent of the charitable organization’s total annual receipts;
●	Any transaction where the related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends);
●	Reimbursement or payment of expenses of a related party who is an officer or director pursuant to the Company’s travel and business expense reimbursement policies;
●	Transactions available to all employees generally; or
●	Transactions in the ordinary course of business that do not exceed $120,000 in any fiscal year.

Certain Transactions
The Company employs our director Greg Kerley’s son-in-law, James Durant, as a Senior Production Engineer. He received total compensation of less than $250,000 in fiscal year 2018. Mr. Durant was a full-time employee of the Company before his marriage to Mr. Kerley’s daughter. The Company also employs our Chief Financial Officer’s sister, Kate Bott, as Senior Marketing Analysis Manager. She received total compensation of less than $300,000 in fiscal year 2018. Ms. Bott was employed by the Company several years before the hiring of her brother, Julian Bott, and she does not report to Mr. Bott, directly or indirectly.

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Corporate Governance

Compensation Risk Assessment

The Company believes that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, consistent with our corporate philosophy, and that they do not encourage unnecessary or excessive risk taking. In addition to the Audit Committee’s oversight role in evaluating enterprise risk issues, the Compensation Committee evaluates the design of all our compensation policies and practices, including our incentive plans, to assess whether they create appropriate incentives for employees to perform and to remain at the Company and to take appropriate risks and to discourage taking inappropriate risks.

Compensation for our employees generally is structured similarly to our executive compensation program: a base salary, performance-based annual bonus, post-employment benefit plans, and, for certain senior employees, equity incentive compensation in the form of stock options, restricted stock, restricted stock units payable in cash or common stock, and/or performance units payable in common stock or cash. The less senior the employee, the more that pay is weighted toward annual compensation, with non-salaried, hourly employees receiving solely wages and a comparatively smaller bonus. Performance-based annual bonus and long-term incentives have features paralleling those for our named executive officers and thus are designed to encourage intelligent risk-taking and risk mitigation. Business unit performance comprises a significant portion of the individual performance component. The formulaic component of the annual bonus is tied not only to operating metrics but also to health, safety and environmental factors. Our Compensation Committee oversees all long-term incentive awards and reviews them to assure they do not promote excess risk-taking. We believe our balanced use of short- and long-term incentives, mix of cash and equity incentives, metric diversification and alignment to our business strategy, capped payouts, and stock ownership guidelines promote responsible decision making, attract and retain good performers, and do not encourage unreasonable risk-taking related to the Company’s business.

As a producer of natural gas, oil and related hydrocarbons, we acknowledge that there is a certain level of risk involved in all aspects of our activities, but our compensation is structured to encourage levels of risk taken by our employees that are appropriate and socially responsible, reflecting our commitment to conducting our operations in a safe, resource-efficient manner, protecting the environment and being a good corporate citizen of the communities in which we operate. Based on the Compensation Committee’s review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Corporate Responsibility

Southwestern Energy Company is committed to providing the energy that powers our world, today and into the future. Creating Value+ is SWN’s core goal, with a clear focus on continuous improvement, innovation, integrity and responsibility. We seek to create value for our shareholders while providing a safe and healthy workplace for our people, acting as good environmental stewards and being respected members of the communities in which we operate. Discussed on page 2 are certain highlights of our commitments relating to clean air and water. Our 2017-2018 Corporate Responsibility Report provides additional insight into our operations, goals, strategy and performance. It can be located by visiting www.swncr.com or “Our Commitments” and the link to “Corporate Responsibility” on our website at www.swn.com.

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Director Compensation

Directors who are not also Southwestern Energy employees were compensated during 2018 for their service as a director. For 2018, each non-employee director received the following compensation, which the Board has continued for 2019:

●	annual cash retainer of $75,000
●	annual long-term incentive compensation with a value of $200,000
●	additional annual compensation to the Chairman of the Board in the amount of $120,000, payable in cash or common stock at her election
●	$20,000 for chairing the Audit Committee; $18,000 for chairing the ad hoc Project Evaluation Committee; $15,000 for chairing the Compensation Committee; and $10,000 for chairing the Health, Safety, Environment and Corporate Responsibility Committee or the Nominating and Governance Committee

We reimburse all directors for travel and other necessary business expenses incurred in the performance of their services for us and extend coverage to them under our directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in our gift matching program. The maximum gift total for a director participant in the gift matching program is $15,000 in any calendar year. In addition, our directors were previously eligible to participate in our group health plans on the same basis as our employees, but ceased to participate by the end of the second quarter in 2018.

The total annual compensation (i.e., total cash compensation plus long-term incentive compensation) paid to each outside director is determined based on a peer review performed by Meridian Compensation Partners, LLC, an independent compensation consultant that also advised the Board’s Compensation Committee, to evaluate the competitiveness and reasonableness of our director compensation. The total compensation paid to each outside director in 2018 was near the median of our peer group as determined by Meridian.

The directors’ long-term incentive compensation, granted once a year on the date of the annual meeting, took the form of restricted stock that vests in full on the earlier of (i) the first anniversary of the grant date and (ii) the date of the next annual meeting of shareholders, except that if a director age 65 or older with at least three years of service retires from the Board before that anniversary, the shares will vest on retirement. All of the restricted stock grants will immediately fully vest upon a “change in control” or the death or disability of a director or if the Board otherwise decides, and a prorated portion will vest if the director leaves the Board prior to the vesting date for any other reason. The Chairman of the Board’s common stock awards are not subject to vesting conditions, and were made quarterly in arrears on January 2, April 2, July 2, and October 1, 2018.

SOUTHWESTERN ENERGY	26

Director Compensation

Total Director Compensation for Year Ended December 31, 2018

(a)	(b)	(c)	(d)	(e)	(f)
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)(6)	Option Awards ($) (4)	All Other Compensation ($) (5)	Total ($)
John D. Gass	90,000	199,998	–	21,918	311,916
Catherine A. Kehr	85,000	319,789	–	9,407	414,196
Greg D. Kerley	75,000	199,998	–	24,407	299,405
Gary P. Luquette +	85,000	199,998	–	–	284,998
Jon A. Marshall	75,000	199,998	–	–	274,998
Elliott Pew +	38,750	33,310	9,932	5,765	87,757
Patrick M. Prevost	75,000	199,998	–	–	274,998
Terry W. Rathert +	95,004	199,998	–	15,000	310,002
Alan H. Stevens +	31,250	–	–	5,765	37,015
Anne Taylor	12,500	128,767	–	–	141,267

+	Mr. Pew and Mr. Stevens retired from the Board at the conclusion of the 2018 Annual Meeting. Mr. Luquette and Mr. Rathert will retire at the end of the 2019 Annual Meeting.
(1)	Included in this column are an annual retainer fee and committee chairman fees, as applicable. Additional details regarding these payments can be found in the narrative above.
(2)	Ms. Kehr receives her compensation for serving as the Chairman of the Board in the form of fully-vested shares of our common stock. In May 2018, each non-employee director received an annual restricted stock award that will vest on the earlier of (i) the first anniversary of the grant date and (ii) the date of the next annual meeting of shareholders, except that if a director age 65 or older with at least three years of service retires from the Board before that anniversary, the shares will vest on retirement. The restricted stock award for Ms. Taylor was granted when she joined the Board on September 28, 2018, prorated to exclude the period from the 2018 Annual Meeting to the date of her election, and includes the same vesting term as stated above for the annual awards to the other directors.
(3)	The dollar amounts stated for all awards reflect the grant date fair value of the award as computed in accordance with FASB ASC Topic 718. The grant date fair value for the common stock issued to Ms. Kehr on January 2, 2018, April 2, 2018, July 2, 2018, and October 1, 2018 was determined using the closing price of the Company’s common stock on the NYSE of $5.91, $4.10, $5.24 and $5.12, respectively. The grant date fair value of the restricted stock issued to all directors on May 22, 2018 and to Ms. Taylor on September 28, 2018, was determined by using the closing stock price of the Company’s common stock on the NYSE of $4.66 and $5.11, respectively.
(4)	The value of the restricted stock and option awards for Mr. Pew reflect the incremental fair value of the unvested awards, computed in accordance with FASB ASC Topic 718, as a result of the modification on his date of retirement from the Board. In connection with Mr. Pew’s retirement, the Board approved the accelerated vesting of all unvested shares of restricted stock and nonqualified stock options held by Mr. Pew as of his retirement date.
(5)	The amounts indicated in this column include the portion of the cost of health insurance provided by the Company for Messrs. Gass, Kerley, Pew and Stevens, and Ms. Kehr, and amounts paid under the Company’s charitable gift matching program. The charitable gift matches for Messrs. Gass, Kerley, and Rathert total $15,000 each. The charitable gift matches for all other participants in 2018 total $606,438. Directors ceased participating in the Company’s health insurance program at the end of the second quarter in 2018.
(6)	The aggregate number of option awards and unvested stock awards outstanding at fiscal year-end 2018 for each director is set out in the table below:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Shares or Units of Stock that Have Not Vested (#)
John D. Gass	33,687	–	46,018
Catherine A. Kehr	33,687	–	46,018
Greg D. Kerley	33,687	–	46,018
Gary P. Luquette	–	–	42,918
Jon A. Marshall	–	–	45,162
Elliott Pew	36,687	–	–
Patrick M. Prevost	–	–	42,918
Terry W. Rathert	24,135	–	46,018
Alan H. Stevens	33,687	–	–
Anne Taylor	–	–	25,199

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Stock Ownership Information

Share Ownership of Officers and Directors

The following table sets forth information as of March 22, 2019, with respect to the beneficial ownership of the Company’s common stock by each executive officer named in the Summary Compensation Table, whom we collectively refer to as our Named Executive Officers, or NEOs, by each director and nominee, and by all executive officers, directors and nominees as a group.

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Shares Owned Directly	Shares Owned 401(k)	Restricted Stock Outstanding (Voting Power)	Options Exercisable	Total Number of Shares of Common Stock	Percent of Class
Named Executive Officers:
William J. Way	550,072	–	121,560	860,291	1,531,923		*
Julian M. Bott	–	–	–	–	–		*
Clay A. Carrell	–	–	–	–	–		*
J. David Cecil	19,438	–	96,154	94,043	209,635		*
John C. Ale	99,830	–	30,593	248,133	378,556		*
Jennifer E. Stewart	26,166	45	6,665	43,190	76,066		*
Directors:
John D. Gass	62,792	–	46,018	33,687	142,497		*
Catherine A. Kehr	155,314	–	46,018	33,687	235,019		*
Greg D. Kerley	433,430	–	46,018	33,687	513,135		*
Gary P. Luquette	31,260	–	42,918	–	74,178		*
Jon A. Marshall	32,745	–	45,162	–	77,907		*
Patrick M. Prevost	31,260	–	42,918	–	74,178		*
Terry W. Rathert	77,595	–	46,018	24,135	147,748		*
Anne Taylor	–	–	25,199	–	25,199		*
All directors and executive officers as a group (17 persons)	1,598,390	2,798	622,894	1,523,939	3,748,021	0.66%

(1)	The table above does not include outstanding Restricted Stock Units for each NEO as set out below:

William J. Way	1,385,010
Julian M. Bott	522,988
Clay A. Carrell	669,425
J. David Cecil	575,288
John C. Ale	370,283
Jennifer E. Stewart	115,063

*	Less than one percent of class.

SOUTHWESTERN ENERGY	28

Stock Ownership Information

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2018, concerning outstanding awards under all of the Company’s equity compensation plans, the weighted average exercise price of the outstanding options and the number of shares available for future issuance under the plans:

Plan Category	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Shares Remaining Available for Future Issuance (2)
Equity compensation plans approved by shareholders (3)	17,849,333	$17.06	2,378,335

(1)	Includes 5,177,854 stock options and 4,223,001 performance units at target, and 8,448,478 restricted stock units outstanding as of December 31, 2018. Performance Units granted prior to 2017 will be settled in shares. Performance Units and Restricted Stock Units granted in 2018 may be settled in cash if the Company does not have a sufficient number of shares available to be delivered under the amended 2013 Plan.
(2)	Reflects the number of shares of our common stock available for issuance under the 2013 Plan, giving effect to the fungible share ratio and assuming that target performance is achieved with respect to outstanding Performance Units.
(3)	Consists of the Southwestern Energy Company 2004 Incentive Plan and the amended Southwestern Energy Company 2013 Incentive Plan. Shares remaining available for issuance may be issued only under the amended Southwestern Energy Company 2013 Incentive Plan, which permits grants of awards in the form of stock options, shares of restricted stock, performance units and restricted stock units, as well as other forms of incentive awards.

Security Ownership of Principal Shareholders

The following persons were known by the Company to own beneficially more than 5% of the Company’s common stock as of March 22, 2019.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	FMR LLC 245 Summer Street Boston, MA 02210	78,005,226	(1)	13.42%
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	69,664,476	(2)	12.00%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	54,601,337	(3)	10.08%
Common Stock	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	31,094,700	(4)	5.30%
Common Stock	Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	30,097,406	(5)	5.18%

(1)	Based on the 13G/A filed on February 13, 2019, with the SEC with respect to Company securities held as of December 31, 2018, FMR LLC had sole power to vote or to direct the vote of 9,469,030 shares, and sole power to dispose or to direct the disposition of 78,005,226 shares.
(2)	Based on the 13G/A filed on January 31, 2019, with the SEC with respect to Company securities held as of December 31, 2018, BlackRock, Inc. had sole power to vote or to direct the vote of 67,859,335 shares, and sole power to dispose or to direct the disposition of 69,664,476 shares.
(3)	Based on the 13G/A filed on March 11, 2019, with the SEC with respect to Company securities held as of February 28, 2019, The Vanguard Group had sole power to vote or direct to vote 574,909 shares, shared power to vote or direct to vote 84,001 shares, sole power to dispose of or to direct the disposition of 54,000,834 shares, and shared power to dispose or to direct the disposition of 600,503 shares.
(4)	Based on the 13G filed on February 14, 2019, with the SEC with respect to Company securities held as of December 31, 2018, State Street Corporation had shared power to vote or to direct the vote of 29,085,253 shares, and shared power to dispose or to direct the disposition of 31,094,700 shares.
(5)	Based on the 13G filed on February 8, 2019, with the SEC with respect to Company securities held as of December 31, 2018, Dimensional Fund Advisors LP had sole power to vote or direct to vote 29,196,847 shares, and sole power to dispose of or to direct the disposition of 30,097,406 shares.

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Stock Ownership Information

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for directors and executive officers. Each director must own common stock with a market value equal to five times the annual cash retainer that was in effect on December 6, 2013 (the date the stock ownership guidelines were last amended) or the date the director joined the Board, whichever date is later. This ownership threshold must be met within five years of December 6, 2013 or five years of the date the director joined the Board, whichever date is later. Until such time as the director reaches his or her share ownership requirement, the director will be required to hold 50% of the shares of common stock received in the form of restricted stock and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option). Once achieved, the required ownership threshold must be maintained as long as the director retains his or her seat on the Board.

Stock that counts toward satisfaction of these guidelines includes stock purchased on the open market, stock obtained through stock option exercises, restricted stock, and stock beneficially owned in a trust, by a spouse and/or minor children. In instances where these stock ownership guidelines would place a severe hardship on a director, the Board will make the final decision as to developing an alternative stock ownership guideline for a director that reflects the intention of these guidelines and his or her personal circumstances. As of December 31, 2018, directors in office for more than twelve months held stock in excess of the levels required in the guidelines.

Guidelines for the ownership requirements for executive officers are discussed on page 47 in the Compensation Discussion and Analysis section of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC and the NYSE, and to furnish the Company with a copy of each such report.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and more than ten percent shareholders complied with all applicable Section 16(a) filing requirements, except for the July 9, 2018, Form 4 filed two days late on behalf of Ms. Kehr.

SOUTHWESTERN ENERGY	30

Proposal No. 2: Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers

We are asking our shareholders to approve, on a non-binding and advisory basis, the compensation paid to our named executive officers (“NEOs”) as described in the Compensation Discussion and Analysis (“CD&A”) and the Executive Compensation section of this proxy statement.

The Company believes that its executive compensation program, which emphasizes equity-based awards and performance-based cash incentives, is strongly aligned with the interests of its shareholders.

The CD&A, beginning on page 32 of this proxy statement, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in 2018 in more detail. Highlights of the program include the following:

●	Salary constitutes no more than 11% of the average target compensation package of our CEO, with the remainder generally being equity-based or otherwise contingent upon Company and individual performance.
●	Our compensation programs include features that we believe mitigate risk without diminishing incentives, including:
○	maximum payout that limits annual incentive bonuses or performance units;
○	mix of cash, equity and performance-based incentives, balanced between annual and longer-term incentive opportunities; and
○	a significant stock ownership requirement.
●	Annual incentive targets are designed to assure the Company is on a path toward long-term return for shareholders.
●	Long-term incentive compensation (“LTI”) is designed to align executive leadership’s interests with those of our shareholders, to provide an incentive for achieving our long-term performance objectives, and constitutes the major component of at-risk compensation.
●	Long-term incentive awards in 2018 included a cash-flow-based metric and in 2019 includes a metric based on return on average capital employed (“ROACE”).
●	Each of the NEOs is employed at-will and is expected to demonstrate exceptional personal performance to continue serving as a member of the executive team.
●	None of the NEOs has a severance arrangement other than in the context of a change in control.
●	Our compensation programs:
○	do not permit re-pricing of stock options without shareholder approval;
○	do not permit pledging or hedging of Company securities; and
○	permit recoupment of incentives in certain circumstances to encourage responsible and sustainable decision-making.

Our executive compensation program, including the changes we have made for 2019, results in part from ongoing dialogue between representatives of our shareholders and the Company. We are asking shareholders to approve, on an advisory basis, the compensation of our NEOs, as described in this proxy statement, by voting in favor of the following resolution, which will be submitted for approval by shareholders at the 2019 Annual Meeting:

“RESOLVED, that the shareholders of Southwestern Energy Company approve, on an advisory basis, the compensation of Southwestern’s executive officers named in the Summary Compensation Table as disclosed, pursuant to the SEC’s compensation disclosure rules, in the Compensation Discussion and Analysis, compensation tables and other narrative compensation disclosure in the proxy statement.”

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs. Unless the Board modifies its determination on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at our 2020 Annual Meeting.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” approval of the compensation of the Company’s NEOs.

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Compensation Discussion and Analysis

Highlights

WE LISTENED TO SHAREHOLDERS REGARDING COMPENSATION

1 WHO WE CONTACTED		2 WHO WE ENGAGED		3 HOW WE ENGAGED
Top 25 shareholders and anyone who voted against our Say-on-Pay proposal in 2018, approximately 72% of outstanding shares*	›	Investors representing approximately 25% of shares accepted our invitation to talk*	›	Open-ended dialogue with shareholders to gain their feedback on any issues they may have with our pay programs

WHAT WE HEARD		WHAT WE DID
●Preference for a return metric calculable based on GAAP financial statements ●Greater transparency into specific incentive objectives	›
●Substituted return on average capital employed (“ROACE”) for cash flow per debt-adjusted share as part of the 2019 long-term incentive program
●Included in this CD&A further explanation of our compensation process and the relative and absolute TSR performance objectives

*	Based on publicly available data regarding share ownership as of December 31, 2018.

OUR CEO’S COMPENSATION ALIGNS WITH THE SHAREHOLDER’S EXPERIENCE

Stock Price	▼ 52% LESS
CEO Average Realized Pay v. Average Target Pay (2016 - 2018)	▼ 55% LESS
CEO Realized Value of Performance Units v. Target Value (2016 - 2018)	▼ 80.5% LESS

◼	Value on Grant Date	◼	Actual Value on 12/31/18

In the chart above, “Average Target Pay” refers to the average annual target total compensation opportunities offered to the CEO across 2016, 2017 and 2018. Target Pay includes base salary, the target annual incentive compensation opportunity and the grant date target value of long-term incentive (“LTI”) awards in each of the three years, as reported in the summary compensation tables (“SCT”) in the Company’s proxy statements. Target Pay for 2016 also includes the reported value of LTI awards granted on December 4, 2015, which the Committee intended as part of target compensation opportunity for 2016. “Average Realized Pay” refers to the corresponding amounts earned, or on track to be earned, from the 2016, 2017 and 2018 Target Pay opportunities as of December 31, 2018. Realized Pay includes base salary, annual incentive compensation actually earned and the value of the LTI awards based on the Company’s closing stock price on December 31, 2018.

SOUTHWESTERN ENERGY	32

Compensation Discussion and Analysis

What We Do
Alignment with Shareholders. Long-term incentive awards vest over periods of several years to reward sustained Company performance over time.

Mix of Awards. Our executive compensation program contains both cash and equity components and is weighted heavily toward long-term equity-based incentives, with a mix of these incentives among performance-based stock units and restricted stock or restricted stock units.

Share Ownership Guidelines. Our NEOs must hold equity of a value equivalent to multiples of their base salaries (two times for senior vice presidents, three times for executive vice presidents and six times for our CEO).

Clawbacks. If we restate our financial statements, other than as a result of changes to accounting rules or regulations, we may recover incentive compensation that was paid or granted in the three-year period prior to the restatement, regardless of whether misconduct caused the restatement.

Double-Trigger Severance. Cash severance in connection with a change in control is paid only if an actual or constructive termination of employment also occurs.
Annual Risk Assessments. The Compensation Committee analyzes risk in setting executive compensation each year.
Peer Group Comparison. With the help of independent compensation consultants, we annually analyze executive compensation relative to peer companies and published survey data for peer companies.

Decisions by Independent Compensation Committee. Executive compensation is determined by committee of the Board comprised solely of independent directors and approved by the full Board (only independent directors in the case of CEO compensation).

Independent Compensation Consultant. The Compensation Committee retains its own independent consultant to advise on compensation matters.

What We Do Not Do

No Tax Gross-Ups in Change in Control Agreements. Our severance agreements apply only in the event of a termination following a change in control and contain no tax gross-ups for NEOs first employed after 2009.

No Automatic Base Salary Increases. Our NEOs’ base salaries are reviewed annually and the decisions are based on market data provided by our independent compensation consultants.
No Hedging and Pledging Company Stock. Our policies prohibit the pledging and hedging of our stock by our executives and directors.
No Repricing of Stock Options. We do not permit the repricing of stock options without shareholder approval.

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Compensation Discussion and Analysis

Shareholder Alignment, Strategy, and Execution

We listened to what our shareholders had to say
In 2018, our “Say-on-Pay” proposal received 69.2% support, which was disappointing and below our expectations and the Company’s historical support levels (which averaged 92.3% in favor from 2013 to 2017). The Compensation Committee (the “Committee”) responded by directing an expansion of our regular engagement with shareholders to better understand their views of our compensation program, as noted in the graphic on page 32.

Shareholders commented on the performance metrics in our incentive compensation programs. In 2018, we added cash flow per debt-adjusted share (“CFPDAS”) to our LTI program. Some shareholders expressed a preference for a similar, but more traditional, return metric that can be determined from financial statements prepared in accordance with generally accepted accounting principles. Upon an evaluation of our business strategy and portfolio following the divestiture of our Fayetteville assets in December 2018, we replaced the CFPDAS metric with a return on average capital employed (“ROACE”) metric for the 2019 LTI awards.

Shareholders also requested additional disclosure regarding our compensation process and the relative and absolute total shareholder return performance objectives, which we included in this section.

Our Strategy is Financially-Disciplined and Returns-Focused
Under the guidance of our Executive Leadership Team, the Company continued the execution of its three-pronged business strategy designed to strengthen the balance sheet and reduce debt, improve margins and capital efficiency, and maximize returns. This strategy, which was developed in 2016 in response to the dramatic decline in natural gas prices, is driven by rigorous, returns-focused financial discipline. Because of this, we committed to invest within cash flow and to invest capital in projects with the highest returns, which we believe drives long-term shareholder value. Our results in 2018 show that we delivered on our commitments. Here are a few highlights:

Our Annual Incentive Plan Payout Aligns with Our Strategy and Execution
Our annual incentive program rewards achievement of short-term goals that we believe are key to creating and sustaining long-term value creation and positioning the Company for future success. Operationally, 2018 was a very strong year, marked by, among other things, exceeding our net cash flow target by 10%, delivering record production levels that led to raising our full-year production guidance, and growing liquids production. We achieved at or above target for most metrics under the 2018 annual cash incentive program. As a result, the formulaic portion of our annual incentives paid out at 137% of target levels, as demonstrated in the following table.

SOUTHWESTERN ENERGY	34

Compensation Discussion and Analysis

2018 PERFORMANCE THRESHOLDS AND RESULTS

Weighting Factors	2018 Performance Goals	Performance Multiplier	Total Result
		173.5%	52%
		100%	30%
		154.5%	46%
		82.8%	9%
			137% Payout

*

Discretionary cash flow is net cash provided by operating activities as taken from the Company’s Consolidated Statement of Cash Flows less the changes in assets and liabilities included in the Cash Flows from Operating Activities section of the Consolidated Statement of Cash Flows.

1	Total Recordable Injury Rate—This represents 30 incidents requiring first aid or more serious treatment, a Company low but not at the aggressive target we set for ourselves.
2

Total Recordable Environmental Rate—This statistic includes almost any kind of spill or runoff. Of the 26 incidents in 2018, most involved sediment runoff at operational sites. The Company had no environmental fines during 2018.

3

Recordable Vehicular Incident Rate—This represents 6 minor vehicle incidents involving $500 or more of damage, most of which were not on public roads and involved only one vehicle. None resulted in injuries.

Despite performing well relative to our short-term metrics, including cash flow generation, the price of energy stocks, including ours, generally declined sharply in the fourth quarter of 2018 in response to global market and political factors.

Our CEO pay is aligned with the shareholder’s experience
Our compensation program is designed to align with our strategy and, like our strategy, is based on creating long-term shareholder value. Annual incentives and targets relate principally to shorter-term goals and actions that support our longer-term strategy designed to enhance shareholder value. Thus, our successes in 2018 are reflected in our annual incentive

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Compensation Discussion and Analysis

plan results. Long-term incentives comprise the vast majority of executive compensation, and what executives actually realized parallels closely with what shareholders experienced.

In February 2019, the Compensation Committee approved the payout for 2016–2018 performance units. Paralleling energy stocks generally, our price per share declined 52% during this time period. The performance units granted to our CEO declined in value by over 80% (comparing the grant date value of the performance units to the value our CEO realized), and our CEO’s total realized pay from 2016 to 2018 was 55% lower than target pay over this same period, as shown in the graphic on page 32.

Compensation Philosophy

Our key goal in designing our executive compensation programs is to incentivize decisions and behavior that build long-term shareholder value. The following principles help guide us in designing our pay programs toward this end:

●	Reward performance that correlates to long-term shareholder value over time by shifting the vast majority of compensation to LTI awards
●	Incentivize behaviors and performance that closely align with the Company’s strategic objectives and short-and long-range business plans and also tie to results
●	Promote responsible risk taking in line with balance sheet and core value drivers
●	Utilize financial and operational quantitative metrics that are transparent and easily understood
●	Differentiate individual compensation based on current and prospective contributions and demonstrated leadership behaviors
●	Reference competitive market compensation information to appropriately compensate executives based on experience, skills and performance

Compensation Components and Allocation of CEO 2018 Target Compensation
Our executive compensation program consists of three main components: base salary, annual cash incentive (bonus), and long-term incentive awards. The annual and long-term incentive programs are established under the Company’s amended 2013 Incentive Plan (“2013 Plan”). The Compensation Committee has also adopted guidelines for the structure and administration of these programs. Below are the components of our compensation program along with the relative weight of each component for our CEO:

Our CEO’s 2018 total target compensation was set below the 50th percentile of the Company’s compensation peer group, which is listed on page 46.

SOUTHWESTERN ENERGY	36

Compensation Discussion and Analysis

2018 Named Executive Officer Compensation

Our Named Executive Officers for 2018 are:

Executive	Title in 2018
William J. Way	President and Chief Executive Officer
Julian M. Bott	Executive Vice President and Chief Financial Officer
Clayton A. Carrell	Executive Vice President and Chief Operating Officer
J. David Cecil	Executive Vice President, Corporate Development
John C. Ale	Senior Vice President, General Counsel and Secretary
Jennifer E. Stewart †	Senior Vice President, Government and Regulatory Affairs (formerly interim Chief Financial Officer)

†

Ms. Stewart is included as a Named Executive Officer “NEO” for 2018 because she served as interim CFO until Mr. Bott became CFO on March 5, 2018. At that point, she assumed the role of Senior Vice President, Government and Regulatory Affairs. Ms. Stewart otherwise would not be a named executive officer within the meaning of S-K 402(a) (3).

We Attracted New Leaders to the Company
As part of assuring that its executive leadership can effect its long-term strategy, the Company added one senior executive in early 2018, Julian M. Bott, Executive Vice President and Chief Financial Officer, in addition to the two senior executives that joined the Company in the second half of 2017, J. David Cecil, Executive Vice President of Corporate Development, and Clayton A. Carrell, Executive Vice President and Chief Operating Officer. In each case, the Company’s compensation program was key to attracting top talent.

Base Salary Makes up a Small Percentage of Total Compensation
The Compensation Committee annually reviews CEO and other NEO salaries, along with those of all other senior officers, and in particular, it compares them to equivalent officers in our compensation peer group described on page 46. The Compensation Committee also may adjust salaries at the time of a promotion, other changes in responsibilities, or a significant change in market conditions. Differences in salary for each NEO reflect differences in individual responsibility, experience and competitive pay levels for similar positions in our compensation peer group.

In 2018, the Committee determined not to increase the base salary of any of the NEOs, except for Ms. Stewart who received a 10% increase as a result of her new Government and Regulatory Affairs role. The following table shows the base salary and the change in salary from 2017 to 2018 for each NEO serving as of December 31, 2018:

Name	2018 Base Salary	Percentage Change from 2017 Base Salary
William J. Way	$880,000	0%
Julian M. Bott	$530,000	N/A
Clayton A. Carrell	$575,000	0%
J. David Cecil	$515,000	0%
John C. Ale	$456,100	0%

†	Ms. Stewart was not serving as NEO as of December 31, 2018.

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Compensation Discussion and Analysis

Annual Cash Incentive Rewards Short-Term Goals that are Relevant to Our Long-Term Strategy
The Compensation Committee approves, on an annual basis, a performance-based cash incentive opportunity for our executive officers based on the achievement of annual goals. The Compensation Committee established target bonus levels for NEOs and other senior executives, with 70% of such target bonus being formulaic, based on objective performance measures, and 30% based on performance against individual goals as assessed by the Compensation Committee. Consistent with Company strategy, these formulaic goals for 2018 emphasized financial, operating, safety and environmental performance, and are discussed in the graphic on page 35.

Individual Compensation Considerations
For each NEO, the Compensation Committee also determined the size of the individual component of the annual cash incentive, which together with the objective component, comprise the total individual award levels. At target, the individual component would constitute 30% of each NEO’s annual cash incentive. The bonus amounts that each NEO actually received reflect both the overall company score and each individual’s contributions to the Company’s strong operating and strategic performance in 2018. In particular, in assessing Mr. Way’s performance, the Compensation Committee considered Mr. Way’s significant contribution to achieving, among other things, the following:

●	Delivering on commitments made in connection with the Company’s returns-based and financially-disciplined strategy
●	Sale of the Company’s Fayetteville assets for $1.865 billion before adjustments
●	Reduction of debt by $2.1 billion
●	Returned $200 million to shareholders via a stock buyback program commenced in 2018 and concluded in the first quarter of 2019
●	Instituted $150 million in annual cost savings
●	Generated net cash flow in excess of capital expenditures of $100 million
●	Realized a 215% increase in revenue from higher margin natural gas liquids from 2016 to 2018
●	Finished 2018 as the third largest liquids producer in Appalachia

2018 Annual Incentive Bonus Payout
The following table shows the annual incentive bonus, including the respective formulaic and individual components, paid to each NEO serving as of December 31, 2018:

Name	Base Salary	Target in $	Target (% of Salary)	Formulaic Component	Individual Component	Total
William J. Way	$880,000	$1,100,000	125%	$1,057,900	$542,100	$1,600,000
Julian M. Bott*	$438,269	$530,000	100%	$420,300	$202,700	$623,000
Clayton A. Carrell	$575,000	$575,000	100%	$551,425	$266,575	$818,000
J. David Cecil	$515,000	$515,000	100%	$493,885	$308,615	$802,500
John C. Ale	$456,100	$364,880	80%	$349,920	$133,080	$483,000

*	Mr. Bott was not employed for the full year; therefore, his bonus was prorated from date of hire.
†

Ms. Stewart was not serving as a NEO as of December 31, 2018. Her annual incentive bonus was $325,000. The formulaic portion of her bonus was $247,480; the individual component was $77,520. Her target bonus was $245,140, or 70% of her base salary of $350,200.

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Compensation Discussion and Analysis

Long-Term Incentives are Aligned with Our Long-Term Strategy and the Shareholder Experience
In early 2018, each NEO received a long-term incentive award package that consisted of the following:

		Time-based	Retention Fixed number of units that vest over four years
	50%	Restricted Stock Units
Long-term Incentive Awards

Performance / Growth
Relative Total Shareholder Return (50%) – conditional number of units payable based on the Company’s TSR compared to comparable companies
Absolute Total Shareholder Return (25%) – conditional number of units payable based on the Company’s absolute TSR compared to a pre-set stock price target
*Cash Flow Per Debt Adjusted Share (25%) – conditional number of units payable based on cash-based returns relative to a measure of invested capital
*changed to ROACE for 2019 Grants

Performance-based
	50%	Performance Units

Restricted Stock Units
Each restricted stock unit is the equivalent of one share of common stock of the Company. Grants vest 25% on each of the first four anniversaries of the grant date, provided the recipient is still an employee of the Company, with exceptions for death, disability and retirement.

Performance Units
Each performance unit, for the performance period commencing on January 1, 2018 and ending on December 31, 2020, has three components: relative total shareholder return (50%), absolute total shareholder return (25%) and cash flow per debt-adjusted share (25%). (For 2019 grants, the last component is ROACE) For each component, there is a threshold performance level for achieving any payout, a target performance level and a maximum performance level to receive 200% of target. However, the Relative TSR portion, defined below, will be deemed not to exceed the target level if the Absolute TSR, defined below, is negative, and if the Relative TSR portion is less than target, the Absolute TSR portion will be deemed not to exceed target level performance.

The award vests on the third anniversary of the grant date, provided the recipient is still an employee of the Company, with exceptions for pro rata vesting in the case of death, disability, and retirement. The awards are denominated in common stock of the Company, with payout equivalent from 0 shares (no thresholds met) to 2 shares (all metrics achieve maximum levels), with 1 share if all metrics are at target. Using shares for the payout calculation means the value also rises and falls with stock price, further aligning the award with shareholders.

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Compensation Discussion and Analysis

●	Relative TSR: Calculated for the Company and each performance peer company as the change in company stock price (adjusted for stock splits), credited with paid dividends, over the three-year performance period. The beginning and ending stock prices are based on the trailing average stock price over the twenty trading days immediately prior to the beginning and end of the performance period. The following table describes the percentage of TSR performance units that will be earned based on the Company’s percentile ranking among the peer companies in TSR performance. Results falling between two levels are interpolated linearly using the two levels shown. The list of applicable peer companies is set forth below under the heading “How We Make Compensation Decisions – Performance Peer Group.”

●	Absolute TSR: Calculated over the entire three-year performance period based on the change in the Company’s stock price from the first day to the last day of the performance period, plus dividends paid over the entire performance period. The beginning and ending stock prices for the performance period are calculated based on the twenty-day average stock prices of the Company’s stock immediately prior to the first versus the last day of the performance period. Results falling between two levels are interpolated linearly using the two levels shown.

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Compensation Discussion and Analysis

●	Cash flow per debt-adjusted share is calculated as follows:*

Average Annual Cash Flow from Operations	÷	(Average Shares Outstanding)	+	(Average Net Debt / Average Stock Price)

Average Annual Cash Flow from Operations as measured over 2018, 2019 and 2020, adjusted for changes in working capital

Average Shares Outstanding based on the diluted weighted average common shares outstanding for 2017 and for 2020, adjusted for the conversion of the Company’s Series B Mandatory Convertible Preferred Stock, which converted to common stock on January 12, 2018

Average Net Debt based on the average gross debt net of cash and cash equivalents outstanding on December 31, 2017 and December 31, 2020

Average Stock Price based on the beginning and ending average stock price in 2017 and 2020, using the trailing 20 trading days immediately prior January 1, 2018 (beginning price) and immediately prior to January 1, 2021 (ending price).

*	Long-term incentive awards granted in February 2019 include Relative TSR and Absolute TSR as described above, but replace Cash Flow per Debt-Adjusted Share with Return on Average Capital Employed (“ROACE”) as described on page 43.

Payment
When a Restricted Stock Unit or a Performance Unit vests as described above, the recipient is entitled to receive one share of common stock of the Company for each Restricted Stock Unit and, depending on performance, zero to two shares of common stock of the Company for each Performance Unit, or cash equal to the market value of that number of shares as of the vesting date, at the discretion of the Compensation Committee and depending on the availability of shares of common stock under the 2013 Plan. This feature allows the Compensation Committee to consider market price, dilution and the Company’s cash needs at the time.

Settlement of Performance Units – 2016-2018 Performance Period
In December 2015, the Compensation Committee (with the approval of the Board) granted certain executives, including Messrs. Way and Ale and Ms. Stewart, performance units for the performance period from January 1, 2016 through December 31, 2018. Each performance unit entitled the recipient to receive zero to two shares of common stock of the Company depending on Relative TSR performance. For these performance units, Relative TSR was determined as described above for the performance units granted in 2018. However, the applicable performance levels, noted in the table below, were different.

The value of the payment was determined by the attainment of certain minimum, target, and maximum performance objectives as described in the table below. Minimum level achievement would result in payment of 50% of target, and the maximum level of payout would result in 200% of target. Performance below the threshold level would result in no payment. Relative TSR for the performance period was achieved above the threshold and below the target performance levels.

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Compensation Discussion and Analysis

Metric	Weighting Factors	Minimum	Target	Maximum	2018 Results	2018 Target Results	Value on Unit Basis
Relative TSR (Percentile)	100%	30th	60th	75th	31st	Above Threshold	51%
Result							51% of Target

Based on the information set out in the table above and the peer group stated below, in February 2019 the Compensation Committee approved the payout of 51% of the target number of performance units, which, using the Company stock price as of December 31, 2018, equals approximately 20% of the target value of those awards on the grant date, or a decrease of approximately 80% from the grant date value, as shown in the following table:

Name	Number of Performance Units	Value on Grant Date (1)	2016-2018 Performance Unit Payout (settled in common stock)	Realized Value on 12/31/2018 (2)	% of Grant Date Value
William J. Way (3)	278,920	$2,498,607	142,252	$485,079	19.4%
Julian M. Bott (4)	–	–	–	–	–
Clayton A. Carrell (4)	–	–	–	–	–
J. David Cecil (4)	–	–	–	–	–
John C. Ale	65,060	$559,009	33,182	$113,151	20.2%
Jennifer E. Stewart	15,110	$129,828	7,707	$26,281	20.2%

†

The Peer Group utilized to measure Relative TSR for the 2016 – 2018 Performance period included Anadarko Petroleum Corporation, Apache Corporation, Cabot Oil & Gas Corporation, Chesapeake Energy Corporation, Cimarex Energy Co., Concho Resources, Inc., Continental Resources, Inc., EOG Resources, Inc., EQT Corporation, Newfield Exploration Company, Noble Energy, Inc., Pioneer Natural Resources Co., QEP Resources, Inc., Range Resources Corporation, SM Energy Co., Whiting Petroleum Corporation and WPX Energy, Inc. The group also included Denbury Resources, Inc., SandRidge Energy, Inc. and Ultra Petroleum Corp., each of which was inadvertently omitted from the 2017 proxy statement.

(1)	The grant date fair market value of the performance units granted December 4, 2015 and January 26, 2016, using a Monte Carlo model, was determined to be $8.5922 and $9.47, respectively.
(2)	The closing stock price on December 31, 2018 was $3.41.
(3)	Mr. Way was granted 162,640 performance units on December 4, 2015, and received an additional of 116,280 performance units on January 26, 2016 upon his promotion to President and Chief Executive Officer, both awards were for the performance period of 2016 – 2018.
(4)	Messrs. Bott, Cecil and Carrell were not employees on December 4, 2015.

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Compensation Discussion and Analysis

Changes for 2019 Executive Compensation Program

Base Salary
The 2019 base salary and annual incentive targets for all NEOs remain at the 2018 levels, except for a 3% increase for Mr. Bott and a 2% increase for Mr. Way.

Long-Term Incentive Program
In early 2019, the Compensation Committee recommended, and the Board approved, a change in one of the performance metrics for long-term incentives granted in 2019. The LTI program for 2019 is otherwise unchanged from the 2018 LTI program. Specifically, the Committee substituted ROACE for CFPDAS. ROACE is calculated as shown below:

ROACE	=	Discretionary Cash Flow
		Beginning Stock Price × Beginning Shares Outstanding	+	Beginning Net Debt	+	Time-Weighted Average Adjustments

●	“Discretionary Cash Flow” means average of net cash provided by operating activities from the Consolidated Statement of Cash Flows less “changes in assets and liabilities” included in the Cash Flows from Operating Activities section of the Consolidated Statement of Cash Flows for the performance period.
●	“Beginning Stock Price” means the twenty-day average stock price immediately prior to the first day of the performance period.
●	“Beginning Shares Outstanding” means the diluted weighted average number of shares of common stock of the Company outstanding for the fourth quarter of the year prior to the beginning of the performance period.
●	“Beginning Net Debt” means gross debt of the Company (net of cash and cash equivalents) outstanding on December 31 of the year prior to the beginning of the performance period.
●	“Time-Weighted Average Adjustments” means the sum of (i) the product of the number of shares of common stock the Company issued during the performance period and the price of said shares and (ii) the amount of additional net debt incurred during the performance period, which sum shall then be reduced by (iii) the amount by which any net debt is reduced during the performance period and (iv) the product of the number of shares of common stock of the Company purchased by the Company during the performance period and the price of said shares, with each occurrence of the above in (i) – (iv) multiplied by a fraction in which the denominator equals the total number of quarters in the performance period (12) and the numerator equals the remaining number of quarters following each occurrence of the above in (i) – (iv) plus one. For example, if the Company issued 100,000,000 shares of common stock at $5.00 per share in the second quarter of the performance period, the Time-Weighted Average Adjustment for this event would be (100,000,000 * $5.00) * 11/12 = $458,333,333.33.

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Compensation Discussion and Analysis

Health, Welfare, Retirement and Other Benefits
The Company offers health, welfare and retirement programs for its eligible employees. The health and welfare programs include medical, pharmacy, dental, life insurance and disability. The life insurance and disability programs provide higher benefit amounts for our NEOs due to their higher base salaries. Disability benefits for our officers are capped at $16,000 per month for long-term disability and 70% of base pay for short-term disability. A limited charitable gift matching program is also available to all employees of the Company.

Additionally, the Company offers retirement programs that are intended to supplement our employees’ social security benefits and personal savings. The programs include:

●	the Southwestern Energy Company 401(k) Savings Plan (“401(k) Plan”)
●	a defined benefit plan (“Pension Plan”)
●	a supplemental retirement plan (“SERP”)
●	a non-qualified deferred compensation plan (“Non-Qualified Retirement Plan”)

401(k)
The 401(k) Plan, which is available to all employees, including our NEOs, allows a participant to elect to contribute a percentage of his or her eligible compensation, generally salary and wages, to an investment trust. Employee contributions are matched by us 100% for the first 3% of the employee’s eligible compensation and 50% for the next 3%, with such matching contributions vesting immediately. The 401(k) Plan provides a number of different investment options, including our common stock, for which a participant has sole discretion in determining the allocation of their and our contributions among the investment options.

Perquisites, Allowances and Other Benefits
The type and the value of perquisites for our NEOs are reviewed and approved by the Compensation Committee as part of its compensation decision-making. In 2018, the primary perquisites for our NEOs are the payment of a $7,380 annual car allowance, estate and financial planning expenses for each NEO up to $18,500 per year, the annual premium for an executive medical plan that covers all out-of-pocket expenses and an annual complete personal physical exam. We reimburse our NEOs for expenses incurred with respect to estate and financial planning because we believe the utilization of experts will reduce the amount of time our executives will need to devote to those matters while also maximizing the net value of the compensation we provide.

On occasion, we permit our NEOs and members of executive leadership to use our corporate aircraft for business-associated personal use on limited occasions.

This use typically consists of permitting family members to accompany the executive when traveling for business and is limited to situations where the presence of the family member will not conflict with the business purpose of the travel. However, the NEO is generally required to reimburse the Company for the estimated cost of the family members’ flight. Also, we may permit personal use of the aircraft in very limited situations where, absent such use, the executive’s work obligations create a significant and unreasonable imposition on personal plans or obligations. The cost to us of this benefit, if used by a NEO and not reimbursed, is reflected in “All Other Compensation” in the Summary Compensation Table. In 2018, no NEO or other member of executive leadership used our corporate aircraft for personal reasons.

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Compensation Discussion and Analysis

How We Make Compensation Decisions

Role of the Compensation Committee
The Compensation Committee consists entirely of independent directors and oversees the Company’s compensation and incentive plans and programs, acts as the administrator for the Company’s equity compensation plans, and reviews and recommends to the Board all compensation for officers within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934. The Board, taking into account the recommendation of the Compensation Committee, sets the compensation of all senior executives, with only independent directors acting in the case of the CEO’s compensation.

Each year, the Compensation Committee conducts an evaluation of the Company’s compensation program to determine if any changes would be appropriate. In making these determinations, the Compensation Committee consults with its independent compensation consultant and executive leadership, as discussed below. However, the Compensation Committee uses its own judgment in making final decisions regarding the compensation paid to our executive officers.

Role of the CEO
At the Compensation Committee’s request, the CEO provides an assessment of the individual performance and appropriate compensation of the other executive officers based on each executive officer’s performance and contributions. The CEO does not provide recommendations or participate in the Committee’s deliberations on his own compensation.

Role of the Compensation Consultant
Since 2013, the Compensation Committee has engaged the services of Meridian Compensation Partners, LLC (“Meridian”), an independent executive compensation consulting firm. Meridian is known for its expertise in the E&P industry, specializing in board-level executive pay consulting services. Meridian reports directly to the Compensation Committee, participates in Committee meetings, reviews Compensation Committee materials, and provides advice to the Compensation Committee upon request. Additionally, Meridian updates the Compensation Committee on trends and issues in executive pay, comments on the competitiveness and reasonableness of the Company’s programs, and assists in the development and review of the Company’s annual bonus and LTI programs, including commenting on performance measures and related goals. Meridian provides no services to the Company itself or its management except providing the Company on a quarterly basis data to assist in valuing unvested performance units for the purpose of applying generally accepted accounting principles regarding liability award accounting, the fees for which are about $20,000 annually.

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Compensation Discussion and Analysis

Role of Peer Companies
The Compensation Committee utilizes a peer group to set compensation for Company executives and also to compare the Company’s performance for the purpose of calculating relative total shareholder in connection with awards of performance units.

Compensation Peer Group
The Compensation Committee references a group of E&P industry companies to determine the compensation opportunities of our NEOs. Although market data from our compensation peer group provides an important tool for analysis and decision-making, this information is not a substitute for the Committee’s sound business judgment. In addition to market data, the Committee considers other factors, such as an individual’s personal contributions to the Company, previous experience, leadership qualities and skill sets. The Committee annually reviews the competitiveness of our executive officers’ compensation and assesses the overall competitiveness of our compensation programs relative to the peer group, which includes E&P industry companies with comparable onshore operations. In 2018, the Committee generally sought to provide total direct compensation for our NEOs within a competitive range of our compensation peers. Individual compensation packages may vary based on individual experience, retention, performance and on the prevailing market conditions.

Performance Peer Group
The Compensation Committee uses a similar group of E&P industry companies to calculate the Company’s relative TSR performance in connection with awards of performance units. The performance peer group is similar to the compensation peer group, although performance peer companies generally emphasize natural gas production within a similar business strategy.

The Compensation Peer Group for 2018 and the Performance Peer Group for the 2018-2020 performance period are listed in the table below. Companies in the overlapping, dark blue area are in both groups.

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Compensation Discussion and Analysis

Practices and Policies Related to Compensation

Stock Ownership Guidelines
To support the commitment to significant stock ownership by NEOs, the Company’s common stock ownership guidelines are as follows:

●	CEO – six times base salary
●	EVP – three times base salary
●	SVP – two times base salary

The guidelines must be satisfied within three years after the date of hire, change in job title, or increase in salary, and during such period, an executive officer must hold at least one-half of the shares of the Company’s common stock received through equity-based awards (net of taxes) from the Company until the officer meets his or her ownership requirement.

As of December 31, 2018, Messrs. Way, Cecil and Ale held stock in excess of the levels required in the guidelines. Our NEOs have historically maintained share ownership levels well above our guidelines. Under the guidelines, Mr. Carrell has until 2020, and Ms. Stewart and Mr. Bott have until 2021 to achieve their respective required share levels.

For additional details on the stock owned by our named executive officers, please refer to the Share Ownership of Officers and Directors table on page 28.

Anti-Hedging and Anti-Pledging Policies
All directors and employees, including our NEOs, their spouses and members of their households, are prohibited from hedging the economic risk of ownership of our stock. Specifically, the prohibitions relate to short-selling and buying or selling puts, calls or options involving our securities.

All directors and officers with the title of vice president or above, along with their spouses and members of their households, are prohibited from pledging shares of our common stock. We are not aware of any existing pledging arrangements by any of our directors or officers.

Policy for Recovery of Compensation (Clawback Policy)
The Company may require NEOs and senior vice presidents or above to repay to the Company any incentive awards if it is determined that such awards were based on financial results that became the subject of a material restatement (other than due to changes in accounting policy) or were payable due to fraud, negligence or intentional misconduct by such officer.

In addition, bonuses, incentives or performance-based pay are subject to reimbursement, and the Board may cancel restricted stock awards and outstanding stock options and seek reimbursement of any gains realized on the exercise of stock options attributable to such awards.

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Executive Compensation

Summary Compensation Table

The following Summary Compensation Table shows information about the compensation received by our CEO, CFO, each of our three other most highly compensated executive officers, and our former interim CFO for services rendered in all capacities during the 2018, 2017 and 2016 fiscal years. In 2016, the Compensation Committee determined to change the timing of LTI grants from December to February. Thus, the Company did not grant stock and option awards in 2016, except for awards granted to Mr. Way in connection with his promotion to CEO.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year (1)	Salary ($)	Bonus ($) (4)	Stock Awards ($) (5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (7)	All Other Compensation ($) (8)	Total ($)
William J. Way President and Chief Executive Officer	2018	880,280	542,100	5,791,043	–	1,057,900	70,326	78,821	8,420,470
	2017	876,363	316,800	5,120,626	1,492,629	737,660	66,123	77,275	8,687,476
	2016	796,635	404,967	1,601,176	500,002	1,095,033	57,868	61,386	4,517,067
Julian M. Bott (2) Executive Vice President and Chief Financial Officer	2018	438,269	267,700	2,244,660	–	420,300	26,296	42,902	3,440,127
Clay A. Carrell (2) Executive Vice President and Chief Operating Officer	2018	575,000	266,575	2,873,111	–	551,425	34,500	53,594	4,354,205

J. David Cecil (2) Executive Vice President Corporate Development	2018	515,000	1,008,615	2,469,059	–	493,885	30,900	54,497	4,571,956
	2017	206,000	515,000	669,230	708,544	–	–	7,890	2,106,664

John C. Ale Senior Vice President, General Counsel and Secretary	2018	456,139	133,080	1,589,243	–	349,920	34,395	43,009	2,605,786
	2017	455,595	107,311	1,326,596	386,699	244,689	32,418	48,147	2,601,455
	2016	445,000	182,824	–	–	543,076	29,982	44,794	1,245,676
Jennifer E. Stewart (2)(3) Senior Vice President, Government and Regulatory Affairs (formerly Interim Chief Financial Officer)	2018	374,079	77,520	493,842	–	247,480	29,781	38,107	1,260,809
	2017	394,760	80,897	281,930	82,188	184,603	26,549	33,379	1,084,306

(1)	Pursuant to rule S-K 402(c)(2)(v) and (vi), the dollar value of long-term incentive (“LTI”) awards reflected in this table corresponds to awards granted in the reporting year. Prior to 2017, annual LTI awards were granted in December but were part of the total compensation package for the following calendar year. For example, LTI awards granted in December 2015 represented a portion of the NEO’s total compensation for 2016, but, because the awards were granted in 2015, they were reported in the Summary Compensation Table for the year 2015. The Company changed the timing of LTI awards in 2017. Therefore, LTI awards for 2017 were granted in February 2017, meaning that no LTI awards were issued in 2016, other than to Mr. Way upon his promotion to CEO in January 2016.
(2)	Neither Mr. Bott nor Mr. Carrell was a “named executive officer” of the Company in 2017 and 2016. Neither Mr. Cecil nor Ms. Stewart was a “named executive officer” in 2016.
(3)	Included in Ms. Stewart’s 2017 and 2018 salary is a stipend in the amount of $30,000 for her services as interim CFO.
(4)	The amounts stated in this column constitute the individual performance portion of the annual incentive cash awards made to each Named Executive Officer under the annual incentive bonus program based on the Compensation Committee’s evaluation of each NEO’s performance. The portion of each bonus based upon formulaic performance criteria is included under the column heading “Non-Equity Incentive Plan Compensation.” Additional details about the annual incentive awards are provided under the heading “Compensation Discussion and Analysis — 2018 Named Executive Officer Compensation-Annual cash incentive rewards short-term goals that are relevant to our long-term strategy.” The amounts for Messrs. Bott and Cecil also include sign-on bonuses in the amount of $65,000 and $700,000, respectively, paid to those executives in 2018. Mr. Cecil’s sign-on bonus was intended to replace short- and long-term bonus and incentives he gave up by leaving his former employer.

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Executive Compensation

(5)	The dollar value stated for the restricted stock units and performance units for 2018 reflects the number of units granted in 2018 multiplied by the grant date fair value, computed in accordance with FASB ASC Topic 718. The assumptions and data utilized in the calculation of these amounts for 2018 awards are set forth below:

Restricted Stock Units: The grant date fair value for the restricted stock units granted on February 27, 2018, represents the closing price of the Company’s stock on the NYSE of $3.69 per share multiplied by the number of units awarded.

Performance Units: The 2018 performance unit awards include a performance condition based on cash flow per debt-adjusted share and two market conditions, one based on absolute Total Shareholder Return (TSR) and the other on relative TSR as compared to a group of the Company’s peers. The fair values of the two market conditions are calculated by Monte Carlo models on a quarterly basis. Calculated using the valuation detailed above and the closing price of the Company’s common stock at the grant date, the grant date fair value per performance unit was determined to be $3.78. The grant date fair value for the performance units reflects the value assuming target level performance (or 100%). The table below provides the estimated value of the 2018-2020 performance units at the threshold, target and maximum levels based on the FASB ASC Topic 718 grant date value of $3.78 per unit:

Name	Performance Units (#)	Value at Threshold ($)	Value at Target (Reported in Column (e) Above) ($)	Value at Maximum ($)
William J. Way	775,240	1,465,204	2,930,407	5,860,814
Julian M. Bott	300,490	567,926	1,135,852	2,271,704
Clay A. Carrell	384,620	726,932	1,453,864	2,907,727
J. David Cecil	330,530	624,702	1,249,403	2,498,807
John C. Ale	212,750	402,098	804,195	1,608,390
Jennifer E. Stewart	66,110	124,948	249,896	499,792

Additional information regarding restricted stock unit and performance unit awards made for 2018 can be found below in the table entitled “Grants of Plan-Based Awards.”

(6)	The amounts stated in this column represent the portion of the annual incentive bonus based upon performance measures as discussed above.
(7)	The amounts stated in this column represent the aggregate increase in actuarial value for each NEO for the period from December 31, 2017 through December 31, 2018 under both the Pension Plan and the SERP. As discussed in the “Pension Benefits” table below, executives do not earn or accrue above-market or preferential earnings on their accounts under the Non-Qualified Retirement Plan. The Pension Plan, the SERP and the Non-Qualified Retirement Plan are described in more detail below.
(8)	The amounts stated in this column include Company matching funds for the 401(k) and Non-Qualified Retirement Plans, life insurance premiums, car allowance, financial and estate planning reimbursements, premiums paid for supplemental medical insurance and annual physicals, and relocation expenses.

All Other Compensation – 2018

Name	401(k) and Nonqualified Retirement Plans Matching Contributions ($)	Life Insurance Premiums ($)	Car Allowance ($)	Financial and Estate Planning Reimbursements ($)	Premiums for Supplemental Medical Insurance and Annual Physical ($)	Relocation Expenses ($)	Total ($)
William J. Way	40,063	2,970	7,380	15,000	13,408	–	78,821
Julian M. Bott	11,121	99	6,103	4,200	13,128	8,251	42,902
Clay A. Carrell	26,325	2,277	7,664	–	17,328	–	53,594
J. David Cecil	23,625	2,039	7,380	8,325	13,128	–	54,497
John C. Ale	20,976	1,808	7,380	4,037	8,808	–	43,009
Jennifer E. Stewart	12,375	1,388	7,380	3,500	13,464	–	38,107

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Grants of Plan-Based Awards

This table reflects our annual cash incentive awards and long-term incentive awards issued in 2018.

(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)	(k)	(l)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Units (#)	Threshold (#)	Target (#)	Maximum (#)
William J. Way	2/27/18	(2)		–	–	–	387,620	775,240	1,550,480	–	–	–	2,930,407
	2/27/18	(3)		–	–	–	–	–	–	775,240	–	–	2,860,636
	–	(4)	550,000	1,100,000	2,200,000	–	–	–	–	–	–	–	–
Julian M. Bott	2/27/18	(2)		–	–	–	150,245	300,490	600,980	–	–	–	1,135,852
	2/27/18	(3)		–	–	–	–	–	–	300,490	–	–	1,108,808
	–	(4)	265,000	530,000	1,060,000	–	–	–	–	–	–	–	–
Clayton A. Carrell	2/27/18	(2)		–	–	–	192,310	384,620	769,240	–	–	–	1,453,864
	2/27/18	(3)		–	–	–	–	–	–	384,620	–	–	1,419,248
	–	(4)	287,500	575,000	1,150,000	–	–	–	–	–	–	–	–
J. David Cecil	2/27/18	(2)		–	–	–	165,265	330,530	661,060	–	–	–	1,249,403
	2/27/18	(3)		–	–	–	–	–	–	330,530	–	–	1,219,656
	–	(4)	257,500	515,000	1,030,000	–	–	–	–	–	–	–	–
John C. Ale	2/27/18	(2)		–	–	–	106,375	212,750	425,500	–	–	–	804,195
	2/27/18	(3)		–	–	–	–	–	–	212,750	–	–	785,048
	–	(4)	182,440	364,880	729,760	–	–	–	–	–	–	–	–
Jennifer E. Stewart	2/27/18	(2)		–	–	–	33,055	66,110	132,220	–	–	–	249,896
	2/27/18	(3)		–	–	–	–	–	–	66,110	–	–	243,946
	–	(4)	122,570	245,140	490,280	–	–	–	–	–	–	–	–

(1)	The dollar amounts stated for the restricted stock units and performance units reflect the grant date fair value of the award as computed in accordance with FASB ASC Topic 718. The assumptions utilized in the calculation of these amounts are described under Footnote 5 of the “Summary Compensation Table.”
(2)	The performance units were issued under the 2013 Plan. Each performance unit has a threshold (50%), target (100%), and maximum (200%) potential payout amount based on the attainment of certain performance objectives. The performance units awarded in 2018 will vest based on performance and continued service over a three-year period, and payout occurs in shares of common stock or cash at the end of the three-year period.
(3)	The amount reflects the number of restricted stock units granted under the 2013 Plan. The restricted stock units vest over a period of four years from the date of grant, or immediately upon death, disability, normal retirement or a “change in control,” and may be settled in cash or shares of common stock at the discretion of the Compensation Committee.
(4)	Pursuant to the annual incentive bonus program, the Compensation Committee determined the annual target bonus level for each NEO for the 2018 fiscal year on February 27, 2018. The incentive bonus awards are paid annually based on the attainment of formulaic Company-wide performance measures and the individual performance of the NEO, and are calculated as a percentage amount of each NEO’s annual salary. Amounts shown in columns (c), (d) and (e) include both the formulaic component and the individual performance component of the NEO’s annual incentive award. The actual 2018 annual bonus payments are listed in columns (d) and (g) of the Summary Compensation Table, and are discussed in further detail under the heading “Compensation Discussion and Analysis — 2018 Annual Incentive Bonus Payout.”

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Outstanding Equity Awards at Fiscal Year-End

The table reflects stock option, restricted stock, restricted stock unit and performance unit awards granted to our NEOs under our 2004 and 2013 incentive plans that were outstanding as of December 31, 2018.

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
William J. Way	51,550	–		–	34.50	12/6/2019	–		–	–		–
	56,700	–		–	38.97	12/5/2020	–		–	–		–
	21,495	–		–	46.55	5/6/2021	–		–	–		–
	81,500	–		–	30.59	12/4/2021	–		–	–		–
	238,420	–		–	7.74	12/4/2022	20,330	(3)	69,325	–		–
	103,520	51,760	(4)	–	8.60	1/26/2023	29,070	(5)	99,129	59,304	(6)	202,227
	127,673	255,347	(7)	–	8.59	2/21/2024	130,043	(8)	443,447	173,390	(9)	591,260
	–	–		–	–	–	775,240	(10)	2,643,568	775,240	(11)	2,643,568
Julian M. Bott	–	–		–	–	–	300,490	(10)	1,024,671	300,490	(11)	1,024,671
Clayton A. Carrell	–	–		–	–	–	384,620	(10)	1,311,554	384,620	(11)	1,311,554
James D. Cecil	94,043	188,088	(12)	–	5.22	8/3/2024	96,154	(13)	327,885	–		–
	–	–		–	–	–	330,530	(10)	1,127,107	330,530	(11)	1,127,107
John C. Ale	23,780	–		–	38.97	12/5/2020	–		–	–		–
	32,600	–		–	30.59	12/4/2021	–		–	–		–
	30,230	–		–	26.35	2/26/2022	2,372	(14)	8,089	–		–
	95,370	–		–	7.74	12/4/2022	8,133	(3)	27,734	–		–
	33,076	66,154	(7)	–	8.59	2/21/2024	33,690	(8)	114,883	44,920	(9)	153,177
	–	–		–	–	–	212,750	(10)	725,478	212,750	(11)	725,478
Jennifer E. Stewart	3,440	–		–	34.50	12/6/2019	–		–	–		–
	3,940	–		–	38.97	12/5/2020	–		–	–		–
	6,990	–		–	30.59	12/4/2021	–		–	–		–
	–	–		–	–	–	475	(14)	1,620	–		–
	14,760	–		–	7.74	12/4/2022	1,890	(3)	6,445	–		–
	7,030	14,060	(7)	–	8.59	2/21/2024	7,163	(8)	24,426	9,545	(9)	32,548
	–	–		–	–	–	66,110	(10)	225,435	66,110	(11)	225,435

(1)	The market value of the unvested shares of restricted stock and unvested restricted stock units was calculated using the NYSE closing stock price on December 31, 2018 of $3.41 per share.
(2)	The performance units granted to our CEO in January 2016 had a performance period of 2016 – 2018 and payout of 51% of target was approved by the Compensation Committee in February 2019 (See discussion above in “Settlement of Performance Units – 2016 – 2018 Performance Period”). The number of performance units granted in 2017 that would have been earned based on actual results for the period commencing on the first day of the applicable performance period and ending on December 31, 2018 (rather than the end of the actual performance period) was below the threshold level of performance. Consequently, amounts shown for the 2017 awards are based on achievement at threshold performance under the performance unit awards. The number of performance units granted in 2018 that would have been earned based on actual results for the period commencing on the first day of the applicable performance period and ending on December 31, 2018 (rather than the end of the actual performance period) was above threshold level but below target. Consequently, the amounts shown are based on achievement at target performance under the performance unit awards. The market value of all performance units shown in column (i) was calculated using the NYSE closing stock price on December 31, 2018 of $3.41 per share.

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(3)	Restricted stock granted on December 4, 2015 under the 2013 Plan vests at the rate of 25% per year, with a remaining vesting date of December 4, 2019, or immediately upon death, disability, normal retirement or a “change in control.”
(4)	Stock options granted January 26, 2016 under the 2013 Plan vest and become exercisable at the rate of 33 1/3% per year, with a remaining vesting date of January 26, 2019, or immediately upon death, disability, normal retirement or a “change in control.”
(5)	Restricted stock granted on January 26, 2016 under the 2013 Plan vests at the rate of 25% per year, with remaining vesting dates of January 26, 2019 and January 26, 2020, or immediately upon death, disability, normal retirement or a “change in control.”
(6)	Performance units granted on January 26, 2016 under the 2013 Plan vest at the rate of 33 1/3% per year, with a remaining time-vesting date of January 26, 2019, and total payout determined at the end of the three-year vesting performance period.
(7)	Stock options granted on February 21, 2017 under the 2013 Plan vest and become exercisable at the rate of 33 1/3% per year, with remaining vesting dates of February 21, 2019, and February 21, 2020, or immediately upon death, disability, normal retirement or a “change in control.”
(8)	Restricted stock granted on February 21, 2017 under the 2013 Plan vests at the rate of 25% per year, with remaining vesting dates of February 21, 2019, February 21, 2020, and February 21, 2021, or immediately upon death, disability, normal retirement or a “change in control.”
(9)	Performance units granted on February 21, 2017 under the 2013 Plan vest at the rate of 33 1/3% per year, with a remaining time-vesting dates of February 21, 2019, and February 21, 2020, and total payout determined at the end of the three-year performance period.
(10)	Restricted stock units granted on February 27, 2018 under the 2013 Plan vests at the rate of 25% per year, with remaining vesting dates of February 27, 2019, February 27, 2020, February 27, 2021, and February 27, 2022, or immediately upon death, disability, normal retirement or a “change in control.”
(11)	Performance units granted on February 27, 2018 under the 2013 Plan cliff vest at the end of three years and total payout is determined at the end of the three-year performance period.
(12)	Stock options granted on August 3, 2017 under the 2013 Plan vest and become exercisable at the rate of 33 1/3% per year, with remaining vesting dates of August 3, 2019, and August 3, 2020, or immediately upon death, disability, normal retirement or a “change in control.”
(13)	Restricted stock granted on August 3, 2017 under the 2013 Plan vests at the rate of 25% per year, with remaining vesting dates of August 3, 2019, August 3, 2020, and August 3, 2021, or immediately upon death, disability, normal retirement or a “change in control.”
(14)	Restricted stock granted on February 26, 2015 under the 2013 Plan vests at the rate of 25% per year, with a remaining vesting date of February 26, 2019.

Option Exercises and Stock Vested

The table below contains information for the fiscal year ended December 31, 2018 concerning options exercised and the vesting of previously granted shares of restricted stock and performance units for NEOs. The value of the restricted stock and performance units is based on the closing price of our stock on the date of vesting.

Option Exercises and Stock Vested – 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
William J. Way	–	–	114,732	457,047
Julian M. Bott	–	–	–	–
Clayton A. Carrell	–	–	–	–
J. David Cecil	–	–	32,051	163,140
John C. Ale	–	–	36,340	141,192
Jennifer E. Stewart	–	–	7,707	29,933

(1)	Reflects the aggregate dollar value realized upon vesting of restricted stock and performance units based upon the closing price of the stock on the vesting date. In the event that the vesting date occurred on a weekend day or holiday, the value realized was determined by the closing price of the stock on the prior business day closing.

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Pension Benefits

All employees, including NEOs, are generally eligible to participate on the same basis in the Pension Plan. The purpose of the Pension Plan is to provide participants with benefits when they separate from employment through termination, retirement, death or disability. The Code limits both the amount of compensation that may be used for purposes of calculating a participant’s benefit under our Pension Plan and the maximum annual benefit payable to a participant under the Pension Plan. For the 2018 plan year, (i) a participant’s compensation in excess of $275,000 is disregarded for purposes of determining average compensation and (ii) the maximum annual Pension Plan benefit permitted under the Code was $220,000. Our Pension Plan provides benefits based on a “cash balance” plan design which provides benefits based upon a fixed percentage of an employee’s annual compensation. Employees who were participants in the Pension Plan prior to January 1, 1998, which does not include any of our NEOs or executives, also are entitled to an annual benefits payable upon retirement based upon years of service through December 31, 1997 and average compensation during the five years of highest pay in the last ten years of service before termination.

Under the cash balance provisions of our Pension Plan, each participant has, for recordkeeping purposes only, a hypothetical account to which credits are allocated annually based upon a percentage of the participant’s base salary. The applicable percentage is equal to 6% plus an additional percentage for participants in the Pension Plan as of January 1, 1998. The additional percentage is based upon a participant’s age and is designed to approximate any lost benefits due to the change to a cash balance plan. All employee balances in the cash balance account also earn a fixed rate of interest that is credited annually. The interest rate for a particular year is 6%. Interest is credited as long as the participant maintains a balance in the Pension Plan.

The Southwestern Energy Company Supplemental Retirement Plan (the “SERP”) allows certain highly-compensated employees to continue to earn pension benefits for retirement once they reach the limits imposed by the Internal Revenue Service. Executives do not earn or accrue above-market or preferential earnings on their SERP accounts. The SERP provides benefits equal to the amount that would be payable under the Pension Plan in the absence of certain limitations of the Code, less the amount actually paid under the Pension Plan. In the event of a “change in control” as discussed below under “Severance and Other Change in Control Benefits,” the benefits of a NEO under the SERP would be determined as if the participant had credit for three additional years of service. The credit of three additional years of service is designed to ensure that the pension benefits in the event of a change in control are consistent with the other change-in-control arrangements between us and the NEOs.

Employees are required to complete at least 1,000 hours of service per year and are vested in the Pension Plan and SERP after three years. At retirement or termination of employment, the present value accumulated benefit credited to a participant is payable to the participant in the form of a lump sum or in lifetime monthly payments.

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Pension Benefits - 2018

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
William J. Way (2)	Southwestern Energy Company Pension Plan	7	131,922	–
	Southwestern Energy Company Supplemental Retirement Plan	7	214,644	–
	Southwestern Energy Company Non-Qualified Retirement Plan	7	15,571	–
Julian M. Bott	Southwestern Energy Company Pension Plan	<1	16,500	–
	Southwestern Energy Company Supplemental Retirement Plan	<1	9,062	–
	Southwestern Energy Company Non-Qualified Retirement Plan	<1	734	–
Clayton A. Carrell	Southwestern Energy Company Pension Plan	1	16,500	–
	Southwestern Energy Company Supplemental Retirement Plan	1	16,620	–
	Southwestern Energy Company Non-Qualified Retirement Plan	1	1,380	–
J. David Cecil	Southwestern Energy Company Pension Plan	1	16,500	–
	Southwestern Energy Company Supplemental Retirement Plan	1	13,473	–
	Southwestern Energy Company Non-Qualified Retirement Plan	1	927	–
John C. Ale (3)	Southwestern Energy Company Pension Plan	5	90,169	–
	Southwestern Energy Company Supplemental Retirement Plan	5	56,792	–
	Southwestern Energy Company Non-Qualified Retirement Plan	5	4,545	–
Jennifer E. Stewart (4)	Southwestern Energy Company Pension Plan	9	167,780	–
	Southwestern Energy Company Supplemental Retirement Plan	9	13,639	–
	Southwestern Energy Company Non-Qualified Retirement Plan	9	632	–

(1)	The change in the actuarial present value of the NEOs accumulated benefit from the prior year is included in the “Summary Compensation Table” and calculated using a discount rate of 4.35% and the Society of Actuaries RP-2018 Mortality Tables Report for healthy males and females projected generationally using scale MP-2018.
(2)	Mr. Way is eligible for early retirement. Early retirement benefits from the qualified and nonqualified retirement plans payable as a single sum are $131,922 and $230,215, respectively.
(3)	Mr. Ale is eligible for early retirement. Early retirement benefits from the qualified and nonqualified retirement plans payable as a single sum are $90,169 and $61,337, respectively.
(4)	Ms. Stewart is eligible for early retirement. Early retirement benefits from qualified and nonqualified retirement plans payable as a single sum are $167,780 and $14,271, respectively.

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Non-Qualified Deferred Compensation

Our NEOs and other highly compensated employees are also eligible to participate in a non-qualified deferred compensation supplemental retirement savings plan (“Non-Qualified Retirement Plan”), which allows any participant to defer income and receive a match on the same basis as the 401(k) Plan, subject to the same total cap as for all employees. In addition, participants can defer all or a portion of their annual incentive payments until termination of employment under the Non-Qualified Retirement Plan. Salary amounts that are deferred under the Non-Qualified Retirement Plan are not included under the Pension Plan or the SERP but a credit is given to the participant under the Non-Qualified Retirement Plan to address the loss in pension benefits. The Non-Qualified Retirement Plan is not funded and participants are our general creditors. All amounts deferred in the Non-Qualified Retirement Plan increase or decrease based on the investment results of the executive’s requested investment alternatives and executives do not earn or accrue above-market or preferential earnings on their accounts. Plan distributions after employment ends are paid out of our funds rather than from a dedicated investment portfolio.

The table below sets forth information regarding the contributions, earnings and withdrawals/distributions during 2018 and the balance at year-end 2018 under the Non-Qualified Retirement Plan for each of the NEOs.

Non-Qualified Deferred Compensation – 2018

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (3)
William J. Way	45,734	29,236	(22,341)	–	426,865
Julian M. Bott	12,231	–	(973)	–	11,257
Clayton A. Carrell	23,000	13,950	(2,895)	–	34,055
J. David Cecil	15,450	11,250	(1,752)	–	24,948
John C. Ale	14,213	9,394	(10,080)	–	117,051
Jennifer E. Stewart	13,275	11,991	(20,273)	–	130,941

(1)	Represents the amounts that our NEOs elected to defer in 2018 under the Non-Qualified Retirement Plan. The amounts represent compensation earned by our NEOs in 2018, and therefore also are reported in the appropriate columns in the “Summary Compensation Table” above.
(2)	Represents the amounts credited in 2018 as Company contributions to the accounts of our NEOS under the Non-Qualified Retirement Plan. These amounts are also reported in the “Summary Compensation Table” above in the “All Other Compensation” column.
(3)	Represents the Non-Qualified Retirement Plan account balances at the end of 2018 for each of our NEOs. The total amounts previously reported as compensation for each NEO in the “Summary Compensation Table” in previous years are as follows:

Name	Aggregate Amounts Previously Reported
William J. Way	$295,705
Julian M. Bott	–
Clayton A. Carrell	–
J. David Cecil	–
John C. Ale	$42,373
Jennifer E. Stewart	$67,000

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Severance and Other Change in Control Benefits

We do not have employment agreements with any of the NEOs, but we have entered into a severance agreement with each officer that provides certain additional compensation if, within three years after a “change in control,” his or her employment is involuntarily terminated other than for cause or if the executive voluntarily terminates employment for “good reason,” as defined in the respective severance agreement.

The change in control severance payment is equal to the product of (x) 2.99 (for Messrs. Way, Bott, Carrell and Cecil) or 2.0 (for Mr. Ale and Ms. Stewart) and (y) the sum of (i) the executive’s base salary as of the executive’s termination date plus (ii) the maximum bonus opportunity available to the executive under the annual incentive bonus program. The severance agreement for Ms. Stewart (who was employed with us prior to 2010) provides that we will make additional payments for any excise taxes imposed as a result of the change in control benefits. In addition, each executive will be entitled to continued participation in certain health and welfare benefits from the date of the termination of employment until the earliest of (a) the expiration of three years, (b) death or (c) the date he or she is afforded a comparable benefit at comparable cost by a subsequent employer. Also, each executive will be credited with three additional years of service for pension benefit purposes upon a “change in control” and will continue to have coverage under our and Officers’ insurance policies for a period of up to four years.

Our long-term incentive plans and stock option agreements provide that all outstanding stock options become exercisable immediately upon a “change in control.” The plans also provide that all performance units, restricted stock units and shares of restricted stock that have not previously vested or been cancelled or forfeited shall vest immediately upon a “change in control.” Our annual incentive bonus program provides that upon a participant’s termination of employment under certain conditions on or after a “change in control,” all determined but unpaid incentive awards shall be paid immediately and any undetermined awards shall be determined and paid based on projected performance factors calculated in accordance with the program.

The following table sets forth the estimated current value of payments and benefits to each of our NEOs upon a change in control, involuntary or voluntary termination, involuntary termination following a change in control (“Change in Control Termination”), retirement, death or disability of our NEOs, assuming that the triggering events occurred on December 31, 2018. The amounts shown below do not include: (i) benefits earned during the term of our NEO’s employment that are available to all salaried employees, such as accrued vacation, and (ii) benefits previously accrued under the SERP (without enhanced benefits due to termination), Nonqualified Retirement Plan and 401(k) Plan. For information on the accrued amounts payable under the SERP and under the Non-Qualified Retirement Plan, see above under “Pension Benefits” and “Non-Qualified Deferred Compensation.” The actual amounts of payments and benefits that would be provided can only be determined at the time of a change in control and/or the NEO’s separation from Southwestern Energy Company.

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Severance and Other Change in Control Benefits - 2018

Name and Trigger	Severance or Multiple of Salary and Annual Incentive Bonus ($) (1)	Valuation of Equity and Performance Awards Vesting Acceleration Assuming Cash-Out ($) (2)(3)	Enhancement Value of Pension Benefits ($) (4)	Value of Health and Welfare Benefits Equivalent Payment ($)	280G Tax Gross-Up ($) (5)	Total Value ($)
William J. Way
Change in Control	–	7,081,554	158,400	–	–	7,239,954
Change in Control Termination	10,309,200	7,081,554	158,400	81,650	–	17,630,804
Involuntary/Voluntary Termination	–	394,173	–	–	–	394,173
Normal Retirement, Death or Disability	–	7,081,554	–	–	–	7,081,554
Julian M. Bott
Change in Control	–	2,049,343	95,400	–	–	2,144,743
Change in Control Termination	5,284,100	2,049,343	95,400	99,748	–	7,528,591
Involuntary/Voluntary Termination	–	–	–	–	–	–
Normal Retirement, Death or Disability	–	2,049,343	–	–	–	2,049,343
Clayton A. Carrell
Change in Control	–	2,623,110	103,500	–	–	2,726,610
Change in Control Termination	5,732,750	2,623,110	103,500	106,309	–	8,565,669
Involuntary/Voluntary Termination	–	–	–	–	–	–
Normal Retirement, Death or Disability	–	2,623,110	–	–	–	2,623,110
J. David Cecil
Change in Control	–	2,582,100	92,700	–	–	2,674,800
Change in Control Termination	5,134,550	2,582,100	92,700	105,597	–	7,914,947
Involuntary/Voluntary Termination	–	–	–	–	–	–
Normal Retirement, Death or Disability	–	2,582,100	–	–	–	2,582,100
John C. Ale
Change in Control	–	1,908,013	82,098	–	–	1,990,111
Change in Control Termination	2,736,600	1,908,013	82,098	78,506	–	4,805,217
Involuntary/Voluntary Termination	–	102,118	–	–	–	102,118
Normal Retirement, Death or Disability	–	1,908,013	–	–	–	1,908,013
Jennifer E. Stewart
Change in Control	–	548,459	63,036	–	–	611,495
Change in Control Termination	1,926,100	548,459	63,036	50,930	879,860	3,468,385
Involuntary/Voluntary Termination	–	21,699	–	–	–	21,699
Normal Retirement, Death or Disability	–	548,459	–	–	–	548,459

(1)	The change in control severance payment is equal to the product of (x) 2.99 (for Messrs. Way, Bott, Carrell and Cecil) or 2.0 (for Mr. Ale and Ms. Stewart) and (y) the sum of (i) the executive’s base salary as of the executive’s termination date plus (ii) the maximum bonus opportunity available to the executive under the annual incentive bonus program.
(2)	In the event of a change in control regardless of termination, the unvested portion of previously granted performance units will be accelerated and the vested performance units will be paid out at the greater of (i) target value or (ii) the projected payment value if the performance period has been completed. In the event of involuntary termination, death, disability or retirement, the unvested performance units will be paid on a vested or pro rata basis pursuant to the overall level of achievement under the original terms and conditions of the grants at the time that payment is due and required to be made under the Plan. The value of the performance units for all scenarios in this column is calculated by assuming the target number of units awarded and a $3.41 per share Company closing price on December 31, 2018.
(3)	In the event of a change in control, change in control termination, normal retirement at age 65, death or disability, all unvested outstanding stock options, restricted stock units, and shares of restricted stock will become fully vested.
Stock Options. The values represent the excess of the value of the underlying shares of Company common stock on December 31, 2018, or $3.41 per share, over the exercise price for those option shares.
Restricted Stock Units. The values represent the value of the restricted stock for which vesting would have been accelerated, based on a $3.41 per share Company closing price on December 31, 2018.
Restricted Stock. The values represent the value of the restricted stock for which vesting would have been accelerated, based on a $3.41 per share Company closing price on December 31, 2018.
(4)	Amounts show the enhancements, if any, provided for in the SERP for each NEO in connection with the various termination scenarios above to the present value of SERP benefit upon retirement.
(5)	The tax gross-up amount is an estimate of what would be reimbursed to Ms. Stewart for the so-called “parachute payment” tax of Section 280G of the Code. The provisions of Section 280G of the Internal Revenue Code are complex and the resulting tax is heavily fact-dependent. Proper tax planning may be available to reduce or eliminate the amounts owed in the event of a “change in control.”

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Executive Compensation

CEO Pay Ratio

Like our executive compensation program, SWN’s compensation philosophy is based on a pay for performance foundation and must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value. We are committed to providing a competitive offering to all employees and utilize internal and external data to annually set total direct compensation for our employees. Beginning in 2018, the Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2018 to that of all other Company employees for the same period.

We determined the compensation of our median employee by: (i) calculating the annual total direct compensation for each of our employees by adding their actual W-2 earnings received in 2018, including actual annual bonus award paid in 2018, plus the grant date value of their 2018 LTI award, if applicable, (ii) ranking the annual total direct compensation of all employees except for the CEO from highest to lowest, and (iii) identifying the “Median Employee.” If an even number of employees existed, excluding the CEO, we determined the average of the annual total compensation of the two employees ranked above and below where the median employee would fall and utilized the average of actual base salary received, actual bonus amount paid and grant day value of the long-term incentive grant. Once the Median Employee was identified, we utilized the same process for calculating total compensation as we do our CEO under the Summary Compensation Table. We utilized the employee population as of December 31, 2018 for our analysis.

The annual total compensation for fiscal year 2018 for our CEO, calculated to include all elements reflected in the Summary Compensation Table was $8,420,470 and for the Median Employee was $132,837. The resulting ratio of our CEO’s pay to the pay of our Median Employee for fiscal year 2018 is approximately 63.4 to 1.

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

The Board is asking shareholders to approve an amendment to the Southwestern Energy Company 2013 Incentive Plan (as previously amended, the “2013 Plan”) to increase the number of shares of the Company’s common stock that we are authorized to issue or award under the 2013 Plan (the “Third Amendment,” and together with the 2013 Plan, the “Amended 2013 Plan”). A copy of the Third Amendment is attached as Annex A.

If approved by our shareholders, the Third Amendment will become effective on the date of the 2019 Annual Meeting.

Shareholder Approval

Shareholder approval of the Third Amendment is necessary for the Company to satisfy the terms of the 2013 Plan, to meet the shareholder approval requirements of the New York Stock Exchange and to satisfy the shareholder approval requirement under Section 422 of the Code so that the Compensation Committee has the discretion to grant incentive stock options, or ISOs. If the Third Amendment is not approved by shareholders, the Third Amendment will not become effective, and the 2013 Plan, without giving effect to the Third Amendment, will remain in effect. This would limit our ability to grant stock-settled awards in the future.

Effect of Amendment

As of March 22, 2019, no shares of common stock of the Company remained available for issuance under the 2013 Plan (after giving effect to the assumptions discussed below). The Third Amendment would increase the number of shares available for issuance under the 2013 Plan by 36,000,000 shares. As a result, the Amended 2013 Plan, if the Third Amendment is approved, would authorize the issuance of an aggregate of 88,700,000 shares of our common stock.

We are asking our shareholders to approve the Third Amendment because we believe the availability of an adequate reserve of shares under the 2013 Plan is important to our continued growth and success. The purpose of the 2013 Plan is to assist us in attracting, motivating and retaining selected individuals who will serve as our employees and directors, whose judgment, interest and special effort is critical to the successful conduct of our operations. We believe that the equity-based awards to be issued under the 2013 Plan will motivate recipients to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of our shareholders. We believe that grants of equity incentive awards are necessary to enable us to continue to attract and retain top talent; if the Third Amendment is not approved, we believe our recruitment and retention capabilities will be adversely affected.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the Third Amendment to the Southwestern Energy Company 2013 Incentive Plan.

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

Continuation of Key Plan Provisions

The Third Amendment leaves intact the following in the 2013 Plan and is intended to promote best compensation practices:

●	Strict Change in Control Definition. No change in control would be triggered by mere shareholder approval of a business combination or similar corporate transaction, but only upon consummation of such a transaction, and no change in control would be triggered unless the incumbent members of the Board fail to constitute at least a majority of the Board (excluding the election of any such individual whose nomination or election was approved by a majority of the then-incumbent Board).
●	No Repricing without Shareholder Approval. The price of any option may not be altered or repriced, whether through amendment, exchange, cancellation and replacement, or any other means, without shareholder approval.
●	No Discounted Awards. Stock options and stock appreciation rights must be granted at not less than 100% of the fair market value on the date of grant.
●	Robust Forfeiture Provisions. Forfeiture provisions enable the Compensation Committee to cancel awards and/or to require payback of any gains/awards which are tainted by misconduct of the participant.
●	No Liberal Share Counting. Liberal share counting is not permitted.
●	Director Compensation Limits. Director compensation limits are in place that may not be increased without shareholder approval.
●	Independent Administration. The 2013 Plan is administered by a committee of independent directors.
●	No Dividend Payment on Unvested Awards. Payment of dividends or dividend equivalents is not permitted until awards are vested.

2013 Plan Overview

The 2013 Plan was initially approved by shareholders at our 2013 Annual Meeting. At our 2016 and 2017 annual meetings, our shareholders approved amendments to the 2013 Plan that, among other revisions, increased the number of shares of our common stock available for issuance thereunder to 33,850,000 and 52,700,000 shares, respectively.

Shares Available and Outstanding Equity Awards
As of March 22, 2019, no shares of our common stock remained available to be delivered under the 2013 Plan, after giving effect to the fungible share ratio described below and assuming target-level payout of outstanding Performance Units and that outstanding Restricted Stock Units will be settled as described below.

We believe that increasing the number of shares of common stock available for issuance under the 2013 Plan is necessary to provide equity incentive opportunities to our officers, directors and employees and to align their interests with the interests of our shareholders.

Sensible Potential Shareholder Dilution. The maximum cumulative potential dilution to shareholders as a result of shares which have been or may be issued under the Amended 2013 Plan is approximately 9.36% of our common shares outstanding. Further, the annual rate at which we have granted awards under the 2013 Plan has been reasonable (1.39% of common shares outstanding on a three-year average basis as of December 31, 2018).

Outstanding Performance Units and Restricted Stock Units. Prior to 2018, the Company granted awards of Restricted Stock and Performance Units under the 2013 Plan which are settled in shares of our common stock. In February 2018 and February 2019, the Company granted Performance Units and Restricted Stock Units that, upon vesting, entitle the recipient to receive, depending on performance, 0 to 2 shares of common stock of the Company for each Performance Unit and one share of common stock of the Company for each Restricted Stock Unit, or, in the discretion of the Compensation Committee, cash in an amount equal to the fair market value of the applicable number of shares as of the vesting date of each type of award. Including a cash-settlement feature in these awards allows the Compensation Committee to consider market price, dilution

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

and the Company’s cash needs at the time of vesting, and ensures that, irrespective of the number of awards that have been granted, those awards will not result in the issuance of shares in excess of the plan limit.

Outstanding Cash-Settled Restricted Stock Units. The Compensation Committee has determined that, upon vesting, the Company will settle 7,192,686 of the outstanding Restricted Stock Units in cash. Under no circumstances will the Company issue and deliver shares of common stock in excess of the number of shares available to be delivered under the Amended 2013 Plan.

Outstanding Options. Prior to 2018, the Company granted under the Amended 2013 Plan awards of Incentive Stock Options and Nonqualified Stock Options which will be settled in shares of our common stock if exercised. The exercise price under all outstanding options is, and for some time has been, above our stock price.

The following table provides certain additional information regarding awards under the Amended 2013 Plan as of March 22, 2019:

Total Outstanding Restricted Common Stock Awards	2,055,413
Total Outstanding Performance Units at Target	6,236,168	(1)
Total Outstanding Restricted Stock Units that may be settled in common stock or cash	7,494,845	(2)
Total Full Value Awards Outstanding	15,786,426

Total Outstanding Stock Options	5,119,623

Total Outstanding Restricted Stock Units that will be settled in cash	7,192,686	(3)

Total Outstanding Common Stock	541,205,796
Weighted-Average Exercise Price of Stock Options Outstanding	$17.07
Weighted-Average Remaining Duration of Stock Options Outstanding	3.4108
Total Number of Shares Available for Issuance under the 2013 Plan	0	(4)

(1)	In the event that applicable performance goals are achieved at target level, one share of our common stock would be delivered with respect to each vested Performance Unit. In the event that applicable performance goals are achieved at maximum level, two shares of our common stock would be delivered with respect to each vested Performance Unit. Performance Units granted prior to 2017 will be settled in shares. Performance Units granted in 2017-2019 may be settled in cash, at the discretion of the Compensation Committee, if the Company does not have a sufficient number of shares available to be delivered under the 2013 Plan.
(2)	Approximately 7,494,845 outstanding Restricted Stock Units may be settled in shares of our common stock or cash at the discretion of our Compensation Committee.
(3)	The Compensation Committee previously determined that 7,192,686 outstanding Restricted Stock Units will be settled in cash.
(4)	Reflects the number of shares of our common stock available for issuance under the 2013 Plan, giving effect to the fungible share ratio and (i) excluding 7,192,686 Restricted Stock Units granted in 2018 and 2019, which will be settled in cash (ii) assuming that 7,494,845 Restricted Stock Units will be settled in shares of common stock, and (i) assuming that target performance is achieved with respect to outstanding Performance Units.

Material Terms of the Amended 2013 Plan

The principal features of the proposed Amended 2013 Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Third Amendment attached as Annex A to this proxy statement and a conformed composite copy of the Southwestern Energy Company 2013 Incentive Plan, as amended, attached as Annex B to the Company’s proxy statement for the annual meeting of shareholders held on May 17, 2016. Other than the limited amendments described above, we are not making any changes to the 2013 Plan.

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

Purpose
The purpose of the Amended 2013 Plan is to promote the interests of the Company and its shareholders by providing the employees and eligible non-employee directors of the Company with incentives and rewards to encourage them to continue in the service of the Company. The Amended 2013 Plan is designed to serve this goal by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

Administration
The Amended 2013 Plan will be administered by the Compensation Committee. Unless otherwise determined by our Board, the Compensation Committee shall consist solely of two or more directors appointed by our Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of the rules under Section 16 of the Securities Exchange Act of 1934, as amended, and an “independent director” under the rules of the NYSE (or other principal securities market on which shares of our common stock are traded). The Compensation Committee may delegate to a committee of one or more members of our Board or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act, subject to restrictions imposed by the Compensation Committee from time to time and by Delaware law.

Unless otherwise limited by the Board, the Compensation Committee has the authority to administer the Amended 2013 Plan with respect to grants of awards, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.

Eligibility
Persons eligible to participate in the Amended 2013 Plan will be all non-employee members of our Board (currently 8 directors) and, as of March 22, 2019, approximately 590 employees of the Company (including its subsidiaries and affiliates), as determined by the Compensation Committee.

Size of Share Pool; Limitation on Awards and Shares Available
The 2013 Plan, as amended and without giving effect to the Third Amendment, authorizes an aggregate of 52,700,000 shares of our common stock for issuance under awards granted thereunder, all of which may be granted as ISOs. If our shareholders approve the Third Amendment, the aggregate number of shares of our common stock that will be available for issuance under awards granted pursuant to the Amended 2013 Plan will equal 88,700,000, all of which may be granted as ISOs. The Amended 2013 Plan also contains a fungible share formula, pursuant to which the authorized share limit will be reduced by one share of common stock for every one share subject to an option or stock appreciation rights, or SARs, outstanding under the Amended 2013 Plan, by one share of common stock for every one share subject to a full-value award (as described below) granted prior to May 17, 2016, and by 2.3 shares of common stock for every one share subject to a full-value award granted on or after May 17, 2016 under the Amended 2013 Plan. A “full-value award” is any award that is settled in shares, other than an option or SAR.

Shares of our common stock covered by awards will only be counted as used to the extent they are actually issued and delivered to a participant pursuant to the Amended 2013 Plan. If any shares subject to an award under the Amended 2013 Plan are forfeited, cancelled or returned to the Company, then any shares subject to such award may, to the extent of such forfeiture, cancellation or return, be used again for new grants under the Amended 2013 Plan. Shares that are (i) tendered in payment of an option exercise price, (ii) withheld by us to satisfy any tax withholding obligation; (iii) repurchased by us with the proceeds from an option exercise; or (iv) covered by a stock appreciation right (to the extent that it is exercised and settled in shares of our common stock, without regard to the number of shares that are actually issued) will be considered issued pursuant to the Amended 2013 Plan and will not be added to the maximum number of shares that may be issued under the Amended 2013 Plan.

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

Awards granted under the Amended 2013 Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the Amended 2013 Plan.

Under the Amended 2013 Plan, the maximum aggregate number of shares with respect to one or more awards that may be granted to any one person during any calendar year will be 2,500,000. The maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more awards payable in cash will remain unchanged at $10,000,000.

In addition, under the Amended 2013 Plan, the grant date fair value (determined as of the grant date under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of equity-based awards granted during any calendar year to a non-employee director for services as a non-employee director will not exceed $400,000 (the “Director Award Limit”).

Awards
The Amended 2013 Plan provides for the grant of stock options (including incentive stock options), restricted stock, restricted stock units and any other cash-based, equity-based or equity-related awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Amended 2013 Plan. See the “Summary Compensation Table” and “Grants of Plan-Based Awards” table for information on awards granted under the 2013 Plan to our NEOs.

Stock Options
ISOs and nonqualified stock options may be granted pursuant to the Amended 2013 Plan. The option exercise price of all stock options granted pursuant to the Amended 2013 Plan will not be less than 100% of the fair market value of our common stock on the date of grant. In general, the fair market value will be the closing price for a share of our common stock as quoted on the NYSE on the date of grant, which as of March 22, 2019, was $4.43. Stock options may vest and become exercisable as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond the seventh anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000.

Restricted Stock
Shares of restricted stock may be granted pursuant to the Amended 2013 Plan. A restricted stock award is the grant of shares of our common stock at a price determined by the Compensation Committee and which is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to us or any of our subsidiaries or affiliates, or achieving one or more of the performance criteria listed below or other specific criteria. During the period of restriction, participants holding shares of restricted stock have full voting and dividend rights with respect to such shares unless otherwise provided by the Compensation Committee. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Restricted Stock Units
Restricted Stock Units, or RSUs, may be granted pursuant to the Amended 2013 Plan. An RSU is similar to restricted stock in that an RSU tracks the price of common stock, but no shares of common stock are actually awarded on the grant date. At a future date, the RSU is settled in common stock, cash, or a combination of both, at the discretion of the Compensation Committee, upon the satisfaction of specific conditions set forth in the applicable award agreement.

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

The Compensation Committee will specify the dates on which the RSUs will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving one or more of the performance criteria listed below, or other specific criteria, including service to the Company or any of its subsidiaries or affiliates. RSUs may not be sold, or otherwise hypothecated or transferred, and a holder of RSUs will not have voting rights or dividend rights prior to the time when the vesting conditions are satisfied and the shares of common stock are issued. RSUs generally will be forfeited and the underlying shares of our common stock will not be issued, if the applicable vesting conditions are not met. The Compensation Committee will specify, or permit the RSU holder to elect, the conditions and dates upon which the shares underlying the vested RSUs will be issued (subject to compliance with the deferred compensation requirements of Section 409A of the Code). On the settlement dates and at the discretion of the Compensation Committee, we will transfer to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share in cash) for each RSU scheduled to be paid out on such date and not previously forfeited. RSUs may constitute, or provide for, a deferral of compensation, subject to Section 409A of the Code, and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Other Awards
The Compensation Committee may grant cash-based, equity-based or equity-related awards not otherwise described in the Amended 2013 Plan in such amounts and subject to such terms and conditions as it may determine, using individual agreements or programs adopted under the Amended 2013 Plan. Other awards may (i) involve the transfer of actual shares of stock, either at the time of grant or after, or payment in cash or otherwise of amounts based on the value of shares of stock, (ii) be subject to performance-based and/or service-based conditions, including conditions based on achieving one or more of the performance criteria listed below, or other specific criteria, (iii) be in the form of cash, stock appreciation rights, phantom stock, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States and (v) be intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code; provided, that each equity-based or equity-related award shall be denominated in, or shall have a value determined by reference to, a number of shares of stock that is specified (or will be determined using a formula that is specified) at the time of the grant. The exercise price per share of stock covered by any stock appreciation right shall be not less than 100% of the fair market value of a share of stock on the date on which such stock appreciation right is granted, and the compensation payable pursuant to any stock appreciation right shall not exceed the excess of the fair market value of a share of stock on the date on which such stock appreciation right is exercised over the exercise price.

Performance Awards
Performance awards, in the form of performance shares or performance units, may also be granted pursuant to the Amended 2013 Plan. Performance awards may be granted in the form of cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares or a combination of both. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Compensation Committee, in each case on a specified date or dates or over any period or periods determined by the Compensation Committee.

Performance awards may be payable upon the attainment of pre-established performance goals based on one or more of the performance criteria listed below, or other specific criteria determined by the Compensation Committee. The goals are established and evaluated by the Compensation Committee and may relate to performance over any periods as determined by the Compensation Committee. The Compensation Committee will also determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m).

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

Performance Based Compensation
Although late 2017 legislation eliminated, going forward, the deductibility of performance-based compensation previously deductible under Section 162(m), the Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) prior to the recent legislation. Under the Amended 2013 Plan, these performance-based awards may be either equity or cash awards or a combination of the two. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period (other than options or stock appreciation rights) only to the extent that pre-established performance goals set by our Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

●	financial metrics relating to present value added, return on assets, return on equity, income, earnings, profits, capital, cash flow, operating cost, margins, assets or shareholder equity, earnings before interest earnings before interest, taxes, depreciation and amortization
●	operational metrics relating to reserves, production, volume, maintenance
●	stock performance measures relating to stock price or total shareholder return
●	health, safety and environmental measures relating to incident rates or citation

Any of the above may be measured with respect to us, or any subsidiary, affiliate or other internal unit of ours, either in absolute terms, terms of growth or as compared to any incremental increase, or as compared to results of a peer group or index. The Compensation Committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards.

With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period (which may not be less than 12 months), the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the initial award.

Except as provided by the Compensation Committee, the achievement of each performance goal will be determined in accordance with U.S. generally accepted accounting principles or such other accounting principles or standards as may apply to our financial statements under the U.S. federal securities laws from time to time, to the extent applicable. At the time of grant, the Compensation Committee may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award.

Any such adjustments will be based on one or more of the following, as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto:

●	the impact of charges for restructurings
●	discontinued operations
●	extraordinary items and other unusual or non-recurring items
●	all non-cash charges resulting from any write-down of oil and gas properties and all other non-cash components of Accumulated Other Comprehensive Income and
●	the cumulative effects of accounting changes

Payment Methods
The Compensation Committee will determine the methods by which payments by any award holder with respect to any awards granted under the Amended 2013 Plan may be paid, the form of payment, including, without limitation, cash or shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the Compensation Committee to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required.

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

Vesting and Exercise of an Award
The applicable award agreement governing an award will contain the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate.

With respect to stock options, except in the case of a holder’s death, disability or qualified retirement (generally defined as a termination other than for “cause,” or in the case of a director, a decision not to stand for re-election or to resign on or after the holder has reached 65 years of age and completed three years of service with the Company), no portion of an award which is not vested at the holder’s termination of service with us will subsequently become vested, except as may be otherwise provided by the Compensation Committee in the agreement relating to the award or by action following the grant of the award. In the event of a holder’s death, disability or qualified retirement, all stock options granted to the holder, whether or not vested at the time of termination, will fully vest and become exercisable until the expiration of their original term.

With respect to RSUs and shares of restricted stock, in the event a holder’s service with us terminates due to death, disability or a qualified retirement (as described above), all RSUs and shares of restricted stock shall vest and all other restrictions shall lapse, to the extent not previously forfeited or cancelled, except as may be otherwise provided by the Compensation Committee in the agreement relating to the award or by action following the grant of the award. In the event of a termination for “cause,” all RSUs and shares of restricted stock which have not vested as of the date of termination will immediately be cancelled and forfeited. In the event of a termination for reasons other than “cause” or a qualified retirement, the Compensation Committee shall determine the portion of the award that will vest.

Generally, an option or stock appreciation right may be exercised only while such person remains an employee, consultant or non-employee director of the Company or one of its subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder’s termination of service with the Company or one of its subsidiaries or affiliates. An award may be exercised for any vested portion of the shares subject to such award until the award expires. Upon the grant of an award or following the grant of an award, the Compensation Committee may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events, including, a change in control or a holder’s termination of employment or service with the Company or otherwise.

Substitution and Repricing Prohibition
Under the Amended 2013 Plan, no new award may be issued in substitution for outstanding previously granted awards, nor shall any repricing of awards be permitted at any time, in each case unless the shareholders of the Company expressly approve such substitution or repricing.

The Amended 2013 Plan also expressly provides that, in addition to this repricing prohibition, the plan administrator may not cancel any option or SAR in exchange for cash when the exercise price per share of the option or SAR exceeds the fair market value of the underlying shares.

Transferability
No award under the Amended 2013 Plan may be transferred unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed, except that in the case of stock options other than ISOs, such awards may be transferred without consideration, if fully vested, (i) to the holder’s immediate family members; (ii) to a trust, partnership (including a family limited partnership), or corporation or other similar entity which is owned solely by one or more of the participant’s spouse or natural or adopted lineal descendants or which will hold such options solely for the benefit of one or more such persons, or (iii), at the discretion of the Compensation Committee (x) pursuant to a domestic relations order as defined in Section 414(p)(1)(B) of the Code or (y) to any other person. During the lifetime of the holder of an award granted under the Amended 2013 Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder’s death, any exercisable portion of an award may be exercised by his or her personal representative or any person empowered to do so under such holder’s will or the then applicable laws of descent and distribution until such portion becomes unexercisable under the Amended 2013 Plan or the applicable award agreement.

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Effect of a Change in Control
Unless otherwise set forth in the instrument evidencing an award, upon a “change in control” (as defined in the Amended 2013 Plan), each outstanding award that is eligible to vest based solely on the passage of time or the holder’s continued service to the Company shall become fully vested and exercisable or settled, as applicable. Additionally, each outstanding award that is eligible to vest based on the achievement of performance criteria shall vest and become exercisable or settled, as applicable, with respect to the number of shares or cash underlying the award eligible to vest based on performance during the performance period that includes the date of the change in control, prorated for the number of days which have elapsed during the performance period prior to the change in control.

Forfeiture
The Company has the right, to the extent permitted or required by applicable law or Company policy in effect from time to time, to include in any award agreement the Company’s right to recoup compensation of whatever kind paid by the Company or any of its subsidiaries to a participant in the Amended 2013 Plan.

Adjustment Provisions
In the event of certain changes in the Company’s capitalization, the Compensation Committee will equitably adjust the kind of shares issuable and the maximum number and kind of shares of our common stock subject to the Amended 2013 Plan and the other award limits under the Amended 2013 Plan, and will equitably adjust outstanding awards as to the kind, number of shares and exercise price per share of our common stock and other terms of such awards. In addition, in the event of certain corporate transactions involving the Company as specified in the Amended 2013 Plan, the Compensation Committee may, in its discretion, provide for the continuation, exchange or cancellation and cash-out of outstanding awards under the Amended 2013 Plan, in each case, subject to such equitable adjustments to such awards as the Compensation Committee may determine to be necessary or appropriate.

Amendment and Termination
The Board may terminate, suspend, amend or modify the Amended 2013 Plan at any time; however, except to the extent permitted by the Amended 2013 Plan in connection with certain changes in capital structure, shareholder approval must be obtained for any amendment to (i) increase the number of shares available under the Amended 2013 Plan, (ii) materially increase the benefits accruing to participants granted awards under the Amended 2013 Plan, (iii) materially modify the requirements as to eligibility for participation in the Amended 2013 Plan and (iv) increase any Individual Award Limit or the Director Award Limit. In addition, no amendment may be made without shareholder approval if shareholder approval is required under applicable law, and no amendment to the Amended 2013 Plan or any award may be made if such amendment would violate the prohibition on repricing under the Amended 2013 Plan.

Material U.S. Federal Income Tax Consequences
The following is a brief description of the principal United States federal income tax consequences related to awards under the Amended 2013 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options
If an optionee is granted a non-qualified stock option under the Amended 2013 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of the Company’s

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. The Company or its subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options
A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described above for nonqualified stock options will apply. The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards
The current federal income tax consequences of other awards authorized under the Amended 2013 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards and other types of awards are generally subject to income tax at the time of payment, vesting or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred will generally be subject to income taxation when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Section 162(m) of the Code
Section 162(m) of the Code generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the Section 162(m) deductibility limitation. However, under the 2017 Tax Cuts and Jobs Act, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and the Company’s ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers. As a result, under current tax law, the Compensation Committee no longer expects to be able to grant awards under the Amended 2013 Plan that are intended to qualify for the performance-based compensation exception to the Section 162(m) deductibility limit.

As one of the factors in its decisions regarding grants under and administration of the Amended 2013 Plan, the Compensation Committee will consider the anticipated effect of Section 162(m) of the Code. These effects will depend upon a number of factors, including the timing of executives’ vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may also affect the deductibility of compensation. For these and other reasons, the Company’s tax deductions for grants under the Amended 2013 Plan may be limited or eliminated as a result of the application of Section 162(m) of the Code.

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

Section 409A of the Code
Certain types of awards under the Amended 2013 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended 2013 Plan and awards granted under the Amended 2013 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended 2013 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits
Awards under the Amended 2013 Plan are generally subject to the discretion of the plan administrator and, other than awards to the Company’s non-employee directors under the 2019 director compensation program, no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the Amended 2013 Plan.

Pursuant to the Company’s director compensation program for 2019, the Board has approved the grant of a restricted stock award valued at $200,000 to each non-employee director who is elected or re-elected, as applicable, at the Annual Meeting. Additionally, the Chairman of the Board may elect to receive her additional annual retainer in the amount of $120,000 in the form of cash or fully-vested shares of common stock. The table below sets forth the aggregate grant date value of the restricted stock awards that the non-employee directors as a group will receive on the date of the Annual Meeting. Because it is not yet determinable whether, or the extent to which, the Chairman of the Board will elect to receive her additional annual retainer in the form of cash or shares of common stock, the table below does not reflect the value of any such additional award. Other than with respect to the non-employee director awards, the amount of awards or benefits to be received by any individual under the Amended 2013 Plan is not determinable.

Name and Position	Dollar Value ($)	Number of Units (1)
William J. Way	–	–
President and Chief Executive Officer
Julian M. Bott	–	–
Executive Vice President & Chief Financial Officer
Clay A. Carrell	–	–
Executive Vice President & Chief Operating Officer
J. David Cecil	–	–
Executive Vice President, Corporate Development
John C. Ale	–	–
Senior Vice President, General Counsel & Secretary
Jennifer E. Stewart	–	–
Senior Vice President, Government and Regulatory Affairs (former interim CFO)
All current executive officers	–	–
All current directors who are not executive officers	1,600,000	–
All employees who are not executive officers	–	–

(1)

The number of shares of restricted stock and common stock granted to non-executive directors on the date of the Annual Meeting cannot be determined at this time because the $200,000 value will be converted to a number of shares of restricted stock using the Company’s closing stock price on the date of the Annual Meeting.

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Proposal No. 3: Approve Amendment to 2013 Incentive Plan

Equity Awards Outstanding as of March 22, 2019
The following table sets forth summary information concerning the number of shares of the Company’s common stock subject to stock options, restricted stock units, restricted stock and performance unit awards outstanding under the 2013 Plan and held by the Company’s named executive officers, directors and employees as of March 22, 2019, without giving effect to the fungible share ratio.

Name and Position	Number of Securities Underlying Options	Number of Securities Underlying Restricted Stock Unit Awards	Number of Securities Underlying Restricted Stock Awards	Number of Securities Underlying Performance Unit Awards
William J. Way	987,965	1,385,010	121,560	1,925,600
President and Chief Executive Officer
Julian M. Bott	–	522,988	–	598,110
Executive Vice President & Chief Financial Officer
Clay A. Carrell	–	669,425	–	765,580
Executive Vice President & Chief Operating Officer
J. David Cecil	282,131	575,288	96,154	657,920
Executive Vice President, Corporate Development
John C. Ale	281,210	370,283	30,593	513,310
Senior Vice President, General Counsel & Secretary
Jennifer E. Stewart	50,220	115,063	6,665	150,680
Senior Vice President, Government and Regulatory Affairs (former interim CFO)
All current executive officers	1,773,739	3,926,125	282,625	4,391,140
All current directors who are not executive officers	125,196	–	340,269	–
All employees who are not executive officers	3,302,201	11,364,017	1,439,184	1,356,298

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Proposal No. 4: Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, or PwC, as the independent registered public accounting firm of the Company for 2019. PwC has been the independent registered public accounting firm of the Company since its selection, based upon recommendation of the Audit Committee, on June 20, 2002.

Recommendation of the Board

The Board recommends that the shareholders vote “FOR” the ratification of the reappointment of PwC.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm (the “independent auditors”) to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee.

The Audit Committee does not delegate to executive leadership its responsibilities to pre-approve services performed by the independent auditors.

Representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement to shareholders if they so desire. The representatives will also be available to respond to questions from shareholders. There have been no disagreements with the independent registered public accounting firm on accounting and financial disclosure.

Relationship with Independent Registered Public Accounting Firm

The following table presents aggregate fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for each of the years ended December 31, 2018 and 2017, and fees billed for other services rendered by PwC during those years. The Audit Committee approved all non-audit services for 2018.

	2018	2017
Audit Fees (1)	$2,724,590	$2,668,287
Audit-Related Fees (2)	$174,000	–
Tax Fees (3)	$31,160	$30,000
All Other Fees (4)	$1,600,000	–
Total	$4,529,750	$2,698,287

(1)	The Audit Fees for the years ended December 31, 2018 and 2017 were for professional services rendered for the integrated audits of the Company’s consolidated financial statements, reviews of the quarterly financial statements, subsidiary audits, consents and assistance with review of documents filed with the SEC.
(2)	The Audit-Related Fees for the year ended December 31, 2018 were associated with our adoption of new accounting standards.
(3)	Tax Fees for the years ended December 31, 2018 and 2017 were for services related to the review of federal and state tax returns, tax planning and consultation.
(4)	An affiliate of PwC provided advisory services related to the Company’s efforts to reduce general and administrative costs in 2018.

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Questions and Answers about the Annual Meeting and Voting

Who is entitled to vote at the Annual Meeting?

Shareholders who own shares of common stock as of March 22, 2019, the Record Date, may vote at the meeting. There were 541,205,796 shares of common stock outstanding on that date. Each share of common stock entitles the holder to one vote on all matters submitted to a vote at the Annual Meeting and any adjournment or postponement of the meeting. A complete list of the shareholders entitled to vote will be available for examination at the meeting and for at least 10 days prior to the meeting at our corporate offices located at 10000 Energy Drive, Spring, Texas 77389.

How may I attend the Annual Meeting?

You may vote your shares without attending by following the instructions regarding proxies, which appear on pages 74-75. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. Central Daylight Time on the date of the Annual Meeting. Attendance at the Annual Meeting is limited to shareholders, our employees, invited guests, and, in some cases, special representatives of shareholders whose proposals appear in our proxy statement. All shareholders as of the record date may attend the Annual Meeting but must present photo identification and proof of stock ownership. If you are a shareholder of record (your shares are held in your name), valid photo identification such as a driver’s license or passport showing a name that matches our records will suffice. If you are a beneficial owner (your shares are held through a broker, bank or nominee), you must provide valid photo identification and current evidence of your ownership of shares, which you can obtain from your broker, bank or nominee. The use of cell phones, smartphones, recording and photographic equipment and computers is not permitted in the meeting room at the Annual Meeting.

When were the enclosed solicitation materials first given to shareholders?

This proxy statement and the accompanying proxy are first being mailed, given or made available to shareholders, on or about April 11, 2019. We are also making our proxy materials available to our shareholders on the Internet. You may read, print and download our 2018 Annual Report to Shareholders and our proxy statement at www.swnannualmeeting.com and www.proxyvotenow.com/swn. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by email.

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

Southwestern Energy Company has adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, the Company may deliver a single copy of this proxy statement and the Annual Report to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of the Company’s annual meetings, and reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of this proxy statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive free of charge a separate copy of this proxy statement or the Annual Report, or separate copies of any future notice, proxy statement or annual report, shareholders may write or call the Company at the following:

Southwestern Energy Company
Attention: Secretary
10000 Energy Drive
Spring, Texas 77389
(832) 796-4700

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Questions and Answers about the Annual Meeting and Voting

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address and phone number above. Shareholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What constitutes a quorum of shareholders?

We must have a quorum to conduct the meeting. A quorum is the presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast as of the Record Date. Because there were 541,205,796 shares of common stock outstanding on March 22, 2019, the Record Date, the quorum for the Annual Meeting requires the presence at the meeting in person or by proxy of shareholders entitled to vote at least 270,602,899 shares. Broker non-votes, abstentions and withhold-authority votes COUNT for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner represents the shares at the meeting but does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner.

If I am the “beneficial owner” of shares that are held in “street name” by my broker, will my broker vote for me? How are broker non-votes treated?

Under the NYSE member rules, a member broker (that is, a member of the NYSE) that holds shares in street name for customers generally has the authority to vote on certain “routine” or “discretionary” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. However, the NYSE precludes brokers from exercising their voting discretion on certain proposals without instructions from the beneficial owner, and the NYSE now expressly prohibits brokers holding in “street name” for their beneficial holder clients from voting in an election of directors and from voting on certain corporate governance matters without receiving specific instructions from those clients. Therefore, if you hold your shares in the name of a bank, broker or other holder of record, for your vote to be counted on Proposals No. 1, 2, 3 and 4 you will need to communicate your voting decisions to your bank, broker or other holder of record before May 20, 2019.

How will you treat abstentions?

Abstentions are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the shareholders have approved the matters addressed by Proposal No. 1, abstentions will have no effect on the vote, but because Proposals No. 2, 3 and 4 require approval of a majority of shares represented at the meeting, abstentions on these proposals will have the same effect as a vote “AGAINST.”

How do I vote?

On or about April 11, 2019, we mailed a notice to shareholders containing instructions on how to access our proxy materials and vote online at www.proxyvotenow.com/swn. Because many of our shareholders are unable or choose not to attend the meeting in person and may have limited access to the Internet, we also send proxy cards and offer electronic and telephonic voting to all of our shareholders who hold their shares in their own names (that is, whose shares are not held by a broker in “street name”) to enable them to direct the voting of their shares.

If you are the record holder of your shares, you may vote your shares (i) via the Internet, (ii) by telephone, or (iii) in person at the Annual Meeting by proxy. If your shares are held by your broker in “street name,” your broker is required to provide you with instructions for voting your shares.

Internet Access: Record holders with internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards. Shareholders who hold shares beneficially in “street name” may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for internet voting availability.

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Questions and Answers about the Annual Meeting and Voting

By Telephone: Record holders may submit proxies by following the “Vote by Telephone” instructions on their proxy cards. Shareholders who hold shares beneficially in “street name” may vote by telephone by calling the number specified on the voting instruction card provided by their brokers, trustee or nominees. Please check the voting instruction card for telephonic voting availability.

What is the voting requirement to approve each of the proposals?

Proposal No. 1 – Election of Directors: Any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected to the Board. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors.

Proposal No. 2 – A Non-Binding Advisory Vote to the Compensation of our Named Executive Officers: The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting, either in person or by proxy, is required to approve Proposal No. 2. Therefore, abstentions will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the results of this vote.

Proposal No. 3 – Approval of Amendment to 2013 Plan: The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting, either in person or by proxy, on Proposal No. 3 is required to approve the amendment to the 2013 Plan. Therefore, abstentions will have the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the results of this vote.

Proposal No. 4 – Ratification of Independent Registered Public Accounting Firm: The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting, either in person or by proxy, on Proposal No. 4 is required to ratify the appointment of PwC as our independent registered public accounting firm. Therefore, abstentions will have the same effect as a vote “AGAINST.” Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm. Therefore, we do not expect any broker non-votes on this proposal. However, to the extent there are any broker non-votes, they will have no effect on the results of this vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. When you vote by completing and returning the enclosed proxy card, you will be designating Anne Taylor and Patrick Prevost as your proxies. We solicit proxies so that as many shares as possible of common stock may be voted at the Annual Meeting. You must complete and return the enclosed proxy card or vote by phone or Internet to have your shares voted by proxy as contemplated by this proxy statement.

How will my proxy vote my shares?

Your proxies will be voted in accordance with your instructions. If you complete and return your proxy card but do not provide instructions on how to vote, your proxies will vote “FOR” the seven director nominees, the proposal regarding a non-binding advisory vote on executive compensation, the approval of the amendment of the 2013 Plan and the ratification of PwC as the Company’s independent registered public accounting firm for 2019. Also, your proxy card or your vote via phone or internet will give your proxies authority to vote, using their best judgment, on any other business that properly comes before the meeting.

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Questions and Answers about the Annual Meeting and Voting

How do I vote by mail using my proxy card?

There are three steps:

Step 1
a. Proposal No. 1
Election of a Board of nine directors to serve until the next Annual Meeting or until their successors are duly elected and qualify.

To vote for a director, check the box marked “FOR” opposite the name of the director. To cast your vote against a director, mark the box “AGAINST” opposite the name of the director. If you do not wish to vote, mark the box “ABSTAIN.”

b. Proposal No. 2, Proposal No. 3 and Proposal No. 4
To vote for a proposal, check the box marked “FOR.” If you are opposed to a proposal, check the box, “AGAINST.” If you do not wish to vote, mark the box “ABSTAIN.”

Step 2
Sign and date your proxy card. IF YOU DO NOT SIGN AND DATE YOUR PROXY CARD, YOUR VOTES WILL NOT BE COUNTED. EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, EACH SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS AS SET FORTH IN THIS PROXY STATEMENT.

Step 3
Mail your proxy card in the pre-addressed, postage-paid envelope.

May I vote by proxy even if I plan to attend the Annual Meeting?

Yes. If you vote by proxy, you need to fill out a ballot at the Annual Meeting only if you want to change your vote.

How may I revoke my proxy after I have delivered it?

A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Secretary of the Company, by delivering a later dated proxy (by one of the methods described above) or by voting in person at the meeting.

The Secretary may be contacted at the following address: Southwestern Energy Company, Attention: Secretary, 10000 Energy Drive, Spring, Texas 77389.

Who is soliciting my proxy, how is it being solicited, and who pays the costs?

The Company, on behalf of the Board, through its officers and employees, is soliciting proxies primarily by mail. However, proxies also may be solicited in person, by telephone or facsimile. Morrow Sodali LLC, a proxy solicitation firm, will be assisting us for a fee of approximately $12,000 plus out-of-pocket expenses. Southwestern Energy Company pays the cost of soliciting proxies and reimburses brokers and others for forwarding proxy materials to you.

When will the voting results be available?

The Company will announce preliminary voting results at the Annual Meeting. Voting results will also be disclosed on a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting. Once filed, this Form 8-K will be available on the Company’s and the SEC’s websites.

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Questions and Answers about the Annual Meeting and Voting

Confidential Voting

The Company has a confidential voting policy to protect its shareholders’ voting privacy. Under this policy, all proxies, ballots and other voting materials or compilations (collectively, “Voting Records”) that identify specific holders of record or beneficially of any class of stock of the Company, entitled to vote at any annual or special meeting and the manner in which such holders voted shall be kept permanently confidential and shall not be disclosed to any entity or person, including the directors, officers, employees or shareholders of the Company except (i) to allow the tabulator of the vote to tabulate and certify the vote, (ii) to comply with federal or state law, including the order of any court, department or agency having jurisdiction over the Company, and to assert or defend claims for or against the Company, (iii) in connection with a contested proxy solicitation; (iv) in the event a shareholder has made a written comment on a proxy card or ballot, or (v) if a shareholder expressly requests disclosure of his or her vote. Proxy cards shall be returned in envelopes addressed to the tabulator of the vote. Notwithstanding the foregoing, the tabulator of the vote may report to the Company the aggregate number of shares voted with respect to any matter and whether (but not how) a shareholder has voted and shall report to the Company any written comments on any Voting Records, including the names and addresses of the shareholders making the comments. Any party receiving or tabulating the Voting Records and any person serving as an inspector of elections shall be given a copy of the policy and shall sign a statement acknowledging receipt of the policy and the obligation to comply with it. The policy does not operate to impair free and voluntary communication between the Company and its shareholders, including the disclosure by shareholders of the nature of their votes.

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Requirements for Submitting Proxy Proposals and Transaction of Business at Annual Meeting

Transaction of Business at the Annual Meeting

Although the Notice of Annual Meeting of Shareholders calls for transaction of such other business as may properly come before the meeting, the Company’s executive leadership has no knowledge of any matters to be presented for action by shareholders at the meeting other than as set forth in this proxy statement. The Company’s bylaws set forth the requirements for shareholders to propose to bring matters before the meeting. A shareholder must timely submit a notice containing certain information about any proposal and the proposing shareholder. To be timely, such notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 90, nor more than 120, days prior to the first anniversary of the preceding year’s annual meeting. If any other business should come before the meeting, the persons named in the proxy have discretionary authority to vote in accordance with their best judgment. A copy of the relevant bylaw provisions may be obtained on www.sec.gov or by contacting the Secretary, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, (832) 796-4700.

Date for Receipt of Shareholder Proposals for the 2020 Annual Meeting

Shareholder proposals intended to be presented for possible inclusion in the Company’s proxy materials for the 2020 Annual Meeting must be received by the Company at its principal offices not later than December 13, 2019. Any shareholder submitting a proposal intended to be brought before the 2020 Annual Meeting who has not sought inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary of the Company at the Company’s principal executive offices no later than the close of business on February 21, 2020, and no earlier than the opening of business on January 22, 2020. If, however, the 2020 Annual Meeting is called for a date that is not within 25 days before or after the anniversary of the 2019 Annual Meeting, written notice of any such proposal must be received no later than the close of business on the tenth day following the day on which notice of the Annual Meeting date was mailed or such public disclosure of the date of the 2020 Annual Meeting was made, whichever first occurs. The Company’s bylaws require that notices of shareholder proposals contain certain information about any proposal and the proposing shareholder. A copy of the relevant bylaw provisions may be obtained on www.sec.gov or by contacting the Secretary, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, (832) 796-4700.

Date for Receipt of Shareholder Director Nominations for the 2020 Annual Meeting

Eligible shareholders may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the “proxy access” provisions of our Amended and Restated Bylaws. The Company’s Amended and Restated Bylaws require that notice be provided in writing to the Secretary of the Company (at the same address noted above) no later than the close of business on December 13, 2019, and no earlier than the opening of business on November 13, 2019. For more information regarding the “proxy access” provisions of our Amended and Restated Bylaws, see page 23.

The Company’s Amended and Restated Bylaws also provide that any shareholder may nominate a candidate for election to the Board, which nomination is not submitted for inclusion in the Company’s proxy materials. Assuming that the Annual Meeting is held within 25 days of May 21, 2020, the Company’s Bylaws require that notice be provided in writing to the Secretary of the Company (at the same address noted above) no later than the close of business on February 21, 2020, and no earlier than the opening of business on January 22, 2020. For additional information, see page 23 “Corporate Governance – Shareholder Nominations – Other Nominations” for a discussion of the delivery requirements if the Company’s 2020 Annual Meeting is held outside the above window.

Dated: April 11, 2019

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Annex A: Third Amendment to Southwestern Energy Company 2013 Incentive Plan

THIS THIRD AMENDMENT (this “Amendment”) to the Southwestern Energy Company 2013 Incentive Plan is made and adopted by the Board of Directors (the “Board”) of Southwestern Energy Company (the “Company”), effective as of _______, 2019 (the “Effective Date”), subject to approval by the Company’s shareholders. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Southwestern Energy Company 2013 Incentive Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 17(a) of the Plan, the Board has the authority to amend the Plan from time to time, including the authority to amend, subject to shareholder approval, the number of shares of common stock of the Company that may be issued under the Plan; and

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date, subject to approval by the Company’s shareholders:

AMENDMENT

1.	The first sentence of Section 3(a) of the Plan is hereby amended and restated in its entirety as follows:

“(a) Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 88,700,000 shares of Common Stock in the aggregate.”

2.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Southwestern Energy Company on _______, 2019 and by the shareholders on _______, 2019.

Executed on this __ day of _______, 2019.

By:

Name:

Title:

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Annex B: Conformed Composite of the Southwestern Energy Company 2013 Incentive Plan as Amended through May 23, 2017

1. Purpose of the Plan

The Southwestern Energy Company 2013 Incentive Plan is intended to promote the interests of Southwestern and its stockholders by providing the employees and eligible non-employee directors of Southwestern, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to serve this goal by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2. Definitions

As used in the Plan or in any instrument governing the terms of any Award, the following definitions apply to the terms indicated below:

(a) “Award” means an Option, Restricted Stock, Restricted Stock Unit or Other Award granted pursuant to the terms of the Plan.

(b) “Board” means the Board of Directors of Southwestern.

(c) “Cause” when used in connection with the termination of a Participant’s employment with the Company, shall mean, unless otherwise specified in a Participant’s agreement evidencing the grant of an Award under the Plan or in a Participant’s effective employment agreement with the Company, the termination of the Participant’s employment by the Company on account of (i) the willful and continued failure by the Participant to substantially perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness), (ii) the Participant’s willful and serious misconduct which has resulted in or could reasonably be expected to result in material injury to the business, financial condition or reputation of the Company, (iii) the Participant’s commission of a crime that constitutes a felony or serious misdemeanor or (iv) the breach by the Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company or not to compete or interfere with the Company.

(d) “Change in Control” shall mean the occurrence of any of the following:

(1) the acquisition by Person, directly or indirectly, of the beneficial ownership of securities representing either: (i) more than twenty percent (20%) of the then outstanding shares of Common Stock, or (ii) twenty percent (20%) or more of the Voting Securities; provided, however, that any acquisition by (x) Southwestern or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by Southwestern or any of its subsidiaries or (y) any corporation or entity with respect to which, immediately following such acquisition, more than sixty (60%) of, respectively the then outstanding shares of common stock or other ownership interests of such corporation or entity and the then outstanding voting securities of such corporation or entity is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the Voting Securities prior to such acquisition in substantially the same proportion as their ownership immediately prior to such acquisition, shall not constitute a Change in Control;

(2) the individuals who, as of the Effective Date, constitute the Board of Directors of Southwestern (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board during any twelve (12)-month period, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Southwestern’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the

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election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) the consummation after the Effective Date of a reorganization, merger, consolidation or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”) unless, in each case, following such Corporate Transaction: (1) (A) all or substantially all of the persons who were the beneficial owners of the outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the then outstanding shares of common stock or other ownership interests of the corporation or other entity resulting from such Corporate Transaction, and (B) all or substantially all of the persons who were the beneficial owners of the Voting Securities immediately prior to such Corporate Transaction beneficially own directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation or entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in each case in substantially the same proportions as their ownership of the outstanding Common Stock and Voting Securities prior to such Corporate Transaction; (2) no Person (excluding (x) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries and (y) any Person approved by the Incumbent Board) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock or other ownership interests of the corporation or other entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to such Corporate Transaction; and (3) at least a majority of the members of the board of directors of the corporation (or the equivalent governing body of any other entity) resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporation Transaction.

Notwithstanding the foregoing and for the purposes of timing of payment, distribution or settlement only, a Change in Control shall not be deemed to occur under this Plan with respect to any Award that constitutes “non-qualified deferred compensation” subject to Section 409A of the Code, unless the events that have occurred would also constitute a “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Final Regulation 1.409A-3(i)(5), or any successor thereto.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(f) “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board from time to time to administer the Plan (and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan) that meets the criteria set forth in Section 4 of the Plan.

(g) “Common Stock” means the common stock of Southwestern, par value $0.01 per share, or any other security into which such common stock shall be changed pursuant to the adjustment provisions of Section 12 of the Plan.

(h) “Company” means Southwestern, together with its Subsidiaries.

(i) “Covered Employee” means a Participant who at the time of reference is a “covered employee” as defined in Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(j) “Director” means a member of the Board who is not at the time of reference an employee of the Company.

(k) “Disability” shall mean a condition entitling a Participant to benefits under the long-term disability policy maintained by the Company and applicable to him and for a Director shall mean any physical or mental condition that prevents a Director from being able to perform the duties of a Director for a period of twelve consecutive months. For purposes of this Plan, a Participant’s employment, other than a Director, shall be deemed to have terminated as a result of Disability on the date as of which he or she is first entitled to receive disability benefits under such policy, law or regulation; provided that with respect to any Award that is subject to Section 409A of the Code, if such Award provides for any payment or distribution upon a Participant’s

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(i)  Disability, then “Disability” shall have the meaning given to such term in Section 1.409A-3(i)(4) of the Treasury Regulations or (ii) termination of employment or service as a result of Disability, then such Participant’s employment or service shall be deemed to have terminated as a result of Disability on the date on which such Participant experiences a Separation from Service.

(l) “Early Retirement” means the termination of the employment of a Participant with the Company for reasons other than Cause, on or after the first date on which the Participant has both attained age 55 and completed 3 years of service with the Company.

(m) “Effective Date” means the date on which the Plan is approved by the stockholders of Southwestern.

(n) “Equity Account” means each account created with a brokerage firm utilized by the Company from time to time in connection with the administration of the Company’s equity plans and programs, including the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(p) “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination, (i) the closing price of a share of Common Stock, as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, on the date of grant or, if the date of grant is not on a business day, the first business day preceding the date of grant or (ii) if the Common Stock is not listed or admitted to trading on any securities exchange, the fair market value of a share of Common Stock as reasonably determined by the Committee in its sole discretion using a reasonable valuation method.

(q) “Full-Value Award” means any Award that is settled in shares, other than an Option or a stock appreciation right.

(r) “Immediate Family Members” shall mean, for any Participant, his or her spouse, parents, children, stepchildren, grandchildren or legal dependents.

(s) “Incentive Stock Option” shall mean an Option granted to a Participant who is not a Director which Option, at the date of grant, is intended to be an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(t) “Non-Qualified Stock Option” shall mean an Option granted to a Participant that is not an Incentive Stock Option.

(u) “Option” shall mean an option to purchase shares of Common Stock granted to a Participant pursuant to Section 6 of the Plan. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(v) “Other Award” means an award granted to a Participant pursuant to Section 8.

(w) “Participant” means a Director or employee of the Company who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person, his successors, heirs, executors and administrators, as the case may be.

(x) “Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

(y) “Performance Measures” means such measures as are described in Section 9 on which Performance Targets are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(z) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award. Performance Periods may be overlapping and in no event will any Performance Period be less than twelve months.

(aa) “Performance Schedule” means a schedule or other objective method for determining the percentage of the Target Award to be paid out, based on actual performance compared to the Performance Targets.

(bb) “Performance Target” means performance goals and objectives with respect to Performance Measures or other performance criteria for a Performance Period.

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(cc) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

(dd) “Plan” means this Southwestern Energy Company 2013 Incentive Plan, as it may be amended from time to time.

(ee) “Restricted Stock” shall mean a share of Common Stock which is granted to a Participant pursuant to Section 7 hereof and which is subject to the restrictions set forth in Section 7(c) hereof for so long as such restrictions continue to apply to such share.

(ff) “Restricted Stock Unit” shall mean a share of Common Stock which is granted to a Participant pursuant to Section 7 hereof, except no shares of Common Stock are actually awarded to the Participant on the date of grant, and which is subject to the restrictions set forth in Section 7(c) hereof for so long as such restrictions continue to apply to such Restricted Stock Unit.

(gg) “Retirement” shall mean the termination of the employment of a Participant with the Company for reasons other than Cause or, in the event the Participant is a Director, the Director’s resignation or failure to seek reelection to the Board, on or after the date on which the Participant has both attained age 65 and completed 3 years of service with the Company.

(hh) “Securities Act” means the Securities Act of 1933, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(ii) “Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

(jj) “Southwestern” means Southwestern Energy Company, a Delaware corporation, and any successor thereto.

(kk) “Specified Employee” shall have the meaning set forth in Section 1.409A-1(i) of the Treasury Regulations.

(ll) “Subsidiary” shall mean any entity that is directly or indirectly controlled by Southwestern or any entity, including an acquired entity, in which Southwestern has a significant equity interest, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, “Subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Southwestern, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations; provided that for the purpose of determining whether a corporation or other entity is a Subsidiary for purposes of Section 5(a) hereof, if the Awards proposed to be granted to employees of such corporation or other entity would be granted based upon legitimate business criteria, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1.414(c)-2(b)(2)(i). For purposes of determining ownership of an interest in an organization, the rules of Sections 1.414(c)-3 and 1.414(c)-4 of the Treasury Regulations apply.

(mm) “Target Award” means a target Award determined by the Committee to be payable upon satisfaction of any applicable Performance Targets.

(nn) “Transferred Option” means any Non-Qualified Stock Option transferred in accordance with Section 6(d) of the Plan.

(oo) “Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Treasury Department and United States Internal Revenue Service, as amended.

(pp) “Voting Securities” means, at any time, Southwestern’s then outstanding voting securities.

3. Stock Subject to the Plan and Limitations on Awards

(a) Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed 52,700,000 shares of Common Stock in the

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aggregate. Any shares that are subject to Awards of Options or stock appreciation rights shall be counted against this limit as one (1) share for every one (1) share subject to the Option or stock appreciation right. Any shares that are subject to Full-Value Awards granted on or after May 17, 2016 shall be counted against this limit as 2.3 shares for every one (1) share subject to the Award. Any shares that are subject to Full-Value Awards granted before May 17, 2016 shall be counted against this limit as one (1) share for every one (1) share subject to the Award. The shares referred to in the preceding sentences of this paragraph and the manner in which shares subject to Full-Value Awards are counted shall in each case be subject to adjustment as provided in Section 12 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

For purposes of the preceding paragraph, shares of Common Stock covered by Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. Shares of Common Stock covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3(a). Except to the extent otherwise required by applicable law or stock exchange rule, the maximum number of shares of Common Stock covered by Awards shall not be reduced to reflect any dividend or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional Awards.

Notwithstanding the foregoing, any and all shares of Common Stock that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; (iii) repurchased by the Company with the proceeds from an Option exercise; or (iv) covered by a stock appreciation right (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 3(a).

(b) Individual Award Limits

Subject to adjustment as provided in Section 12, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any single Participant in any calendar year shall not exceed 2,500,000 shares in the aggregate. The amount payable under the Plan to any single Participant in any calendar year with respect to any cash-based Award shall not exceed $10,000,000. The limitations in this Section 3(b) (the “Award Limits”) shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

(c) Substitution and Repricing

Notwithstanding any provision of this Plan to the contrary, in no event shall any new Awards be issued in substitution for outstanding Awards previously granted to Participants, nor shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, nor shall any Option or stock appreciation right be cancelled in exchange for cash when the Option or stock appreciation right price per share exceeds the Fair Market Value of the underlying shares, in each case unless the stockholders of the Company expressly approve such substitution, repricing or cancellation.

(d) Non-Employee Director Limit

Notwithstanding any provision to the contrary in the Plan, the grant date fair value (determined as of the date of grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of equity-based Awards granted during any calendar year to a Director for services as a Director shall not exceed $400,000 (the “Director Limit”).

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4. Administration of the Plan

The Plan shall be administered by a committee of the Board consisting of two or more persons, each of whom qualify as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), an “outside director” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of any applicable stock exchange or similar regulatory authority. The Committee shall, consistent with the terms of the Plan, from time to time designate those employees and Directors of the Company who shall be granted Awards under the Plan and the amount, type and other terms and conditions of such Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or officers of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitation as the Committee may specify and in accordance with (and only to the extent permitted by) Section 157 of the Delaware General Corporation Law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Award (and any instrument evidencing any Award, including, but not limited to individual agreements, guidelines or programs adopted under the Plan) granted hereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and whether employment for any Person other than the Company shall constitute employment for any purposes of the Plan.

On or after the date of grant of an Award under the Plan, the Committee may, subject to applicable law and the limitations and requirements set forth herein, (i)  accelerate the date on which any such Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Award,including,without limitation, extending the period following a termination of a Participant’s employment during which any such Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code. In the event that the Committee provides for the accrual of dividends or dividend equivalents with respect to an Award, such dividend equivalents shall be subject to the same terms and conditions as, and shall in no event be paid prior to the vesting of, the Award to which they relate.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

(a) Participants

The Persons who shall be eligible to receive Awards pursuant to the Plan shall be those employees and Directors of the Company whom the Committee shall select from time to time, including officers of Southwestern, whether or not they are members of the Board. With respect to Participants subject to U.S. income tax, Options and stock appreciation rights shall only be granted to such Participants who provide direct services to Southwestern or a Subsidiary of Southwestern as of the date of grant of the Option or stock appreciation right. Each Award granted under the Plan shall be evidenced by an instrument in writing, whether in the form of individual agreements, guidelines or programs adopted under the Plan, or other evidence, including, without limitation, an electronic medium, in form and substance approved by the Committee.

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(b) Employees of Subsidiaries

Employees of Subsidiaries may participate in the Plan upon approval of Awards to such employees by the Committee. A Subsidiary’s participation in the Plan may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Company. The Committee may terminate the Subsidiary’s participation in the Plan at any time and for any reason. If a Subsidiary’s participation in the Plan shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Committee, and the Committee shall determine, in its sole discretion, the extent to which employees of the Subsidiary may continue to participate in the Plan with respect to previously granted Awards. Unless the Committee determines otherwise, a Subsidiary’s participation in the Plan shall terminate upon the occurrence of any event that results in such entity no longer constituting a Subsidiary as defined herein; provided, however, that such termination shall not relieve such Subsidiary of any of its obligations to the Company theretofore incurred by it under the Plan, except with the approval of the Committee. Notwithstanding the foregoing, unless otherwise specified by the Committee, upon any such Subsidiary ceasing to be a Subsidiary as defined herein, the Participants employed by such Subsidiary shall be deemed to have terminated employment for purposes of the Plan. With respect to Awards subject to Section 409A of the Code, for purposes of determining whether a distribution is due to a Participant, such Participant’s employment shall be deemed terminated as described in the preceding sentence only if the Committee determines that a Separation from Service has occurred.

6. Options

The Committee may from time to time grant Options pursuant to the Plan to Participants, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve, including without limitation, an electronic medium. Options shall comply with and be subject to the following terms and conditions:

(a) Identification of Options

All Options granted under the Plan shall be identified in the agreement evidencing such Options as either Incentive Stock Options or Non-Qualified Stock Options.

(b) Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted.

(c) Term and Exercise of Options

(1) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and specified in the agreement evidencing such Option; provided, however that no Option shall be exercisable after the expiration of seven (7) years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(2) Each Option may be exercised in whole or in part, to the extent such Option is vested on the date of exercise, provided that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) Unless otherwise provided by the Committee, an Option must be exercised as set forth in this Section 6(c)(3). An Option shall be exercised by such methods and procedures as the Committee determines from time to time, as set forth in the agreement evidencing the award of the Option. An Option shall be exercised by delivering notice to Southwestern’s principal office, to the attention of its Secretary, or as otherwise directed, subject to any notice period the Company may require in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed (including through an electronic medium) by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) through funds held in the Participant’s Equity Account, if any, (ii) in shares of Common Stock that have been owned by the Participant for at least six months prior to the effective date of exercise and valued at their Fair Market Value on

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the effective date of such exercise, or (iii) in such other manner as may be authorized by the Committee from time to time. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of Southwestern, together with any other documents and evidences as the Secretary of Southwestern shall require from time to time.

(4) Shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant’s Equity Account, as soon as practicable following the effective date on which the Option is exercised.

(d) Transferability of Options

(1) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of a Participant, only by the Participant. Notwithstanding the foregoing, a Participant may transfer all or a portion of a fully vested Award of Non-Qualified Stock Options (i) to the Participant’s Immediate Family Members; (ii) to a trust, partnership (including a family limited partnership), or corporation or other similar entity which is owned solely by one or more of the Participant’s spouse or natural or adopted lineal descendants or which will hold such Non-Qualified Stock Options solely for the benefit of one or more such persons, or (iii) in the discretion of the Committee (x) pursuant to a domestic relations order as defined in Section 414(p)(1)(B) of the Code or (y) to any other Person.

(2) In order for a Participant to transfer Options as set forth in Section 6(d)(1) above, (i) there may be no consideration for any such transfer and (ii) the Award must be fully vested prior to the transfer of any portion of the Award.

(3) Following transfer, subsequent transfers of Transferred Options shall be prohibited except for transfers to the Participant or individuals or entities described in Section 6(d)(1) above, or by the laws of descent or distribution and Transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including but not limited to, (i) restrictions or other provisions relating to competition or other conduct detrimental to the Company, and (ii) except as otherwise required pursuant to a domestic relations order as defined in Section 414(p)(1)(B) of the Code, the obligation of the Participant for payment of taxes with respect to the exercise of such Transferred Options and the rights of the Company to withhold such taxes from the Participant or to otherwise require the Participant to satisfy all obligations for the withholding of such taxes. The provisions relating to the period of exercisability and expiration of the Transferred Option shall continue to be applied with respect to the original Participant, and the Transferred Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in the Award agreement evidencing the grant of the Non-Qualified Stock Options to which the Transferred Options relate. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 6(d) shall be null and void.

(e) Special Rules for Incentive Stock Options

(1) The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) granted under the Plan and under any other plan, agreement or arrangement of the Company (or any “subsidiary” of Southwestern as such term is defined in Section 424 of the Code) which may become exercisable for the first time by a Participant during any calendar year under the Plan shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of which Options shall cease to constitute Incentive Stock Options, Incentive Stock Options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Southwestern or any of its “subsidiaries” (within the meaning

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of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(f) Effect of Termination of Employment – Participants Other Than Directors

(1) Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate for any reason other than Disability, Retirement, Early Retirement, Cause or death, (i) Options granted to such Participant, to the extent that they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of three months after such termination, on which date they shall expire to the extent not exercised, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its original term.

(2) Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate on account of the Early Retirement of the Participant, such Participant shall be entitled to exercise at any time or from time to time after such termination and until the first anniversary of such termination, Options granted to him hereunder to the extent that such Options were vested and exercisable at the time of such termination provided however, that no Option shall be exercisable after the expiration of its original term. Options that are not exercised prior to the first anniversary of such termination shall expire on such anniversary date.

(3) Unless the Committee provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate on account of the death, Disability or Retirement of the Participant, all Options granted to the Participant shall fully vest and become immediately exercisable by the Participant or the Participant’s estate or beneficiary under his or her will, at any time or from time to time until the expiration of their original term.

(4) In the event of the termination of a Participant’s employment with the Company and its Subsidiaries for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(5) For purposes of this Section 6(f), an Option shall be deemed to be exercisable on the date of the termination of the employment of a Participant with the Company to the extent, if any, it becomes exercisable by acceleration by the Committee.

(6) For purposes of clarification, Options held by a Participant employed by an entity that is a Subsidiary will terminate immediately when such entity ceases to be a Subsidiary of the Company, unless the Committee determines otherwise.

(g) Effect of Discontinuance of Director’s Term

(1) Unless the Committee provides otherwise on or after the date of grant, in the event that the term of a Director’s membership on the Board expires because (i) the Director loses an election for a position on the Board, (ii) resigns from the Board prior to his having both attained age 65 and completed three years of service as a director, or (iii) fails to seek reelection to the Board of Directors for a term commencing prior to his having both attained age 65 and completed three years of service as a director (in any case, other than on account of death or Disability) (x) Options granted to such Director, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of three months after such termination, on which date they shall expire to the extent not exercised, and (y) Options granted to such Director, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Options shall be exercisable after the expiration of their original term.

(2) Unless the Committee provides otherwise on or after the date of grant, in the event that the term of a Director’s membership on the Board expires or is discontinued (i) because of the Director’s Retirement, or (ii) because of the Director’s Disability or death, all Options granted to such Director shall fully vest and become exercisable by the Director or the Director’s estate or beneficiary under his or her will, at any time or from time to time until the expiration of their original term.

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(3) In the event that a Director is removed from the Board by the shareholders of the Company, all outstanding Options granted to such Director shall expire at the commencement of business on the date of such removal.

7. Restricted Stock and Restricted Stock Units

The Committee may grant shares of Restricted Stock or Restricted Stock Units pursuant to the Plan. Each grant of shares of Restricted Stock or Restricted Stock Units shall be evidenced by an agreement in such form as the Committee shall from time to time approve, including, without limitation, an electronic medium. Each grant of shares of Restricted Stock or Restricted Stock Units shall comply with and be subject to the following terms and conditions:

(a) Vesting

At the time of each grant of shares of Restricted Stock or Restricted Stock Units, the Committee shall establish the date or dates on which the restrictions on the Restricted Stock will lapse or the Restricted Stock Units will vest and the conditions, if any, which must be satisfied on or prior to such vesting date for the Participant’s rights with respect to such shares of Restricted Stock or Restricted Stock Units to become vested. The Committee may divide such shares of Restricted Stock or Restricted Stock Units into classes and assign a different vesting date and different conditions for each class. Except as provided in Section 7(c) and 7(f) hereof, upon a grant of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 7(d) hereof. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) hereof and any agreement evidencing such Restricted Stock are satisfied, and except as provided in Section 7(c) and 7(f) hereof, upon the vesting date of a share of Restricted Stock, the Participant’s rights with respect to such share shall become fully vested and the restrictions of Section 7(c) hereof shall cease to apply to such share. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 7(b) hereof and any agreement evidencing such Restricted Stock Unit are satisfied, and except as provided in Section 7(c) and 7(f) hereof, on the relevant vesting date, the Participant’s rights with respect to such Restricted Stock Unit shall become fully vested and the Company shall settle such Restricted Stock Unit in accordance with the provisions of Section 7(e).

(b) Conditions to Vesting

At the time of the grant of shares of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock or Restricted Stock Units, that the Participant or the Company achieve such Performance Measures or other performance criteria as the Committee may specify at the time of the grant of such shares or that the Participant continue in the employment of the Company for a specified period of time.

(c) Restrictions on Transfer Prior to Vesting

Prior to the vesting of a share of Restricted Stock, such share of Restricted Stock shall not be transferable under any circumstances and no transfer of a Participant’s rights with respect to such share of Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share of Restricted Stock, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the transfer shall be of no force or effect. Prior to the vesting of a Restricted Stock Unit, such Restricted Stock Unit shall not be transferable under any circumstances and no transfer of a Participant’s rights with respect to such Restricted Stock Unit, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such Restricted Stock Unit, but immediately upon any attempt to transfer such rights, such Restricted Stock Unit, and all of the rights related thereto, shall be cancelled and shall be forfeited by the Participant and the transfer shall be of no force or effect.

(d) Custodian of Restricted Stock

Each share of Restricted Stock will be held in custody by the Company or its transfer agent as custodian until all restrictions thereon have lapsed.

(e) Benefits Upon Vesting

(1) Unless the Committee provides otherwise on or after the date of grant, upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the

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restrictions of Section 7(c) hereof shall cease to apply to such share of Restricted Stock. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause a share of Common Stock to be delivered to the Participant’s Equity Account.

(2) Unless the Committee provides otherwise on or after the date of grant, within 30 days following the vesting of a Restricted Stock Unit pursuant to the terms hereof, the Participant shall be entitled to receive a payment in cash, shares of Common Stock, or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, shall determine, with a value equal to the sum of the Fair Market Value of a share of Common Stock on the applicable vesting date with respect to each such Restricted Stock Unit.

(f) Effect of Termination of Employment – Participants Other than Directors

(1) Unless the Committee provides otherwise on or after the date of grant, in the event the employment of a Participant with the Company is terminated for any reason, other than the Participant’s death, Disability, or Retirement, all unvested Restricted Stock or Restricted Stock Units granted to such Participant, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or any agreement evidencing such Restricted Stock or Restricted Stock Units, shall be forfeited on the date of such termination without any payment of consideration by the Company to Participant.

(2) Unless the Committee provides otherwise on or after the date of grant, in the event the employment of a Participant with the Company is terminated because of Participant’s death, Disability, or Retirement, all unvested Restricted Stock or Restricted Stock Units granted to such Participant, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or any agreement evidencing such Restricted Stock or Restricted Stock Units, shall vest and all restrictions shall lapse.

(3) For purposes of clarification, unvested Restricted Stock and Restricted Stock Units held by a Participant employed by an entity that is a Subsidiary of Southwestern will terminate and be forfeited immediately when such entity ceases to be a Subsidiary of Southwestern, unless the Committee determines otherwise.

(g) Effect of Discontinuance of Director’s Term

(1) Unless the Committee provides otherwise on or after the date of grant, in the event that the term of a Director’s membership on the Board expires or is discontinued (i) because of the Director’s Retirement or (ii) because of the Director’s Disability or death, all unvested Restricted Stock or Restricted Stock Units granted to such Director, to the extent not forfeited or cancelled on or prior to such event pursuant to any provision hereof or any agreement evidencing such Restricted Stock or Restricted Stock Units, shall vest and all restrictions shall lapse.

(2) Unless the Committee provides otherwise on or after the date of grant, in the event a Director’s membership on the Board expires or discontinued for any reason other than those set forth in Section 7(g)(1) above, all unvested Restricted Stock or Restricted Stock Units granted to such Director, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or any agreement evidencing such Restricted Stock or Restricted Stock Units, shall be forfeited on the date of such event without any payment of consideration by the Company to Director.

8. Other Awards

(a) Subject to Section 3 of the Plan, the Committee may grant cash-based, equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine, as set forth in an instrument evidencing such Awards. Without limiting the generality of the preceding sentence, each such Other Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/ or service-based conditions, including, without limitation, the Performance Measures, (iii) be in the form of cash, stock appreciation rights, phantom stock, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States and (v) be designed to qualify as Performance-Based Compensation; provided, that each equity-based or equity-related Other Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified (or will be determined using a formula that is specified) at the time of the grant of such Other Award. The

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exercise price per share of Common Stock covered by any stock appreciation right shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such stock appreciation right is granted, and the compensation payable pursuant to any stock appreciation right shall not exceed the excess of the Fair Market Value of a share of Common Stock on the date on which such stock appreciation right is exercised over the exercise price.

(b) The instrument evidencing each Other Award shall specify the consequences with respect to such Award (if any) of the Participant’s termination of employment or service as a Director or other relationship between the Company and the Participant holding such Award, a leave of absence, and the Participant’s death or Disability.

9. Performance-Based Compensation

(a) Calculation

The amount payable with respect to an Award that is intended to qualify as Performance-Based Compensation shall be determined in a manner permitted by Section 162(m) of the Code.

(b) Discretionary Reduction

The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to an Award made to a Covered Employee that is intended to qualify as Performance-Based Compensation, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a nonuniform manner among Participants.

(c) Performance Measures

The following are the Performance Measures upon which the payment or vesting of any Award (other than Options and stock appreciation rights) to a Covered Employee issued under this Plan that is intended to qualify as Performance-Based Compensation shall be based until the first annual meeting of stockholders of the Company that occurs in the fifth year following the year in which the stockholders approve the adoption of this Plan, unless the Committee earlier proposes for stockholder vote and the stockholders approve a change in the Performance Measures. The Performance Measures may be based on any one of, or a combination of, including ratios, increases, returns, any of the following: (i) financial metrics relating to present value added, return on assets, return on equity, income, earnings, profits, capital, cash flow, operating cost, margins, assets or shareholder equity, earnings before interest, taxes, depreciation and amortization, (ii) operational metrics relating to reserves, production, volume, maintenance, (iii) stock performance measures relating to stock price or total shareholder return, or (iv) health, safety and environmental measures relating to incident rates or citation.

Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (i) Performance Measures (and their measurement) and Performance Targets for such Performance Period, (ii) Target Awards for each Participant, and (iii) Performance Schedules for such Performance Period.

The measurement of any Performance Measure(s) shall be specified by the Committee and may exclude the impact of charges for restructurings, discontinued operations, extraordinary items,and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. Any Performance Measure(s) may be used to measure the performance of any Participant or group of Participants, or the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Prior to the payment of any Award intended to qualify as Performance-Based Compensation, the Committee must certify in writing that the applicable Performance Targets and any of the material terms thereof, were, in fact, satisfied.

Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Award that is not intended to qualify as Performance-Based Compensation that relate to other performance criteria in addition to the Performance Measures. In addition, the Committee may, subject to the terms of the Plan, provide for accelerated vesting of any award based on the achievement of Performance Targets.

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In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation and/or to amend previously granted Awards in a way that would disqualify them as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in this Section 9 and/or make such amendments.

10. Effect of Change in Control

Unless otherwise set forth in the instrument evidencing an Award, upon a Change in Control, (i) each outstanding Award that is eligible to vest based solely on the passage of time and/or the Participant’s continued service to the Company shall become fully vested and exercisable or settled in cash or stock, as applicable, and all restrictions thereon shall lapse and (ii) each outstanding Award that is eligible to vest based on the achievement of performance criteria shall vest and become exercisable or settled in cash or stock, as applicable, and the restrictions thereon shall lapse, with respect to the number of shares of Common Stock underlying such Award or the amount of cash that is equal to (a) the total number of shares of Common Stock underlying such Award or cash amount underlying an Award (including a Participant’s Target Award) that is eligible to vest based on performance during a Performance Period that includes the date of the Change in Control multiplied by (b) a fraction, the numerator of which is the number of days during such Performance Period that have elapsed prior to (and including) the date of the Change in Control and the denominator of which is the total number of days in such Performance Period, in each case as determined by the Committee. Any portion of an Award that is eligible to vest based on the achievement of performance criteria and does not vest pursuant to clause (ii) of the preceding sentence shall be forfeited as of the date of the Change in Control and the Participant shall have no further rights with respect thereto. With respect to any Award not described in the first sentence of this Section 10, the effect of a Change in Control on such Award (if any) shall be set forth in the instrument governing the terms of such Award.

11. Payments and Deferrals

(a) Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose. The Committee may (i) postpone the exercise of Options or stock appreciation rights (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time, (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents, (iv) stipulate in any agreement evidencing an Award, either at the time of grant or by subsequent amendment, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code) would disallow a tax deduction by the Company for all or a portion of such payment; provided, that the period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine in its sole discretion; and provided further that notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code, the Committee shall not take such action unless it determines that such action will not result in any adverse tax consequences for any Participant under Section 409A of the Code.

(b) If, pursuant to any Award granted under the Plan, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (i) not earlier than 30 days before such specified date and (ii) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date, in each case provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made.

(c) Notwithstanding the foregoing, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such Separation

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from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).

(d) If, pursuant to any Award granted under the Plan, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the Treasury Regulations.

12. Adjustment Upon Certain Changes

(a) In the event of any change in the Company’s capital structure on account of (i) any extraordinary dividend (stock or cash), stock dividend, stock split, reverse stock split, or any similar equity restructuring, or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divesture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any other similar event affecting the Company’s capital structure, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make such adjustments as it deems necessary or appropriate to (A) the maximum number of shares of Common Stock that may be issued through Awards under the Plan, (B) the maximum number of shares of Common Stock that may be issued through Incentive Stock Options under the Plan, (C) to the extent permitted under Section 162(m) of the Code, the maximum number of shares that may be granted to any individual Participant under the Plan; (D) the number or kind of shares subject to an outstanding Award; (E) subject to the limitation contained in Section 12(d), the exercise price applicable to an outstanding Award; (F) to the extent permitted under Section 162(m) of the Code, any measure of performance that relates to an outstanding Award; and (G) any other terms or conditions of outstanding Awards as the Committee in its discretion deems appropriate, in each case in order to reflect such change in the Common Stock.

(b) Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Awards would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

(c) In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall (x) provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable or vested) for a right with respect to some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment to the exercise price of the Options or stock appreciation rights or the number or kind of securities or amount of property subject to any Award and/or (y) cancel, effective immediately prior to such event, any outstanding Award (whether or not exercisable or vested) and in full consideration of such cancellation pay to the Participant an amount in cash, with respect to each underlying share of Common Stock, equal to the excess of (A) the value, as determined by the Committee in its discretion, of securities and/or property (including cash) received by such holders of shares of Common Stock as a result of such event over (B) the exercise price of the outstanding Options or Other Awards, if applicable, in each case, as the Committee may consider, in its sole discretion, necessary or appropriate to prevent dilution or enlargement of rights.

(d) Notwithstanding anything to the contrary in this Section 12, any action taken under this Section 12: (i) with respect to Incentive Stock Options, shall be taken only to the extent that it does not constitute a “modification” within the meaning of Section 424(h)(3) of the Code, (ii) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, (iii) with respect to Awards subject to Section 409A of the Code, shall conform to the requirements of Section 409A of the Code, and (iv) with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be taken only to the extent that the Committee determines that such actions may be taken

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without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment, substitution, cancellation or other action hereunder and, upon notice, such adjustment, substitution, cancellation or other action shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee may, in its discretion, decline to take action under this Section 12 with respect to any Award if the Committee determines that such action would violate (or cause the Award to violate) applicable law or result in adverse tax consequences to the Participant or to the Company. No provision of this Section 12 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

(e) Except as expressly provided in the Plan or any Award grant agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Southwestern or any other corporation. Except as expressly provided in the Plan, no issuance by Southwestern of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Award.

13. Rights Under the Plan

Except as otherwise expressly provided in any Award grant agreement, no person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted pursuant to the Plan until the date (if any) of the issuance of such shares or the date as of which the Company records the Participant or his or her nominee as the owner of such shares, free and clear of any restrictions or conditions pursuant to the Plan or any grant agreement hereunder, in its books and records. Except as otherwise expressly provided in Section 12 hereof, no adjustment of any Award shall be made for dividends or other rights for which the record date occurs prior to the date such share of Common Stock is issued or such record is made. Nothing in this Section 13 is intended, or should be construed, to limit the authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock underlying an Award if such share were issued or outstanding on the record date of such dividends, or from granting rights hereunder related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

14. No Special Employment Rights; No Right to Award

(a) Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any subsequent Award to such Participant (or any Award to any other Participant or other person) at any time, nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15. Securities Matters

(a) Southwestern shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, Southwestern shall not be obligated to cause to be issued or delivered any shares of Common Stock underlying Awards or recordation by the Company of the Participant or his or her nominee as the owner of Common Stock pursuant to the Plan unless and until Southwestern is advised by its counsel that the issuance and delivery of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of shares of Common Stock underlying Awards or recordation by the Company of the Participant or his or her nominee as the owner of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, as the Committee deems necessary or desirable.

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(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to Southwestern shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws and regulations and the requirements of any securities exchange on which shares of Common Stock are traded. Southwestern may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal, state or non-U.S. securities laws. Southwestern shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16. Withholding Taxes

(a) Payment of Taxes

Participants shall be solely responsible for any applicable taxes (including without limitation income and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting, settlement or exercise of any Award. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment under U.S. or non-U.S. law, including, without limitation, Section 409A of the Code.

(b) Cash Remittance

Whenever shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, and whenever any cash amount shall become payable in respect of any Award, Southwestern shall have the right to require the Participant to remit to Southwestern in cash an amount sufficient to satisfy federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant, vesting or payment prior to the delivery of such shares or recordation by the Company of the Participant or his or her nominee as the owner of such shares or the effectiveness of the lapse of such restrictions or making of such payment. In addition, upon the exercise or settlement of any Award in cash, or any payment with respect to any Award, Southwestern shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, settlement or payment.

(c) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, the Participant may tender to Southwestern a number of shares of Common Stock that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 16(a) hereof, if any.

(d) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise, grant or vesting of an Award, Southwestern shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the minimum federal, state, local and/or non-U.S. withholding tax requirements, if any, attributable to such exercise, grant or vesting, but not greater than the minimum withholding obligations. Such election shall satisfy the Participant’s obligations under Section 16(a) hereof, if any.

17. Amendment or Termination of the Plan

(a) The Plan and any Award may be amended, suspended or terminated at any time by the Board; provided that no amendment (i) to increase the number of shares of Common Stock that may be issued under the Plan, (ii) to increase any Award Limit or the Director Limit, (iii) to materially increase the benefits accruing to Participants granted Awards under the Plan, or (iv) to materially modify the requirements as to eligibility for participation in the Plan, shall be made without stockholder approval; provided, further, that no other amendments shall be made without stockholder approval if

SOUTHWESTERN ENERGY	94

stockholder approval is required under then applicable law, including any applicable tax, stock exchange or accounting rules, and that no amendment to the Plan or any Award shall violate the prohibition on repricing contained in Section 3(d). Nothing herein shall restrict the Company’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 17(b), no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b) The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided, however, that (i) no such amendment or modification shall be made without the Participant’s written consent if such amendment or modification would violate the terms and conditions of any other agreement between the Participant and the Company and (ii) unless the Committee determines otherwise, any such amendment or modification of an Award made pursuant to this Section 17(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 17(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 17(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the Award and the applicable agreement governing the terms of such Award.

18. No Obligation to Exercise

The grant to a Participant of an Award shall impose no obligation upon such Participant to exercise such Award.

19. Transfers Upon Death

Subject to Section 6(d), upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. Subject to Section 6(d), no transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind Southwestern unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award. Except as provided in this Section 19, Section 6(d), or as determined by the Committee at or after the date of grant, no Award shall be transferable, and shall be exercisable only by a Participant during the Participant’s lifetime.

20. Expenses and Receipts

The expenses of the Plan shall be paid by Southwestern. Any proceeds received by Southwestern in connection with any Award will be used for general corporate purposes.

21. Failure to Comply; Recoupment

(a) In addition to the remedies of Southwestern elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee may determine.

95	WWW.SWNANNUALMEETING.COM

(b) Notwithstanding anything in the Plan to the contrary, the Company will be entitled to the extent permitted or required by applicable law or Company policy as in effect from time to time to include in any Award agreement the Company’s right to recoup compensation of whatever kind paid by the Company or any of its Subsidiaries at any time to a Participant under the Plan.

22. Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

23. Effective Date and Term of Plan

The Plan was adopted by the Board on February 19, 2013 subject to the approval of the Plan by the stockholders of Southwestern. No grants of Awards may be made under the Plan after the tenth anniversary of the Effective Date.

SOUTHWESTERN ENERGY	96

SOUTHWESTERN ENERGY COMPANY
10000 ENERGY DRIVE
SPRING, TEXAS 77389

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Anne Taylor and Patrick Prevost as Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Southwestern Energy Company held of record by the undersigned on March 22, 2019, at the Annual Meeting of Shareholders to be held at the Company’s Headquarters, 10000 Energy Drive, Spring, Texas 77389 at 9:00 a.m. CDT on May 21, 2019, or any adjournments thereof.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. This proxy is revocable at anytime before it is exercised, the signer retaining the right to attend the meeting and vote in person.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, FOR the election of all nominees, and FOR Proposals 2, 3 and 4.

Non-Voting Items
Change of Address – Please print your new address below.	Comments – Please print your comments below.

(Continued, and to be dated and signed, on the other side)
SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2019

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, 2019 proxy statement and the 2018 annual report to shareholders are available free of charge at:
www.swnannualmeeting.com

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

1.	Call toll-free 1-866-257-2279 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. You will need your control number to access the system.

2.	Vote by Internet at our Internet Address: https://www.proxyvotenow.com/swn. You will need your control number to access the system.

3.	Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
PROXIES SUBMITTED BY THE INTERNET OR TELEPHONE MUST BE RECEIVED BY
11:59 P.M. EDT ON MAY 20, 2019.

PLEASE VOTE!

The Board of Directors recommends a vote FOR all nominees, and FOR Proposals 2, 3 and 4.

Proposals
1.	Election of Directors:	FOR	AGAINST	ABSTAIN
	01 – John D. Gass	☐	☐	☐
	02 – Catherine A. Kehr	☐	☐	☐
	03 – Greg D. Kerley	☐	☐	☐
	04 – Jon A. Marshall	☐	☐	☐
	05 – Patrick M. Prevost	☐	☐	☐
	06 – Anne Taylor	☐	☐	☐
	07 – William J. Way	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Advisory vote to approve compensation of our Named Executive Officers for 2018 (Say-on-Pay).	☐	☐	☐

3.	Proposal to approve an amendment to the Southwestern Energy Company 2013 incentive plan, to increase the number of shares authorized for issuance under the plan.	☐	☐	☐

4.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2019.	☐	☐	☐

Note:	In their discretion, to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.	☐
Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Date:		, 2019

Signature of Shareholder(s)

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲
VOTE BY INTERNET OR TELEPHONE
QUICK ★ ★ ★ EASY ★ ★ ★ IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY TELEPHONE: The toll free number is 1-866-257-2279. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 1 in order to vote on each proposal separately.

OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 2 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

VOTE BY INTERNET: The web address is https://www.proxyvotenow.com/swn. You will need your control number to access the system.

IF YOU VOTE BY TELEPHONE OR INTERNET—DO NOT MAIL THE PROXY CARD. THANK YOU FOR VOTING

Internet https://www.proxyvotenow.com/swn
Call ★ ★ Toll Free ★ ★ On a Touch-Telephone
1-866-257-2279
There is NO CHARGE to you for this call

CONTROL NUMBER
for Internet/Telephone Voting